EXECUTION COPY

EXHIBIT 2.3

AMENDED AND RESTATED

ASSET PURCHASE AGREEMENT

BY AND AMONG

OPPENHEIMER HOLDINGS INC.

OPPENHEIMER & CO. INC.

CANADIAN IMPERIAL BANK OF COMMERCE

CIBC WORLD MARKETS CORP.

AND

CERTAIN OTHER AFFILIATES OF CANADIAN IMPERIAL BANK OF COMMERCE AND OPPENHEIMER HOLDINGS INC. IDENTIFIED HEREIN

DATED AS OF JANUARY 14, 2008

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.01

Certain Definitions

ARTICLE II

PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

Section 2.01

Purchase and Sale of the Purchased Assets

Section 2.02

Real Property Leases

Section 2.03

Excluded Assets

Section 2.04

Assumption of Liabilities

Section 2.05

Assigned Engagements; Pending Syndications

Section 2.06

Prorations

Section 2.07

Consent of Third Parties

Section 2.08

Designated Buyer Affiliates

Section 2.09

Initial Closing

Section 2.10

Subsequent Closings

Section 2.11

Schedules

Section 2.12

Impact of Failure to Obtain Permits.

ARTICLE III

CONSIDERATION

Section 3.01

Closing Date Consideration

Section 3.02

Post-Closing Adjustments for Initial Closing Payments

Section 3.03

Deferred Purchase Price

Section 3.04

Payment of Deferred Purchase Price

Section 3.05

Reporting Covenants Relating to Deferred Purchase Price

Section 3.06

Review of Allocation Amounts

Section 3.07

Covenants for the Protection of the Deferred Purchase Price

Section 3.08

C Israel Indebtedness

Section 3.09

Allocation of Consideration

Section 3.10

Interim Results

ARTICLE IV
LABOR, EMPLOYMENT, BENEFITS AND RETENTION

Section 4.01

C Front Office Employees

Section 4.02

C Infrastructure Employees

Section 4.03

On-Campus Interview Offerees.

Section 4.04

Transferred Employees.

Section 4.05

Employment-Related Liabilities for Transferred C Employees

Section 4.06

Transferred C Employees

Section 4.07

Credit for Service

Section 4.08

401(k) Plan

Section 4.09

Pre-Closing Commissions

Section 4.10

Certain Plans

Section 4.11

[Intentionally Omitted]

Section 4.12

WARN Act.

Section 4.13

C Bonuses

Section 4.14

COBRA

Section 4.15

No Third-Party Beneficiaries

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLERS

Section 5.01

Organization; Authority

Section 5.02

No Violation; Consents and Approvals

Section 5.03

Absence of Undisclosed Liabilities; Financial Information

Section 5.04

Absence of Certain Changes or Events

Section 5.05

Title to Assets; Sufficiency

Section 5.06

Intellectual Property

Section 5.07

Legal Proceedings

Section 5.08

ERISA

Section 5.09

Labor Matters

Section 5.10

Certain Contracts and Arrangements

Section 5.11

Compliance with Laws; Licenses

Section 5.12

Brokers

Section 5.13

Taxes

Section 5.14

Broker-Dealer Matters

Section 5.15

Investment Purpose

Section 5.16

C Israel

Section 5.17

Insurance

Section 5.18

Disclosure

Section 5.19

No Other Representations or Warranties

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER PARENT AND BUYER

Section 6.01

Organization; Authority

Section 6.02

No Violation; Consents and Approvals

Section 6.03

Legal Proceedings

Section 6.04

Brokers

Section 6.05

Commission Filings

Section 6.06

Financial Statements

Section 6.07

Absence of Undisclosed Liabilities

Section 6.08

Capitalization

Section 6.09

Sufficient Funds

Section 6.10

Buyer Parent Shares

Section 6.11

Transferred O Businesses

Section 6.12

Broker-Dealer Matters

Section 6.13

Tax Status of Viner

Section 6.14

Disclosure

Section 6.15

No Other Representations or Warranties

ARTICLE VII

COVENANTS OF THE PARTIES

Section 7.01

Conduct of the Transferred C Businesses

Section 7.02

Conduct of the Transferred O Businesses

Section 7.03

Access; Confidentiality; Non-Disparagement, Etc.

Section 7.04

Best Efforts

Section 7.05

Consents

Section 7.06

HSR Act

Section 7.07

Regulatory Matters

Section 7.08

Public Announcements

Section 7.09

Tax Matters

Section 7.10

Reservation of Stock

Section 7.11

Cooperation

Section 7.12

No Solicitation

Section 7.13

Absence of Other Restrictive Covenants

Section 7.14

Use of Name

Section 7.15

Account Conversion and Technology Migration

Section 7.16

[Intentionally Omitted]

Section 7.17

Financing Transactions

Section 7.18

Transfer of Employee Permits

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF SELLER

Section 8.01

Conditions

ARTICLE IX

CONDITIONS TO OBLIGATIONS OF BUYER

Section 9.01

Conditions.

ARTICLE X

CONDITIONS TO SUBSEQUENT CLOSINGS

Section 10.01

Buyer and Buyer Parent Conditions

Section 10.02

Seller Conditions

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

Section 11.01

Termination Prior to Initial Closing

Section 11.02

Procedure and Effect of Termination Prior to Initial Closing

Section 11.03

Partial Termination after Initial Closing

Section 11.04

Procedure and Effect of Partial Termination after Initial Closing

Section 11.05

Other Remedies

ARTICLE XII

FEES AND EXPENSES: SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

Section 12.01

Fees and Expenses

Section 12.02

Survival of Representations

Section 12.03

Sellers' Agreement to Indemnify

Section 12.04

Sellers' Limitation of Liability

Section 12.05

Buyer Parent's and Buyer's Agreement to Indemnify

Section 12.06

Buyer Parent's and Buyer's Limitation of Liability

Section 12.07

Third Party Claims

Section 12.08

Other Claims

Section 12.09

Other Indemnification Provisions

ARTICLE XIII

MISCELLANEOUS

Section 13.01

Further Assurances

Section 13.02

Notices

Section 13.03

Bulk Sales Laws

Section 13.04

Mail Received After Closing

Section 13.05

Entire Agreement

Section 13.06

Severability

Section 13.07

Binding Effect; Assignment

Section 13.08

No Third-Party Beneficiaries

Section 13.09

Counterparts

Section 13.10

Headings

Section 13.11

Governing Law; Jurisdiction

Section 13.12

WAIVER OF JURY TRIAL

Section 13.13

Specific Performance

Section 13.14

Amendment, Modification and Waiver

Section 13.15

No Setoff

SCHEDULES

Schedule A

-

C Israel Indebtedness
Schedule B

-

Credit Review Personnel

Schedule C

-

Loan Portfolio Management Group

Schedule D

-

Excluded Accounts

Schedule 2.01(a)

-

Purchased FFE

Schedule 2.01(b)

-

Personal Property Leases

Schedule 2.01(d)

-

Assigned Engagements and Assigned Engagement Receivables

Schedule 2.01(e)

-

Certain Assigned C Contracts

Schedule 2.01(h)

-

Assigned Permits

Schedule 2.01(i)

-

Transferred Accounts

Schedule 2.02(b)

-

Assumed Leases

Schedule 2.04(b)

-

Certain Excluded C Liabilities

Schedule 3.01(a)

-

Principles for Calculation of FFE Purchase Price

Schedule 3.01(b)

-

TS Purchase Price Illustration

Schedule 3.03(a)

-

Allocated Amount Formula

Schedule 3.03(b)

-

Calculation of Operating Income

Schedule 3.03(b)(iv)

-

Operating Income Reporting Illustration

Schedule 3.03(b)(vi)

-

Interest Rate Matters and Adjustment to Interest Rate on MS

Facility

Schedule 3.03(c)

-

Allocated Amount Illustration

Schedule 4.01

-

Transferred C Front Office Employees

Schedule 4.01(a)

-

Legal and Compliance Employees

Schedule 4.01(i)

-

UK Employees

SELLER DISCLOSURE SCHEDULE

Section 5.02(b)

-

Consents and Approvals

Section 5.03

-

Undisclosed Liabilities

Section 5.05(a)

-

Liens

Section 5.06(a)

-

Transferred C Business Applications and Intellectual Property

Rights

Section 5.06(b)

-

Agreements Pertaining to Intellectual Property

Section 5.06(c)

-

Intellectual Property Matters

Section 5.06(d)

-

Intellectual Property Conflicts

Section 5.07

-

Legal Proceedings

Section 5.08(a)

-

Benefit Plans

Section 5.08(c)

-

Severance; Vesting

Section 5.08(d)

-

Employee Matters

Section 5.09(a)

-

Labor Matters

Section 5.09(b)

-

WARN Act Issues

Section 5.10(a)

-

Contracts

Section 5.10(b)

-

Contract Disclosures

Section 5.10(c)

-

Certain Consents

Section 5.10(e)

-

Non-Cash Assigned Engagement Receivables

Section 5.11(a)

-

Permits

Section 5.11(b)

-

Seller Registered Representatives

Section 5.11(c)

-

Compliance

Section 5.13

-

Tax Matters

Section 15.14(c)

-

Broker Dealer Matters – Statutory Disqualifications

Section 15.14(e)

-

Broker Dealer Matters – Compliance

Section 15.14(f)

-

Broker Dealer Matters – Registrations

Section 15.14(g)

-

Broker Dealer Matters – SRO Memberships

Section 5.16(b)

-

C Israel Permits

Section 5.16(c)

-

C Israel Financial Statements

Section 5.16(d)

-

C Israel Undisclosed Liabilities

Section 5.16(e)

-

C Israel Support Agreements

Section 7.01

-

Conduct of the Transferred C Businesses

BUYER DISCLOSURE SCHEDULE

Section 6.02(b)

-

Consents and Approvals

Section 6.03

-

Litigation

Section 6.11(a)(i)

-

Permits

Section 6.11(a)(ii)

-

Employee Proceedings

Section 6.12(d)

-

Broker – Dealer Matters – General

Section 6.12(e)

-

Broker – Dealer Matters – Registrations

Section 6.12(f)

-

Broker – Dealer Matters – SRO Memberships

Section 7.02

-

Conduct of the Transferred O Businesses

EXHIBITS

Form of Warrant

A

Form of Viner Debenture

B

Form of Registration Rights Agreement

C

Terms of Service Agreement

D

Form of Clearing Agreement

E

Form of Research Agreement

F

Form of Electronic Trading Agreement

G

Terms of Loan Trading Facility Agreement

H

Form of Subordinated Term Loan Facility Agreement

I

Terms of Warehouse Facility Agreement

J

-i-

AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, dated as of January 14, 2008 (the "Agreement"), by and among Oppenheimer Holdings Inc., a Canadian corporation ("Buyer Parent"), Oppenheimer & Co. Inc., a New York corporation and a wholly-owned indirect broker/dealer subsidiary of Buyer Parent ("Buyer"), Canadian Imperial Bank of Commerce, a Canadian chartered bank ("Seller Parent"), CIBC World Markets Corp., a Delaware corporation and a wholly-owned indirect broker/dealer subsidiary of Seller Parent (the "Company"), and CIBC World Markets plc, a public limited company organized under the laws of England and a wholly-owned direct broker/dealer subsidiary of Seller Parent ("UK Seller").  Each of Seller Parent, the Company and UK Seller is referred to herein individually as a "Seller" and collectively as "Sellers."  Capitalized terms used herein have the meanings set forth in Article I.

W I T N E S S E T H:

WHEREAS, the parties entered into an Asset Purchase Agreement, dated as of November 2, 2007, and desire to amend and restate such agreement to read as set forth herein;

WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, certain assets of Sellers constituting the Transferred C Businesses, as currently conducted by Sellers, upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, upon the terms and subject to the conditions hereinafter set forth, at or following the Initial Closing, certain employees of Sellers will be offered employment with Buyer or a Designated Buyer Affiliate;

WHEREAS, in accordance with the O Transfer and Support Agreement, at or prior to the Initial Closing, Buyer will establish the OIB Division as a new division of Buyer;

WHEREAS, at the Initial Closing, the parties hereto and certain of their Affiliates, as applicable, will enter into certain other Ancillary Agreements in order to consummate and implement the transactions contemplated hereby;

WHEREAS, concurrently herewith, (i) C Bank and Viner have entered into a commitment letter providing for C Bank's commitment, subject to the terms thereof, to provide a senior credit facility to Viner upon the terms as provided in the Senior Credit Commitment Letter (the "Senior Credit Commitment Letter"), (ii) the Company, Seller Parent and Buyer have entered into a transition services agreement, effective as of the Initial Closing Date, with respect to certain services to be provided to the OIB Division following the Initial Closing (the "Transition Services Agreement"); (iii) the Company, Seller Parent and Buyer have entered into a transition services agreement, effective as of the Initial Closing Date, with respect to certain technology matters relating the Transferred C Businesses (the "Software License and IT Services Agreement"), and (iv) the Company, Buyer Parent and Buyer have entered into a transfer and support agreement, effective as of the Initial Closing Date, with respect to certain services to be provided to the OIB Division following the Initial Closing (the "O Transfer and Support Agreement"); and

WHEREAS, at the Initial Closing, Seller Parent and certain of its Affiliates will enter into certain financing arrangements to support the operations of the OIB Division following the Initial Closing.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1

Certain Definitions

.  The following terms shall have the following meanings when used in this Agreement:

"10% Cap" shall have the meaning which shall be ascribed to it in the Warehouse Facility Agreement.

"300 Madison Lease" means the lease between BFP 300 Madison II LLC as landlord and CIBC Delaware Holdings Inc. as tenant dated March 30, 2001 and as amended and restated on April 24, 2002 for the premises located at 300 Madison Avenue, New York, New York.

"300 Madison Liabilities" means (i) any actual or alleged breach of the 300 Madison Lease by Seller or any of its Affiliates; (ii) any failure of the Service Agreement to be valid (other than due to the fault of Buyer or its Affiliates); and (iii) any inability of Buyer or its Affiliates (including any employees of the Transferred O Businesses) to occupy the portion of the premises demised by the 300 Madison Lease contemplated by the Service Agreement, including any and all costs associated with the identification and procurement of additional space as contemplated by the Service Agreement, the preparation and build-out of any such replacement space, and the movement of Buyer's assets and personnel into such replacement space.

"2008 Bonus" has the meaning set forth in Section 4.13(b).

"AA Disputed Items" has the meaning set forth in Section 3.06(c).

"AA Referral Firm" has the meaning set forth in Section 3.06(c).

"AA Resolution Period" has the meaning set forth in Section 3.06(c).

"Accelerated Shares" has the meaning set forth in Section 4.10(a).

"Account Conversion MOU" has the meaning set forth in Section 7.15(c).

"Affiliate" means, with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

"Agreement" has the meaning set forth in the Preamble.

"Allocated Amount" has the meaning set forth in Section 3.03(a).

"Alternate Space" has the meaning set forth in Section 2.07(b).

"Ancillary Agreements" means the agreements set forth in Section 2.09(a), including the Loan Trading Facility Agreement, the Subordinated Term Loan Facility Agreement, the Warehouse Facility Agreement, the O Transfer and Support Agreement, the Transition Services Agreement and the Software License and IT Services Agreement.

"Annual Statement" has the meaning set forth in Section 3.05(iii).

"Applicable Client" has the meaning set forth in Section 7.12(b).

"Applicable Transaction" has the meaning set forth in Section 7.12(b).

"Asia Seller" means Seller Parent, solely in relation to (i) the unincorporated branches of Seller Parent located in Hong Kong and Singapore and (ii) the representative office of Seller Parent located in Beijing, which branches and representative office Seller Parent operates partially in respect the aspects of the Transferred C Businesses conducted in such jurisdictions.

"Assigned C Contracts" has the meaning set forth in Section 2.01(e).

"Assigned Engagements" means (i) all Engagements which, as of the Initial Closing Date or the applicable Subsequent Closing Date, as the case may be, have not been fully and finally performed by the applicable Seller, and (ii) all Completed Assigned Engagements, in each case, together with, subject to Section 2.05, all benefits and obligations thereunder, including all Assigned Engagement Receivables owing or accruing thereunder as of or after the applicable Closing Date and all of Sellers' indemnities, contributions, claims and other rights thereunder.

"Assigned Engagement Receivables" means, collectively, Expense Income and Fee Income.

"Assigned Permits" has the meaning set forth in Section 2.01(h).

"Assumed C Liabilities" has the meaning set forth in Section 2.04.

"Assumed Facilities Contracts" has the meaning set forth in Section 2.02(b).

"Assumed Leases" means those certain leases, or subleases, as applicable, for the branch locations of Seller located in San Francisco, California, Menlo Park, California, Denver, Colorado and Baltimore, Maryland or otherwise listed on Schedule 2.02(b).

"Books and Records" means, to the extent related to the Transferred C Businesses: all books and records and files; all client files and client records; promotional data; customer lists; data; records and files (personal and otherwise) related to the Transferred C Employees; business plans; reference catalogs; Tax records; and Tax Returns and any other similar records and data (including all computerized records and other computerized storage media) of Seller or its Affiliates, including the Retained Books and Records.

"Business Applications" means, collectively, the Transferred C Business Applications, the Transition Software, the Shared Applications and the Third Party Software.

"Business Applications Servers" means the computer hardware that is used to host, operate and/or support any of the Business Applications.

"Business License Agreement" has the meaning set forth in Section 5.06(b).

"Business Management Employee" has the meaning set forth in Section 4.01(e).

"Buyer" has the meaning set forth in the Preamble.

"Buyer Claims" has the meaning set forth in Section 12.03.

"Buyer COBRA Costs" has the meaning set forth in Section 4.14.

"Buyer Confidential Information" has the meaning set forth in Section 7.03(b).

"Buyer Disclosure Schedule" means the document delivered by Buyer to Seller simultaneously with the execution hereof containing the information required to be included therein pursuant to this Agreement.

"Buyer Indemnitees" has the meaning set forth in Section 12.03.

"Buyer Parent" has the meaning set forth in the Preamble.

"Buyer Parent Commission Documents" means (i) its annual statements on Form 10-K for its fiscal years ended December 31, 2004, 2005 and 2006, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, June 30 and September 30, 2007, (iii) any Form 8-Ks filed in the past fiscal year and (iv) Buyer Parent's proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of Buyer Parent held since December 31, 2004.

"Buyer Parent Financial Statements" has the meaning set forth in Section 6.06.

"Buyer Parent Shares" means shares of Buyer Parent's Class A Common Stock or such other comparable capital stock of Buyer Parent as is listed for trading on the NYSE as of the Deferred Payment Date.

"Buyer Registered Representatives" has the meaning set forth in Section 6.11(a)(iii).

"Buyer Related Instruments" has the meaning set forth in Section 6.01(b).

"C Bank" means CIBC Inc., a Delaware corporation.

"C Delaware Holdings" means CIBC Delaware Holdings, Inc., a Delaware corporation.

"C Front Office Employees" has the meaning set forth in Section 4.01(a).

"C Infrastructure Employees" has the meaning set forth in Section 4.02.

"C Israel" means CIBC Israel Ltd., an Israeli corporation.

"C Israel Cash" has the meaning set forth in Section 3.08(a).

"C Israel Financial Statements" has the meaning set forth in Section 5.16(c)(i).

"C Israel Indebtedness" means intercompany indebtedness, receivables and delegations owed by C Israel to Seller and/or its Affiliates as set forth on Schedule A hereto.

"C Israel Loan Repayment" has the meaning set forth in Section 3.08(a).

"C Israel Shares" means all of the outstanding shares of C Israel.

"C Israel Support Arrangements" means any and all guarantees, letters of credit and other similar agreements or arrangements provided by Seller Parent or any of its Subsidiaries for the benefit of C Israel for regulatory or other purposes.

"CIBC Severance Plans" has the meaning set forth in Section 4.05(b).

"Claims" has the meaning set forth in Section 12.07.

"Clearing Agreement" means the clearing agreement between the Company and Buyer to be dated as of the Initial Closing Date relating to certain clearing services to be provided by Company to the OIB Division after the Initial Closing, substantially in the form attached as Exhibit E.

“Clearing-Dependent IT Migration” means any IT Migration that involves software or systems that support any clearing activities related to the Transferred C Businesses (other than the execution and clearing of Canadian trades).

"Clearing Costs" has the meaning set forth in Schedule 3.03(b).

"Closing" means, as applicable, the Initial Closing or a Subsequent Closing.

"Closing Date" means, as applicable, the Initial Closing Date or a Subsequent Closing Date.

"COBRA Requirements" has the meaning set forth in Section 4.14.

"Code" means the United States Internal Revenue Code of 1986, as amended, and the Treasury rules and regulations thereunder.

"Commission" means the United States Securities and Exchange Commission.

"Company" has the meaning set forth in the Preamble.

"Comparable Offer" has the meaning set forth in Section 4.01(a).

"Compensation Cost" has the meaning set forth in Schedule 3.03(b).

"Completed Assigned Engagements" means all Engagements with respect to which all services to be rendered by the applicable Seller have been fully performed as of the Initial Closing or the applicable Subsequent Closing, whether or not the customer or client has been invoiced in respect of such services, but with respect to which Assigned Engagements Receivables remain outstanding or with respect to which the applicable engagement, retention, underwriting placement agency or similar agreement contains rights of Sellers and their Affiliates to payments or other compensation or consideration with respect to future events.

"Confidentiality Agreement" has the meaning set forth in Section 7.03(e).

"Consent" has the meaning set forth in Section 2.07(b).

"Contract" or "Contracts" means any contract, agreement, lease, indenture, mortgage, deed of trust, evidence of indebtedness, or binding commitment, written or oral.

"Credit Facility" has the meaning set forth in the Senior Credit Commitment Letter.

"Credit Review Personnel" means those individuals identified on Schedule B hereto.

"C UK Employees" has the meaning set forth in Section 4.01(h).

"C UK Front Office Employees" means those C UK Employees employed primarily as a banker or other front office employee.

"Damages" has the meaning set forth in Section 12.03.

"Debenture Amount" hast he meaning set forth in Section 3.04(b).

"Deferred Payment Notice" has the meaning set forth in Section 3.04(b).

"Deferred Payment Date" has the meaning set forth in Section 3.03.

"Deferred Purchase Price Payment" has the meaning set forth in Section 3.03.

"Designated Account" has the meaning set forth in Section 3.04(a).

"Designated Buyer Affiliate" has the meaning set forth in Section 2.08.

"Electronic Trading Agreement" means an Electronic Trading Agreement, to be entered into as of the Initial Closing Date by Buyer and the Company or its applicable Affiliate, substantially in the form of Exhibit G.

"Engagement" means any engagement or retention accepted or undertaken as part of the Transferred C Businesses by or on behalf of a third party, in respect of any financial advisory, investment banking, underwriting, loan syndication, private placement agency, trading, or other services performed by the Transferred C Businesses, whether or not the subject of any written Contract or otherwise documented.

"Engagement Contracts" has the meaning set forth in Section 2.01(e).

"Environmental Laws" means any applicable Law relating to the pollution or protection of the environment.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

"Estimated FFE Purchase Price" has the meaning set forth in Section 3.01(a)(ii).

"Estimated TS Purchase Price" has the meaning set forth in Section 3.01(b)(ii).

"Excepted Ancillary Agreements" means the Warehouse Facility Agreement, the Loan Trading Facility Agreement, the Subordinated Term Loan Facility Agreement, or if applicable, the Credit Facility, the Clearing Agreement, the Registration Rights Agreement, the Transition Services Agreement, the Software License and IT Services Agreement and any ancillary agreement, instrument or document with respect to any of the foregoing.

"Excess Retention Losses" has the meaning set forth in Schedule 3.03(b).

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exchange Shares" means any shares, rights, seats or other benefits held or received by Sellers in respect of or in exchange for membership in any securities exchange or SRO.

"Excluded Accounts" means certain employee and special purpose accounts that are not material to the Transferred C Businesses, which accounts are listed on Schedule D.  Schedule D is subject to Section 2.11.

"Excluded C Assets" has the meaning set forth in Section 2.03.

"Excluded C Liabilities" has the meaning set forth in Section 2.04(b).

"Excluded Engagement Liabilities" has the meaning set forth in Section 2.04(b)(vii).

"Excluded Permits" means, collectively, (i) all Permits which may not be legally assigned or transferred to Buyer or the applicable Designated Buyer Affiliate, (ii) the Company's broker-dealer registration with the Commission and the Company's and its Affiliates' registrations under state, provincial or foreign "blue sky" or similar Laws, (iii) the Company's and its Affiliates' memberships with the NYSE and all other securities exchanges and markets, (iv) the Company's and its Affiliates' memberships with FINRA and each other SRO, (v) the Company's and its Affiliates' qualifications to do business as a foreign entity in any state, province or other jurisdiction, and (vi) the Company's futures commission merchant license.

"Expense Income" means amounts received by Buyer or its Affiliates from third parties constituting reimbursements of expenses incurred in performing services pursuant to Assigned Engagements or in the form of indemnification, contribution or similar recoveries from third parties in respect of services performed pursuant to Assigned Engagements.

"Failed Subsequent Closing" has the meaning set forth in Section 11.03.

"Fair Market Value" means, with reference to the Buyer Parent Shares, the average closing prices on the New York Stock Exchange of the Buyer Parent Shares over the fifteen (15) trading days ending five (5) trading days prior to applicable date.

"Fee Income" means all amounts received by Buyer or its Affiliates from third parties constituting compensation for services performed pursuant to Assigned Engagements, including fees and commissions, but excluding amounts constituting Expense Income.

"FFE Purchase Price" has the meaning set forth in Section 3.01(a)(i).

"Final Allocation" has the meaning set forth in Section 3.09(b).

"Final FFE Purchase Price" has the meaning set forth in Section 3.02(d).

"Final Initial Closing Date Statement" has the meaning set forth in Section 3.02(d).

"Final Initial Purchase Price Allocation" has the meaning set forth in Section 3.09(a).

"Final TS Purchase Price" has the meaning set forth in Section 3.02(d).

"FINRA" means the Financial Industry Regulatory Authority.

"FIRPTA Certificate" has the meaning set forth in Section 2.09(b)(ii)(B).

"Function" has the meaning set forth in Section 7.15(a).

"GAAP" means generally accepted accounting principles in the United States, consistently applied.

"Governmental Entity" means any court, administrative agency or commission, government, SRO, federal, state, provincial, municipal, local or other governmental entity, authority or instrumentality, whether domestic or foreign, or any court, tribunal or arbitrator.

"Gross Revenues" has the meaning set forth in Schedule 3.03(b).

"HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Identified Proprietary Trading Personnel" has the meaning set forth in Section 4.01(f).

"Inactive Employee" has the meaning set forth in Section 4.01(b).

"Incentive Shares" has the meaning set forth in Schedule 4.10(c).

"Initial Bill of Sale" has the meaning set forth in Section 2.09(b)(ii)(A).

"Initial Closing" has the meaning set forth in Section 2.09.

"Initial Closing Date" has the meaning set forth in Section 2.09.

"Initial Closing Date Statement" has the meaning set forth in Section 3.02(b).

"Intellectual Property Rights" means, collectively: Internet domain names; patents and rights to industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); Trademarks; copyrights (including any registrations and applications for any of the foregoing); and rights to Trade Secrets.

"Interest Incurred" has the meaning set forth in Schedule 3.03(b).

"Interim Results Statement" has the meaning set forth in Section 3.10(a).

"Israeli Tax Code" has the meaning set forth in Section 5.13(i)(xii).

"IT Migration" has the meaning set forth in Section 7.15(a).

"IT Migration Notice" has the meaning set forth in Section 7.15(d).

"Labor Laws" means any applicable Laws relating to employment and employment practices.

"Landlord Consent Date" means, with respect to each Assumed Lease, if and to the extent required, the date, if later than the Initial Closing Date, which the landlord with respect to such lease consents to the sublease or assignment contemplated hereby, as applicable.

"Law" or "Laws" means any and all federal, state, local, municipal, territorial and foreign laws, statutes, ordinances, codes, standards, requirements, criteria, rules, regulations, Orders, judgments and decrees of any and all Governmental Entities, including rules, guidelines and published interpretations of SROs.

"Legal and Compliance Employees" has the meaning set forth in Section 4.01(e).

"Legal Proceeding" means any action, lawsuit, litigation, demand, suit, hearing, investigation, indictment, notice of a violation, arbitration, appeal or other legal proceeding, whether civil, criminal, administrative or otherwise.

"Liabilities" means liabilities, responsibilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, whether due or to become due and whether or not required to be reflected or reserved against on a balance sheet under GAAP.

"Liens" means any and all liens, encumbrances, security interests, mortgages, pledges, claims, options, charges, easements, limitations, commitments, encroachments, option agreements, voting trusts or restrictions of any kind whatsoever.

"Loan Entity" means one or more Affiliates of Buyer Parent to be formed for the purposes of the Loan Trading Facility Agreement and the Warehouse Facility Agreement.

"Loan Portfolio Management Group" means those individuals identified on Schedule C hereto.

"Loan Trading Facility Agreement" has the meaning set forth in Section 7.17(a).

"Material Adverse Effect" means any condition, event, circumstance, change or effect that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, assets, properties, results of operation, condition (financial or otherwise) or prospects of the Transferred C Businesses or the Purchased C Assets.

"Merger Control Laws" means any applicable U.S. and non-U.S. competition, antitrust or investment Laws, including, as relevant, the HSR Act.

"MS Facility, as amended" has the meaning set forth in the Senior Credit Commitment Letter.

"MS Facility" means, collectively, (i) that certain Senior Secured Credit Agreement, dated as of July 31, 2006 among E.A. Viner International Co., as Borrower, certain other parties defined therein, as Credit Parties, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Syndication Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, and a syndicate of lenders and (ii) each of the security agreements and other documents and agreements contemplated thereby to which Buyer or any Affiliate of Buyer is a party or is bound, in each case, as amended from time to time.

"Non-Clearing IT Migration" means any IT Migration that involves software or systems that do not support any clearing activities related to the Transferred C Business.

"Northbound Business" means that portion of Seller's business consisting of executing trades in securities listed on Canadian stock exchanges for the accounts of United States broker-dealer clients of the Transferred C Businesses, which accounts, following the Initial Closing, will be supported by Seller pursuant and subject to the Clearing Agreement.

"NYSE" means the New York Stock Exchange, Inc.

"O Transfer and Support Agreement" has the meaning set forth in the Recitals.

"OIB Deferral has the meaning set forth in Section 4.10(b)(vi).

"OIB Division" means the assets, Liabilities, personnel and activities of Buyer and its Affiliates comprising the Transferred O Businesses and, following the Initial Closing, including the Purchased C Assets, the Transferred C Employees and the Transferred C Businesses.

"OIB Incentive Plan" has the meaning set forth in Schedule 4.10.

"On-Campus Interview Employee" has the meaning set forth in Section 4.03.

"On-Campus Interview Offers" has the meaning set forth in Section 4.03.

"Operating Costs" has the meaning set forth in Schedule 3.03(b).

"Operating Income" has the meaning set forth in Schedule 3.03(b).

"Operating Margin" means Operating Income divided by Gross Revenues.

"Operating Services Management Fee" has the meaning set forth in the O Transfer and Support Agreement.

"Order" means any order, writ, judgment, arbitration or other award, injunction, decree, directive, decision, assessment, settlement or ruling of or by a Governmental Entity.

"Origination Fees" shall have the meaning which shall be ascribed to it in the Warehouse Facility Agreement.

"PC Disputed Items" has the meaning set forth in Section 3.02(d).

"PC Referral Firm" has the meaning set forth in Section 3.02(d).

"PC Resolution Period" has the meaning set forth on Section 3.02(d).

"Pending Loan Syndications" means commitments to provide financing or agreements to exercise best efforts to arrange financing which Sellers and their Affiliates have entered into in their conduct of the Transferred C Businesses, which subject financings have not closed as of the Initial Closing Date.

"Permit" means any consent, declaration, franchise, license, ratification, membership, registration, order, waiver, variance, certificate, approval or other authorization made available by or under the authority of any Governmental Entity or pursuant to any Law of any Governmental Entity.

"Permitted Liens" has the meaning set forth in Section 5.05.

"Person" means an individual, corporation, partnership, association, trust, limited liability company or other entity or organization, including a Governmental Entity.

"Personal Property Leases" has the meaning set forth in Section 2.01(b).

"Plans" has the meaning set forth in Section 5.08(a).

"Post-Closing Tax Period" with respect to the C Israel Shares, means any Tax period beginning after the Subsequent Closing Date applicable to the C Israel Shares and the portion of any Straddle Period beginning after the Subsequent Closing Date applicable to the C Israel Shares.

"Pre-Announcement Price" has the meaning set forth in Section 4.10(c).

"Pre-Closing Tax Period" with respect to the C Israel Shares, means any Tax period ending on or before the Subsequent Closing Date applicable to the C Israel Shares and the portion of any Straddle Period through the end of the Subsequent Closing Date applicable to the C Israel Shares.

"Premises" means (i) the premises subject to the Service Agreement and (ii) the premises subject to the Assumed Leases.

"Program" has the meaning set forth in Section 4.10(b)(vi).

"Promotional Materials" has the meaning set forth in Section 2.01(l).

"Proposed Final Allocation" has the meaning set forth in Section 3.09(b).

"Proposed Initial Purchase Price Allocation" has the meaning set forth in Section 3.09(a).

"Proprietary Software Application" means a software application that has been developed by or on behalf of Seller prior to the Initial Closing Date and in which Seller owns the copyrights to such software application as of the Initial Closing Date.

"Purchased C Assets" has the meaning set forth in Section 2.01.

"Purchased FFE" has the meaning set forth in Section 2.01(a).

"Reference Date" has the meaning set forth in Section 3.03(a).

"Reference Year" has the meaning set forth in Section 3.03(a).

"Registration Rights Agreement" means the registration rights agreement to be dated as of the Initial Closing Date between Seller Parent and Buyer Parent, substantially in the form attached as Exhibit C in relation to both the Warrant and the Buyer Parent Shares.

"Regulatory and Legal Costs" hast he meaning set forth in Schedule 3.03(b).

"Regulatory Filings" has the meaning set forth in Section 5.14(a).

"Rejection Deadline" has the meaning set forth in Section 4.01(i).

"Release" has the meaning set forth in Section 4.05(b).

"Relevant Entities" means the OIB Division, any other Person to whom Purchased C Assets are transferred or by which Transferred C Employees are hired and C Israel, in each case, together with such entities' respective successors or assigns.

"Remaining Amount" has the meaning set forth in Section 3.04(b).

"Required Approvals" means (i) necessary approvals from FINRA, and (ii) the expiration or termination of any applicable waiting periods (or extensions thereof) under the HSR Act, for the consummation of the transactions contemplated by this Agreement.

"Research Agreement" means the research agreement to be dated as of the Initial Closing Date between Buyer Parent, Buyer, Seller Parent and the Company relating to certain research services to be provided by Seller Parent to Buyer and by Buyer to Seller Parent and Seller after the Initial Closing, substantially in the form attached as Exhibit F.

"Retained Books and Records" means (i) all Books and Records that Sellers or their Affiliates are legally obligated to retain or are not legally permitted to transfer, (ii) all Tax Books and Records, (iii) all Books and Records in respect of Legal Proceedings, (iv) all Books and Records relating to Retained Employees or former employees, (v) all Books and Records pertaining solely or primarily to the Retained C Businesses, the Excluded C Assets, or the Excluded C Liabilities and (vi) all employee medical information and all Books and Records relating to employees' original hiring and all employee Books and Records with respect to which the applicable employee has not consented to transfer, to the extent such is required by applicable Law.

"Retained C Businesses" means (i) all of the businesses of Seller Parent and its Subsidiaries other than the Transferred C Businesses, (ii) the Company's and its Affiliates' U.S. real estate finance business, the Company's and its Affiliates' U.S. equity commodity structured products and finance businesses, the Company's stock lending business, the Company's and its Affiliates' U.S. proprietary trading business, the Company's and its Affiliates' merchant banking business, the Company's oil, gas and minerals and mining advisory and capital markets business conducted in its Houston, Texas office, and the Company's and its Affiliates' U.S. debt capital markets business to the extent not associated with or related to loan origination, trading and syndication and leveraged capital origination, trading and distribution, high-yield trading and sales and high-yield research and convertible bond sales and trading businesses or ICB distribution, including money market sales, auction rate securities sales, structured credit/marketing, fixed income trading and sales, municipal and government finance and debt syndication and foreign exchange, (iii) the activities performed by the Credit Review Personnel and the Loan Portfolio Management Group in connection with Seller Parent's retained Canadian loan syndication activities, and any commitments to extend credit, related loans, loan syndication, trading or related activities that the Company or its Affiliates may be involved in relating to the transactions contemplated by the Warehouse Facility Agreement, including activities as an agent or similar functions with respect to such transactions, (iv) the Company's and its Affiliates' existing loan portfolio, and (v) any activities of the Company and its Affiliates under the Research Agreement or the Clearing Agreement.

"Retained Employee" has the meaning set forth in Section 4.05(a).

"Retained Employee Liabilities" has the meaning set forth in Section 4.05(a).

"Retained Fee Income" means all Fee Income received by Buyer or its Affiliates from third parties in respect of services performed pursuant to Completed Assigned Engagements which was permitted to be invoiced to the applicable client on or prior to the Initial Closing Date or applicable subsequent Closing Date pursuant to the terms applicable to the Engagement, but excluding Fee Income paid pursuant to "tail" provisions to the extent that collection of Fee Income relating to such provisions requires the performance of any additional services or similar actions whatsoever.

"Retention Pool" has the meaning set forth in Section 4.10(b)(ii).

"RSA Plan" has the meaning set forth in Schedule 4.10(a).

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Seller" has the meaning set forth in the Preamble.

"Seller 401(k) Plan" has the meaning set forth in Section 4.08.

"Seller Claims" has the meaning set forth in Section 12.05.

"Seller COBRA Costs" has the meaning set forth in Section 4.14.

"Seller Confidential Information" has the meaning set forth in Section 7.03(c).

"Senior Credit Commitment Letter" has the meaning set forth in Section 3.04(b).

"Seller Disclosure Schedule" means the document delivered by Sellers to Buyer simultaneously with the execution hereof containing the information required to be included therein pursuant to this Agreement.

"Seller Indemnitees" has the meaning set forth in Section 12.05.

"Seller Parent" has the meaning set forth in the Preamble.

"Seller Registered Representatives" has the meaning set forth in Section 5.11(b).

"Seller Related Instruments" has the meaning set forth in Section 5.01(b).

"Senior Credit Commitment Letter" has the meaning set forth in the Recitals.

"Service Agreement" means a Service Agreement in respect of Buyer's sharing of a portion of the Premises subject to the 300 Madison Lease with Buyer in connection with the sale of the Transferred C Businesses pursuant to this Agreement, which Service Agreement shall relate to the spaces and provide for the economic and other terms described in the term sheet attached hereto as Exhibit D.

"Service Provider" has the meaning set forth in Section 2.07(b).

"Severance Cap" has the meaning set forth in Section 4.05(b)(ii).

"Share Amount" has the meaning set forth in Section 3.04(b).

"Shared Application" means a Proprietary Software Application that is used for purposes of the Transferred C Businesses and one or more of the Retained C Businesses as of the Initial Closing Date, but excluding the Transition Software.

"Shared Third Party Software" means Third Party Software that is used for purposes of the Transferred C Businesses and one or more of the Retained C Businesses as of the Initial Closing Date, but excluding the Transition Software.

"Software License and IT Services Agreement" has the meaning set forth in the recitals.

"Space" has the meaning set forth in Section 2.07(b).

"Specified C Infrastructure Employee" has the meaning set forth in Section 4.02.

"Specified Condition" has the meaning set forth in Section 10.01(b).

"SRO" means a Self Regulatory Organization registered under the Exchange Act, including FINRA.

"Straddle Period" with respect to the C Israel Shares, means any Tax period that includes, but does not end on, the Subsequent Closing Date applicable to the C Israel Shares.

"Subordinated Term Loan Facility Agreement" means the Subordinated Term Loan Facility Agreement and related documentation among the Company, C Bank and Viner providing for a subordinated term loan facility provided by the Company or C Bank to Viner to fund capital and liquidity requirements substantially in the form set forth on Exhibit I hereto.

"Subsequent Bill of Sale" has the meaning set forth in Section 2.10(d).

"Subsequent Closing Assets and Liabilities" has the meaning set forth in Section 2.10(a).

"Subsequent Closing Date" has the meaning set forth in Section 2.10(b).

"Subsequent Closing Outside Date" has the meaning set forth in Section 2.10(f).

"Subsequent Closings" means the closings provided for in Section 2.10(b).

"Subsequent Undertaking" has the meaning set forth in Section 2.10(d).

"Subsidiary" means any corporation, limited liability company, partnership, association, joint venture or other entity of which any Person (either alone or through or together with any other Person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such entity.

"Syndication Losses" has the meaning set forth in Schedule 3.03(b).

"Tax" means (i) any and all taxes, fees, levies, assessments, deficiencies, duties, tariffs, imposts and other charges or impositions of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, gross receipts, property, sales, transfer, recordation, bulk transfer, real property transfer and gains, use, license, excise, franchise, employment, social security, national health insurance, unemployment compensation, payroll, premium, withholding, alternative or added minimum, ad valorem, value added tax or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever; (ii) any Liability for the payment of any amounts described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability; and (iii) any Liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii).

"Tax Allocation Referral Firm" has the meaning set forth in Section 3.09(a).

"Tax Proceeding" has the meaning set forth in Section 7.09(c)(iii).

"Tax Return" means any return, declaration, report, claim for refund, information return or statement or similar statement that is filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

"Third Party Software" means software owned by a third party that is used for purposes of the Transferred C Businesses as of the Initial Closing Date

"Third Party Technology Services" means information technology related services provided by a third party service provider to the Transferred C Businesses as of the Initial Closing date, including hardware and software maintenance and support services.

"Title IV Plan" has the meaning set forth in Section 5.08(a).

"Trade Secrets" means, collectively, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

"Trademarks" means, collectively, all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing.

"Tranche 1 awards" has the meaning set forth in Section 4.10(b)(i).

"Tranche 2 awards" has the meaning set forth in Section 4.10(b)(ii).

"Transfer Tax Returns" has the meaning set forth in Section 7.09(a).

"Transfer Taxes" means federal, state, local, county, foreign or other conveyance, sales, use, excise, value, value added, registration, stamp, franchise, property, transfer, real property transfer, gains, recording, registration and similar Taxes, levies, charges, fees, together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto.

"Transferred Accounts" has the meaning set forth in Section 2.01(h).

"Transferred C Business Application" means a Proprietary Software Application that is used for purposes of or in connection with the Transferred C Business as of the Initial Closing Date and is not used by any of the Retained C Businesses and for which there is no plan as of the Initial Closing Date for any of the Retained C Businesses to use such Proprietary Software Application, and excluding the Transition Software.

"Transferred C Businesses" means (i) the Company's and its Affiliates' U.S. equity capital markets business performed currently and from time to time prior to the Initial Closing Date by the C Front Office Employees, including investment banking, equity sales and trading (excluding the Northbound Business) and research, (ii) the Company's and its Affiliates' U.S. debt capital markets business performed currently and from time to time prior to the Initial Closing Date by the C Front Office Employees, as it pertains to loan origination, trading and syndication and leveraged capital origination, trading and distribution, high-yield trading and sales and high-yield research (other than the Retained C Businesses), (iii) the Company's and its Affiliates' U.S. convertible bond and equity options sales and trading businesses performed currently and from time to time prior to the Initial Closing Date by the C Front Office Employees, (iv) the Company's and its Affiliates' U.S. investment banking business, including mergers and acquisitions and restructuring, (v) the business activities of the Transferred C Front Office Employees located in the United Kingdom, China (including Hong Kong) and Singapore and (vi) the entire business of the C Israel.

"Transferred C Employee" has the meaning set forth in Section 4.04.

"Transferred C Front Office Employees" means C Front Office Employees who accept offers of employment with Buyer or a Designated Buyer Affiliate.

"Transferred C HK/Asia Assets and Liabilities" means such Purchased C Assets currently owned by Asia Seller to be agreed upon by the Company and Buyer not later than ten (10) business days prior to each applicable Subsequent Closing in relation thereto together with any corresponding Assumed C Liabilities.

"Transferred C Infrastructure Employees" means C Infrastructure Employees who accept offers of employment with Buyer or a Designated Buyer Affiliate.

"Transferred C Securities" has the meaning set forth in Section 2.01(c).

"Transferred C UK Assets and Liabilities" means such Purchased C Assets currently owned by UK Seller to be agreed upon by the Company and Buyer not later than ten (10) business days prior to the applicable Subsequent Closing in relation thereto together with any corresponding Assumed C Liabilities.

"Transferred O Businesses" means all property, assets and rights in Buyer's investment banking, equity sales and trading and research business, including (i) Permits, contracts, intellectual property, books and records, customer lists, equipment, furniture, fixtures, improvements and other tangible and intangible assets primarily used in such businesses, and (ii) all Liabilities of such businesses for periods after the Initial Closing, but, for the avoidance of doubt, excluding Buyer's and its Affiliates' syndication business with respect to closed-end funds, investment products and other retail businesses and the foregoing items related thereto.

"Transition Period" has the meaning set forth in Section 4.14.

"Transition Services Agreement" has the meaning set forth in the Recitals.

"Transition Software" means the software set forth in the Software and IT Services Agreement.

"Treasury Regulations" means regulations issued under the Code, as amended.

"TS Purchase Price" has the meaning set forth in Section 3.01(b)(i).

"TUPE" has the meaning set forth in Section 4.01(h).

"UK Employees" has the meaning set forth in Section 4.01(h).

"UK Seller" has the meaning set forth in the Preamble.

"US Affiliate" means, with respect to a specified Person, a Person that is organized under the Laws of the United States or any state thereof, and is an Affiliate of the Person specified.

"Viner" means E.A. Viner International Co., a Delaware corporation.

"Viner Debentures" means debentures substantially in the form attached as Exhibit B issued by Viner.

"Warehouse Facility Agreement" has the meaning set forth in Section 7.17(a).

"WARN Act" means the Worker Adjustment and Retraining Notification Act.

"WARN Obligations" has the meaning set forth in Section 4.12(a).

"Warrant" means a warrant exercisable for shares of Buyer Parent Shares, substantially in the form attached hereto as Exhibit A.

"Wealth Accumulation Plan" has the meaning set forth in Section 4.11(d).

Section 1.02

Certain Terms

.

(a)

The term "business day" means any day other than a Saturday, Sunday or other day on which the NYSE is not open for trading.

(b)

When used in this Agreement, the word "including" shall be deemed to mean "including, without limitation."

(c)

Unless otherwise provided in this Agreement, all references to "dollars" or "$" shall be to U.S. dollars.

(d)

Unless otherwise provided, all references to Sections, Articles, Schedules and Exhibits shall be deemed to mean such Sections, Articles, Schedules or Exhibits "of this Agreement."

(e)

The terms defined in this Agreement have the meanings assigned to them and include the plural as well as the singular and the pronouns of either gender or neuter, shall include, as appropriate, the other pronoun forms.

ARTICLE II

PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

Section 2.1

Purchase and Sale of the Purchased Assets

.  Upon the terms and subject to the conditions contained herein, Buyer agrees to purchase, or, subject to Section 2.08, cause a Designated Buyer Affiliate to purchase, from Sellers at the Initial Closing or, subject to Section 2.10, the applicable Subsequent Closing, and the applicable Sellers agree to, and agree to cause their respective Affiliates to, sell, grant, convey, assign, transfer and deliver to Buyer or such Designated Buyer Affiliate at the Initial Closing or the applicable Subsequent Closing, all of such Seller's or Affiliate's right, title and interest in and to the Purchased C Assets, free and clear of all Liens, other than Permitted Liens.  "Purchased C Assets" means, as applicable, the Company's, UK Seller's and Asia Seller's, or their respective Affiliates', entire right, title and interest in and to all assets, other than Excluded Assets, used solely or primarily in, the Transferred C Businesses, including (i) the Assumed Leases and the Assumed Facilities Contracts and (ii) all of the following assets, properties and rights:

(a)

Furniture, Fixtures and Equipment.  All furniture, fixtures, leasehold improvements (other than leasehold improvements in respect of the Premises subject to the 300 Madison Lease), equipment, computer equipment (other than the Business Applications and the Business Applications Servers) and peripherals, telephone equipment and other personal property that are (i) listed on Schedule 2.01(a) (which Schedule is subject to Section 2.11 and may be further updated by the Company in good faith and with the prior written consent of Buyer (not to be unreasonably withheld) between the date of this Agreement and the Initial Closing Date and/or the applicable Subsequent Closing Date, as necessary, to reflect any items or changes that have arisen in the ordinary course of business), (ii) (A) used solely or primarily in the Transferred C Businesses, (B) located at the Premises, and (C) owned by any Seller or its Affiliates, in each case, together with all assignable warranties and similar rights with respect to those items, or (iii) otherwise agreed upon between Buyer and the Company (the "Purchased FFE").

(b)

Personal Property Leases.  Subject to Sections 2.06 and 2.07, all leases and other possession or usage rights for all leased or otherwise unowned furniture, equipment, computer equipment and peripherals, telephone equipment and other personal property that are (i) listed in Schedule 2.01(b) (which Schedule is subject to Section 2.11 and may be further updated by the Company in good faith and with the prior written consent of Buyer (not to be unreasonably withheld) between the date of this Agreement and the Initial Closing Date and/or the applicable Subsequent Closing Date, as necessary, to reflect any items or changes that have arisen in the ordinary course of business), (ii) (A) used solely or primarily in the operation of the Transferred C Businesses, (B) located at the Premises and (C) leased, possessed or otherwise used by any Seller or its Affiliates, together with any security or similar deposits given or made by Seller held by the applicable lessor or owner relating to those leases or similar rights, or (iii) otherwise agreed upon between Buyer and the Company (the "Personal Property Leases").

(c)

Transferred Securities.  Certain marketable securities, investments, positions, tradable interests, instruments and other financial assets, in each case, prices or values for which may be readily obtained from customary third party pricing or quotation services, relating to the capital markets business which Buyer and the Company mutually agree in good faith are included among the Transferred C Businesses prior to the Initial Closing Date (the "Transferred C Securities").  Anything to the contrary notwithstanding, the Transferred C Securities shall not include any Exchange Shares.

(d)

Assigned Engagements.  Subject to Sections 2.05, 2.06 and 2.07, the Assigned Engagements, including those identified on Schedule 2.01(d); and subject to Section 2.05, all Assigned Engagement Receivables outstanding as of or arising following the Initial Closing Date or the applicable Subsequent Closing Date, including those identified as such on Schedule 2.01(d).  Schedule 2.01(d) is subject to Section 2.11 and may be further updated by the Company in good faith and with the prior written consent of Buyer (not to be unreasonably withheld) between the date of this Agreement and the Initial Closing Date and/or the applicable Subsequent Closing Date, as necessary, to reflect any items or changes that have arisen in the ordinary course of business.

(e)

Certain Contracts.  Subject to Sections 2.05, 2.06 and 2.07, all of the Company's rights, title and interest in and to all engagement letters, retention letters, underwriting agreements, placement agency agreements or other Contracts in respect of the Assigned Engagements (collectively, "Engagement Contracts"), including those set forth on Schedule 2.01(e), Contracts governing or establishing the Transferred Accounts, including those set forth on Schedule 2.01(e), and any other Contracts relating solely or primarily to the Transferred C Businesses, including those identified on Schedule 2.01(e), but excluding Contracts covered by the Software License and IT Services Agreement and any Plans relating to the Transferred C Businesses (together with the Personal Property Leases, the Assumed Leases and the Assumed Facilities Contracts, the "Assigned C Contracts").  Schedule 2.01(e) is subject to Section 2.11 and may be further updated by the Company in good faith and with the prior written consent of Buyer (not to be unreasonably withheld) between the date of this Agreement and the Initial Closing Date and/or the applicable Subsequent Closing Date to reflect any items or changes that have arisen in the ordinary course of business.

(f)

Books and Records.  All Books and Records other than the Retained Books and Records.

(g)

C Israel.  All of the C Israel Shares.

(h)

Certain Permits.  All of the Company's right, title and interest in and to those Permits relating solely or primarily to the Transferred C Businesses to the extent transferable under applicable Law, including the Permits identified on Schedule 2.01(h) (which Schedule is subject to Section 2.11 and may be further updated by the Company in good faith and with the prior written consent of Buyer (not to be unreasonably withheld) between the date of this Agreement and the Initial Closing Date and/or the applicable Subsequent Closing Date, as necessary, to reflect any additions or deletions thereto in the ordinary course of business), but excluding the Excluded Permits (the "Assigned Permits").

(i)

Certain Accounts.  All of the Company's right, title and interest in and to all accounts maintained by the Company and its U.S. Affiliates that comprise the Transferred C Businesses, including all brokerage and other accounts of C Israel, all of which are maintained by the Company, all DVP/RVP accounts maintained by the Company and its U.S. Affiliates and comprising the Transferred C Businesses and such other customer accounts maintained by the Company or its U.S. Affiliates and comprising the Transferred C Businesses, including those identified on Schedule 2.01(i), but excluding the Excluded Accounts (the "Transferred Accounts").  Schedule 2.01(i) is subject to Section 2.11 and may be further updated by the Company in good faith and with the prior written consent of Buyer (not to be unreasonably withheld) between the date of this Agreement and the Initial Closing Date to reflect any items that have arisen in the ordinary course of business.

(j)

Claims.  All claims, causes of action, defenses and rights of offset or counterclaim at any time or in any manner arising or existing, whether choate or inchoate, known or unknown, contingent or noncontingent, to the extent relating solely or primarily to the Assumed C Liabilities or the Purchased C Assets; provided that the foregoing shall not include any claims, causes of action, defenses and rights of offset or counterclaim relating to the Excluded Liabilities and, provided, further, that Buyer shall indemnify, defend and hold harmless Sellers from and against any counterclaims asserted against Sellers in respect of any of the foregoing transferred to Buyer except to the extent that any such counterclaims relate to Retained C Liabilities.

(k)

Goodwill.  The goodwill of the Transferred C Businesses.

(l)

Promotional Materials.  Subject to Section 7.14, advertising, marketing, sales and promotional materials used solely or primarily in or in respect of the Transferred C Businesses, including all research reports previously published by the Transferred C Businesses (collectively, "Promotional Materials").

Section 2.2

Real Property Leases

.

i)  Service Agreement.  Upon the terms and subject to the conditions contained herein, including Section 2.07, at the Initial Closing Date, Buyer shall, and Seller Parent shall cause C Delaware Holdings to, execute and deliver to one another the Service Agreement.

(b)

Assumed Leases.  Upon the terms and subject to the conditions contained herein, including Sections 2.06 and 2.07, and subject to any agreements relating to the sharing of facilities pursuant to the Transition Services Agreement, Buyer agrees to assume from the Company at the applicable Landlord Consent Date, and the Company agrees to assign to Buyer at such Landlord Consent Date, all of the Company's right, title and interest in, to and under (i) the Assumed Leases and (ii) all Contracts to which the Company is a party relating to the provision of services to the Premises subject to the Assumed Leases, including, e.g., janitorial, electric and water Contracts, but excluding Contracts relating to services to be provided by the Company or its Affiliate pursuant to the Software License and IT Services Agreement or the Transition Services Agreement (the "Assumed Facilities Contracts").

(c)

All lease assignments and landlord consents necessary to effect the transactions contemplated by this Section 2.02 shall be in form and substance reasonably satisfactory to Buyer.

Section 0.2

Excluded Assets

.  Anything to the contrary notwithstanding, the following shall not constitute Purchased C Assets and shall not be sold, assigned or transferred by Sellers or their Affiliates to Buyer or any Designated Buyer Affiliate (collectively, the "Excluded C Assets"):

(a)

all properties, assets and rights not solely or primarily related to or used in the Transferred C Businesses, other than as may be expressly provided in this Agreement;

(b)

all intellectual property, including all rights in names, trademarks and service marks, patents, copyrights, trade secrets, know-how, Sellers' Trademarks, the Business Applications and the Intellectual Property Rights that claim or otherwise pertain to the Business Applications;

(c)

except for the Transferred C Securities, all cash, cash equivalents, securities, positions, tradeable interests, instruments and other financial assets of the Transferred C Businesses and all hedges and swaps and other derivatives related thereto;

(d)

all receivables other than the Assigned Engagement Receivables;

(e)

subject to Section 7.03(d), all Retained Books and Records;

(f)

all leasehold interests other than the leasehold interests arising pursuant to the Assumed Leases and the Personal Property Leases;

(g)

all Contracts other than the Assigned C Contracts;

(h)

except as otherwise provided in the Software License and IT Services Agreement, the Business Applications Servers;

(i)

the Excluded Accounts;

(j)

the Excluded Permits; and

(k)

the C Israel Cash.

Section 0.3

Assumption of Liabilities

.

(a)

Upon the terms and subject to the conditions of this Agreement, on the Initial Closing Date or applicable Subsequent Closing Date, Buyer agrees to, or, subject to Section 2.08, to cause a Designated Buyer Affiliate to, irrevocably assume and become exclusively responsible for the following, and only the following, Liabilities of Sellers, in each case, except to the extent such Liabilities constitute Excluded C Liabilities (collectively, the "Assumed C Liabilities"):

(i)

subject to Section 2.05, all Liabilities arising under the Assigned Engagements, except for the Excluded Engagement Liabilities;

(ii)

in addition to and without limiting the Liabilities to be assumed pursuant to Section 2.04(a)(i) and subject to Sections 2.05, 2.06 and 2.07, all Liabilities arising under or relating to the Assigned C Contracts other than Engagement Contracts solely to the extent arising following the effective time of the Initial Closing or the applicable Subsequent Closing;

(iii)

except as contemplated by the Transition Services Agreement or the Software License and IT Services Agreement, all other Liabilities arising out of or relating to the operation of the Transferred C Businesses, or the ownership of the Purchased C Assets (including those Purchased C Assets included among the Subsequent Closing Assets and Liabilities) or the use of the Business Applications or Third Party Technology Services, solely to the extent arising after the effective time of the Initial Closing;

(iv)

those Liabilities relating to Transferred C Employees  to be assumed by Buyer pursuant to the applicable provisions of Article IV; and

(v)

except as otherwise provided in this Agreement, all Liabilities arising out of or relating to the operation of the Transferred C Businesses or the business of the OIB Division by the Buyer and its Affiliates following the Initial Closing Date.

(b)

All Liabilities of Sellers or the Transferred C Businesses or relating to the Purchased C Assets other than the Assumed C Liabilities (the "Excluded C Liabilities") are expressly not assumed by Buyer pursuant to this Agreement.  Excluded C Liabilities shall include (but shall not be limited to):

(i)

all Liabilities that are attributable to the 300 Madison Lease (except as contemplated by the Service Agreement), any Excluded C Asset or the Retained C Businesses;

(ii)

other than as contemplated by Section 2.04(a)(i) and subject to Section 2.05, all Liabilities relating to the Purchased C Assets, the Transferred C Businesses and the Assigned C Contracts (other than the Engagement Contracts) to the extent arising out of or relating to any event, circumstance or condition occurring or existing prior to the Initial Closing Date;

(iii)

other than as contemplated by Section 2.04(a)(i) and subject to Section 2.05, all Liabilities arising out of or relating to (A) any Legal Proceeding pending or threatened prior to or as of, or to the extent arising out of or relating to any event, conduct, omission, circumstance or condition occurring or existing prior to or as of the Initial Closing Date or (B) any actual or alleged violation of Law to the extent arising prior to or existing prior to or as of the Initial Closing Date;

(iv)

any Retained Employee Liability;

(v)

all Liabilities arising out of or relating to the operation or maintenance of any employment or benefit plan, program or agreement or arrangement provided by Sellers or any related entity;

(vi)

except as expressly provided elsewhere in this Agreement (A) all Taxes of Sellers or any of their Affiliates or for any period; (B) all Taxes of Sellers or any of their Affiliates attributable to the Excluded C Assets or Excluded C Liabilities for any period; (C) Taxes attributable to the Purchased C Assets or the Transferred C Businesses relating to any period or any portion of any period ending on or prior to the Initial Closing Date; (D) Taxes attributable to the Purchased C Assets described in Section 5.13(h); and (E) all Transfer Taxes for which Seller or any of its Affiliates are liable;

(vii)

all Liabilities set forth on Schedule 2.04(b);

(viii)

all Liabilities arising out of or relating to (x) Engagements other than Assigned Engagements and (y) Completed Assigned Engagements in respect of which the Company or any of its Affiliates is entitled pursuant to this Agreement to receive Retained Fee Income following the Initial Closing Date (collectively, the "Excluded Engagement Liabilities"); and

(ix)

without limiting any other provisions hereof and except as otherwise provided in the Warehouse Facility Agreement, (A) any all credit losses and any other Liabilities relating to or arising out of any extensions of credit, or commitments or engagement to extend or arrange credit, by Sellers and their Affiliates in their capacity as lenders under loan agreements or associated agreements (including without limitation liability in respect of information provided, ERISA, environmental matters, additional costs and expenses relating to capital, and Tax matters), and (B) any Liabilities relating to or arising out of the lending or loan administration activities of Sellers and their Affiliates, including any lender liability claims.

(c)

Notwithstanding any other provisions hereof, subject to Section 2.06, each Seller hereby agrees, joint and severally, to pay, perform and discharge when due, any and all of the Excluded C Liabilities.  For the avoidance of doubt, Sellers shall retain and have the sole right to initiate, defend, conduct, settle and compromise any Legal Proceedings in relation to the Retained C Businesses, the Excluded C Liabilities or the Excluded C Assets.

Section 0.4

Assigned Engagements; Pending Syndications

.

(a)

The parties agree as follows with respect to the Engagements and the Assigned Engagements:

(i)

With respect to all Assigned Engagements, all Expense Income received at any time by Buyer or its Affiliates pursuant thereto or in respect thereof that is attributable to expenses or other amounts incurred or suffered by Sellers or their Affiliates shall be received for the benefit of Sellers and Buyer shall pay such amounts to the Company or its designee in cash (or in such other consideration received by Buyer with respect thereto) promptly upon Buyer's or its Affiliate's receipt thereof.

(ii)

With respect to all Completed Assigned Engagements, all Retained Fee Income received at any time by Buyer or its Affiliates pursuant thereto or in respect thereof shall be deemed to be received for the benefit of Sellers and Buyer shall pay such amounts to the Company or its designee in cash (or in such other consideration received by Buyer with respect thereto) promptly upon Buyer's or its Affiliate's receipt of such Retained Fee Income.

(iii)

Buyer shall, and shall cause its applicable Affiliates to, use commercially reasonable efforts in accordance with the terms of the Completed Assigned Engagements and the past practices of the Transferred C Businesses, to collect all Expense Income and Fee Income that, upon receipt, would be subject to Section 2.05(a)(i) or Section 2.05(a)(ii).

(iv)

With respect to any Damages incurred by Buyer or its Affiliates arising out of any actual or alleged breach of, or misconduct in relation to, any Completed Assigned Engagement to the extent that such Damages arise out of any conduct, act or omission prior to the Initial Closing or the applicable Subsequent Closing, Sellers shall indemnify Buyer or its applicable Affiliates in respect thereof in accordance with Article XII hereof.

(v)

Without Seller Parent's prior written consent, in no event shall Buyer, and Buyer shall ensure that its Affiliates do not, terminate, amend, or modify, or waive any right or claim under or in respect of, any Completed Engagement if doing so would reasonably be expected to materially diminish or reduce any Expense Income or Retained Fee Income to which Sellers or their Affiliates would have been entitled absent such termination, amendment, modification or waiver.

(vi)

For the avoidance of doubt and anything to the contrary notwithstanding, all benefits, burdens, receivables, obligations, claims, indemnities, contributions and other rights and Liabilities arising in respect of Engagements not constituting Assigned Engagements shall remain with and inure to Sellers.

(b)

The parties further agree as follows with respect to the Assigned Engagements that are Pending Loan Syndications:

(i)

For the avoidance of doubt, the parties hereby acknowledge with respect to Assigned Engagements that are Pending Loan Syndications that (i) the Assumed C Liabilities with respect thereto will be limited to obligations in respect of best efforts undertakings to arrange credit with respect to such Assigned Engagements, (ii) any obligations or commitments to extend (rather than arrange) credit or administer any credit facility shall constitute Excluded C Liabilities (and shall in no event constitute Assumed C Liabilities) and (iii) except in the cases described in Section 2.05(b)(ii), the credit extended by Sellers and their Affiliates shall not be taken into account for determining compliance with any utilization limits, restrictions or tests under the Warehouse Facility Agreement.

(ii)

Neither Buyer nor any of its Affiliates shall be responsible for any Syndication Losses in connection with the syndication of any Pending Loan Syndication, unless the applicable Designated Buyer Affiliate agrees in its sole discretion to be responsible for Syndication Losses, determined on the basis and subject to the 10% Cap, in which case, the Pending Loan Syndication shall be subject to the Warehouse Facility Agreement in all respects, including for purposes of determining compliance with any utilization limits, restrictions or tests thereunder.

(iii)

With respect to Pending Loan Syndications, the Company agrees that, from and after the Initial Closing Date, it shall, and shall cause its Affiliates to, continue to honor the related loan commitments, where applicable, and perform its other applicable obligations thereunder in the ordinary course of business consistent with past practice.

(iv)

In addition, the parties agree as follows with respect to fees in respect of Pending Loan Syndications:  (A) in the case of Pending Loan Syndications involving commitments to extend credit made by the Company or its Affiliates, Buyer or the applicable Designated Buyer Affiliate shall not be entitled to a fee in connection with its syndication activities unless it undertakes, at its sole option, to assume responsibility for Syndication Losses subject to the 10% Cap, as described under clause (i) of this Section 2.05(b), in which case it shall be entitled to receive such portion of the fees or other compensation, however designated, to which the Company or its Affiliates would have been entitled pursuant to the relevant engagement letter or other applicable agreement with the respective borrower, as the Designated Buyer Affiliate and the Company or its applicable Affiliates shall agree, and (B), in the case of Pending Loan Syndications involving undertakings by the Company or its Affiliates to arrange credit on a best efforts basis, Buyer or the applicable Designated Buyer Affiliate shall be entitled to receive any fees or other compensation, however designated, to which the Company or its Affiliates would have been entitled in respect of such activities pursuant to the relevant engagement letter or other applicable agreement with the respective borrower.

(v)

With respect to each Pending Loan Syndication, whether or not an Affiliate of Buyer has accepted responsibility for such Pending Loan Syndication in accordance with clause (ii) of this Section 2.05(b), a Designated Buyer Affiliate shall use commercially reasonable efforts to syndicate such Pending Loan Syndication after the Initial Closing Date.

(vi)

For the avoidance of doubt, the Parties acknowledge that, to the extent any responsibility for Pending Loan Syndication is accepted in accordance with clause (ii) of this Section 2.05(b), such responsibility shall be accepted by a Designated Buyer Affiliate and not by Buyer or any Affiliate of Buyer that is a broker dealer

Section 0.5

Prorations

.  Sellers and Buyer agree that all of the items listed below relating to the business and operation of the Transferred C Businesses and the Purchased C Assets and Assumed C Liabilities, except to the extent any such items constitute Excluded C Liabilities, will be prorated as of the Initial Closing Date, with the applicable Seller liable to the extent such items relate to any time period up to and including the Initial Closing Date (or Landlord Consent Date with respect to each Assumed Lease), and Buyer liable to the extent such items relate to periods subsequent to the Initial Closing Date (or Landlord Consent Date with respect to each Assumed Lease):  (a) all Taxes imposed on a periodic basis, if any, payable by the lessee under the leases for the Premises subject to the Assumed Leases, or payable in respect of the Purchased C Assets; and (b) rents, fees, utility charges and other items payable by Seller under any Assumed Lease, or any other Assigned C Contract.  Sellers agree to furnish Buyer with such documents and other records as Buyer reasonably requests in order to confirm all adjustment and proration calculations made pursuant to this Section 2.06.  Sellers and Buyer further agree that if any information is not available as of the Initial Closing Date (or Landlord Consent Date with respect to each Assumed Lease) to determine all adjustment and proration calculations, such calculations shall be made using the most recently available information and when such information becomes available, the proration amount shall be adjusted in connection with the Final Initial Closing Date Statement.

Section 0.6

Consent of Third Parties

.

(a)

Third Party Consents.  Anything to the contrary in this Agreement notwithstanding, to the extent that the sale, assignment, conveyance or transfer of any Purchased C Asset, Assigned Engagement or Assigned C Contract, or the transactions contemplated by the Service Agreement, requires the consent of a third party, this Agreement shall not constitute an agreement to effect such sale, conveyance, transfer or assignment, or sublease, if such action would constitute a breach or violation thereof or adversely affect Buyer's rights thereunder.  Sellers agree to use commercially reasonable efforts (with no obligation to pay any fee to any third party for the purpose of obtaining any consent or approval or any costs and expenses of any third party resulting from the process of obtaining such consent or approval) to obtain such consents (which shall be in form and substance reasonably satisfactory to Buyer) prior to the Initial Closing Date or the applicable Subsequent Closing Date in accordance with this Agreement.  To the extent that any such consent is not obtained prior to the Initial Closing Date or the applicable Subsequent Closing Date, Sellers shall use commercially reasonable efforts (with no obligation to pay any fee to any third party for the purpose of obtaining any consent or approval or any costs and expenses of any third party resulting from the process of obtaining such consent or approval) to (A) obtain any such consent after the Initial Closing Date or such Subsequent Closing Date, (B) to the extent reasonably practicable, enter into or facilitate lawful arrangements reasonably acceptable to Buyer and Sellers such Purchased C Asset, Assigned Engagement or Assigned C Contract for which with respect to such consent or waiver has not been obtained to provide or cause to be provided to Buyer the benefits of and to allocate the Liabilities for, such Purchased C Asset, Assigned Engagement or Assigned C Contract, as though the requisite consent or waiver had been obtained as of the Initial Closing Date or such Subsequent Closing Date, and (C) pay, defend, indemnify and hold Buyer harmless from any Liability suffered by Buyer as a result of any failure of Sellers to obtain such consent whether before or after the Initial Closing Date or any assertion by a third party that any arrangement contemplated by clause (B) constitutes a breach or violation of such third party's rights.  Notwithstanding anything to the contrary contained herein, the Company shall be obligated to pay to the applicable landlord under the Service Agreement or any Assumed Lease any amounts specified in such lease as due and owing in connection with the consents necessary in connection with such assignment or the use of space as contemplated by the Service Agreement, as applicable.

(b)

Consents Regarding 300 Madison Space Sharing Agreement. The parties acknowledge that the consent of BFP 300 Madison II LLC, as landlord under the 300 Madison Lease (the "Consent")  are required in connection with the transactions contemplated by the Service Agreement.  Upon the execution of this Agreement, Seller shall cause CIBC Delaware Holdings Inc., as tenant under the 300 Madison Lease (the "Service Provider"), to use commercially reasonable efforts to obtain the Consent, in writing and in form and substance reasonably acceptable to Buyer.  The Service Provider shall be obligated to pay to the landlord under the 300 Madison Lease any amounts specified in such lease as due and owing in connection with the consents necessary in connection with such use of space.  In the event the Consent is not obtained on or prior to the Initial Closing Date, the Service Provider shall permit Buyer (or its designated Affiliate) to occupy the space that was intended to be demised by the Service Agreement (the "Space") and the Company shall indemnify Buyer and its Affiliates for any and all costs, expenses and damages (including, without limitation, the 300 Madison Liabilities) that may be incurred by Buyer and its Affiliates as the result of their occupancy of the Space without such Consent.  In the event that the Service Provider is required to relocate Buyer and/or its Affiliates from the Space or if Buyer and its Affiliates (including employees of the Transferred C Business or Transferred O Businesses) are unable to occupy the portion of the demised premises contemplated by the Services Agreement, Seller Parent and the Company shall be required to provide Buyer and its Affiliates with alternative office and trading floor space within Manhattan ("Alternate Space") in accordance with the relocation provisions contemplated by the Services Agreement.  Sellers will give Buyer prompt written notice of any notice or the filing of any Legal Proceeding challenging Buyer's or Buyer's Affiliates' right to occupy the Space.

Section 0.7

Designated Buyer Affiliates

.  Prior to the Initial Closing Date or any Subsequent Closing Date, as applicable, Buyer may designate one or more of its Affiliates not party to this Agreement (each, a "Designated Buyer Affiliate") to participate in the purchase and assumption of any portion or all of the Purchased C Assets and Assumed C Liabilities, as designated by Buyer, to be conveyed at the Initial Closing Date or the applicable Subsequent Closing Date, provided that no such designation shall relieve Buyer or Buyer Parent of their obligations under this Agreement and all such Designated Buyer Affiliates shall agree in writing to be bound by this Agreement in relation to the specific Purchased C Assets and Assumed C Liabilities so conveyed to such Designated Buyer Affiliate as if they were parties hereto, and all such Designated Buyer Affiliates (other than any Loan Entity) shall be jointly and severally liable with Buyer for all of Buyer's obligations hereunder in relation to the specific Purchased C Assets and Assumed C Liabilities so conveyed to such Designated Buyer Affiliate.

Section 0.8

Initial Closing

.  The consummation of the transactions provided for in this Section 2.09 (the "Initial Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York  10036, at 10:00 a.m., Eastern time, on the date on or after January 2, 2008 that is three (3) business days after the fulfillment or waiver (where relevant) of the conditions set forth in Article VIII and Article IX (other than those conditions which by their nature are to be satisfied on the Initial Closing Date), or on such other date and time as shall be agreed upon in writing by Buyer and Seller Parent.  The date on which the Initial Closing actually occurs is referred to herein as the "Initial Closing Date."  The Purchased C Assets and Assumed C Liabilities to be conveyed at the Initial Closing shall include all of the Purchased C Assets and Assumed C Liabilities other than those expressly contemplated as being transferred at a Subsequent Closing, as provided in Section 2.10 and the parties hereby acknowledge and agree that no conveyance of Purchased C Assets or Assumed C Liabilities shall occur prior to the Initial Closing.  Notwithstanding anything herein to the contrary, in the event the Initial Closing occurs on or prior to January 15, 2008, the Parties shall for all purposes hereof, to the extent permitted by applicable Law, deem the Initial Closing to have occurred on, and be effective as of, January 2, 2008, and in connection therewith, the Parties shall (x) use their commercially reasonable efforts to cause all other Persons, to the extent permitted by applicable Law to similarly deem the Initial Closing to have occurred on, and be effective as of, such date and (y) pursuant to and in accordance with Section 3.10, make such payments and reimbursements between them as are necessary to reflect that all benefits, revenues, expenses, costs, risks and other results in respect of the Purchased C Assets and Assumed C Liabilities subject to the Initial Closing Date (including compensation and benefits) are transferred and assumed as of the Initial Closing Date (the results of the Transferred C Businesses relating to the Purchased C Assets and Assumed C Liabilities transferred and assumed at the Initial Closing for a period from January 2, 2008 through the Initial Closing Date are referred to as the "Interim Results").

(a)

Agreements to be Entered into at the Initial Closing.  At the Initial Closing, the parties shall, and shall cause their respective Affiliates to, as applicable, execute and deliver or cause to be executed and delivered (unless delivered previously or waived) the following Ancillary Agreements:

(i)

duly executed counterparts of the Clearing Agreement;

(ii)

duly executed counterparts of the Research Agreement;

(iii)

duly executed counterparts of the Registration Rights Agreement;

(iv)

duly executed counterparts of the Service Agreement;

(v)

duly executed counterparts of the Warehouse Facility Agreement;

(vi)

duly executed counterparts of the Loan Trading Facility Agreement;

(vii)

duly executed counterparts of the Subordinated Term Loan Facility Agreement;

(viii)

duly executed counterparts of the Electronic Trading Agreement; and

(ix)

duly executed counterparts of the Account Conversion MOU.

(b)

Deliveries by the Parties.  At the Initial Closing, the parties shall deliver or cause to be delivered (unless delivered previously) to one another the following:

(i)

Deliveries by Buyer and Buyer Parent to Sellers:

(A)

Buyer Parent shall deliver the Warrant to Seller Parent;

(B)

Buyer shall pay the Company an amount in cash equal to the sum of the Estimated FFE Purchase Price and the Estimated TS Purchase Price applicable to the Purchased FFE and Transferred C Securities conveyed pursuant to the Initial Bill of Sale;

(C)

Buyer shall deliver to the Company a customary undertaking by Buyer relating to the Assumed C Liabilities assumed at the Initial Closing in a form to be mutually agreed;

(D)

Buyer and Buyer Parent shall deliver the certificate contemplated by Section 8.01(a); and

(E)

Buyer and Buyer Parent shall deliver to the Company and Seller Parent all other documents, certificates, instruments or writings required to be delivered by Buyer Parent or Buyer at or prior to the Initial Closing pursuant to this Agreement or otherwise required in connection herewith.

(ii)

Deliveries by Sellers to Buyer:

(A)

Sellers shall deliver to Buyer a bill of sale relating to the Purchased C Assets purchased and sold at the Initial Closing in a form to be mutually agreed (the "Initial Bill of Sale");

(B)

Sellers shall deliver to Buyer a certification of non-foreign status from Sellers in the form and manner that complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder (a "FIRPTA Certificate");

(C)

subject to Sections 2.06 and 2.07, Sellers shall deliver to Buyer assignments of the Assigned C Contracts;

(D)

the Company and Seller Parent shall deliver the certificate contemplated by Section 9.01(a); and

(E)

Sellers shall deliver to Buyer all other documents, certificates, instruments or writings required to be delivered by Sellers at or prior to the Initial Closing pursuant to this Agreement or otherwise required in connection herewith.

Section 0.9

Subsequent Closings

.

(a)

Assets Subject to Subsequent Closings.  The parties agree that (i) the C Israel Shares, (ii) the Transferred C UK Assets and Liabilities, and (iii) the Transferred C HK/Asia Assets and Liabilities (collectively, the "Subsequent Closing Assets and Liabilities") may not be conveyed to Buyer or the applicable Designated Buyer Affiliates until, in each case, the applicable Specified Conditions have been satisfied following the Initial Closing.

(b)

Subsequent Closing Dates and Location.  In relation to any Subsequent Closing Assets and Liabilities, the consummation of the conveyance in respect thereof (each, a "Subsequent Closing") shall take place on such date as may be agreed between Buyer and Seller following notification by Buyer of the fulfillment or waiver (where relevant) of all the outstanding Specified Conditions insofar as they relate to the relevant Subsequent Closing Assets and Liabilities (and, in any event, within ten (10) business days after such fulfillment or waiver); provided, however, Buyer may, in its sole discretion, delay the Subsequent Closing with respect to the transfer of the C Israel Shares for up to ninety (90) days (but not beyond the Subsequent Closing Outside Date).  The date on which a Subsequent Closing actually occurs is referred to herein as the "Subsequent Closing Date" with respect thereto, it being understood that, to the extent necessary, there shall be a separate Subsequent Closing for the portion of the Transferred HK/Asia Assets and Liabilities located in each of Beijing, Hong Kong and Singapore.  The parties hereby acknowledge and agree that no conveyance of Purchased C Assets or Assumed C Liabilities subject to any Subsequent Closing shall occur prior to the applicable Subsequent Closing  Each Subsequent Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, at 10:00 a.m., Eastern time, on the applicable Subsequent Closing Date.

(c)

Transfer of C Israel Shares.  On the Subsequent Closing Date applicable to the Israel Shares (or on the Initial Closing Date, if applicable) and for no additional consideration, the Company shall effect the transfer of the C Israel Shares to Buyer by delivering to Buyer the original certificate(s) accompanied by a duly executed share transfer instrument in customary form.  Anything to the contrary herein notwithstanding, the parties agree that, to the extent permissible under the applicable C Israel Support Arrangement, at the Subsequent Closing in respect of the C Israel Shares, the C Israel Support Arrangements shall be fully and unconditionally terminated and released in accordance with documentation satisfactory to Seller Parent.

(d)

Transfer of Transferred C UK and Transferred HK/Asia Assets and Liabilities.  On the Subsequent Closing Dates applicable to the Transferred C UK Assets and Liabilities and the Transferred C HK/Asia Assets and Liabilities and for no additional consideration other than the applicable FFE Purchase Price as provided in the immediately following sentence, the conveyance of such Transferred C UK Assets and Liabilities or Transferred C HK Assets and Liabilities, as applicable, shall be effected by, as applicable, UK Seller's or Asia Seller's execution and delivery of (i) a bill of sale relating to the applicable Purchased C Assets purchased and sold at such Subsequent Closing in a form to be mutually agreed (a "Subsequent Bill of Sale") and (ii) a customary undertaking by the applicable Designated Buyer Affiliate relating to the Assumed C Liabilities assumed at such Subsequent Closing in a form to be mutually agreed (a "Subsequent Undertaking").  At the applicable Subsequent Closing, Buyer or the applicable Designated Buyer Affiliate shall pay UK Seller or Asia Seller, as applicable, the FFE Purchase Price applicable to the purchase FFE conveyed pursuant to such Subsequent Bill of Sale.  In the event of any such payment of the FFE Purchase Price, such payment shall be subject to adjustment in accordance with the applicable provisions of Sections 3.01 and 3.02 payable at such Closing.

(e)

Conduct of Certain Non-U.S. Businesses Pending Subsequent Closings.

(i)

With respect to equity sales transactions originated by UK Seller or C Israel employees among the Transferred C Businesses that have traditionally been booked by the Company, if at all, the Parties shall negotiate in good faith agreements providing for such transactions, following the Initial Closing and until the applicable Subsequent Closing or the date on which this Agreement is terminated in respect of the applicable assets, whichever is earlier, to be introduced by UK Seller or C Israel, as applicable, to Buyer and which provide for fees or other compensation payable by Buyer to UK Seller or C Israel, as applicable, that replicate as nearly as reasonably practicable Sellers’ customary allocation of revenues in respect of such transactions between UK Seller or C Israel, as applicable, and the Company prior to the date hereof.

(ii)

With respect to investment banking engagements originated by Asia Seller or C Israel employees among the Transferred C Businesses that have traditionally been introduced by Asia Seller or C Israel to the Company, if at all, the Parties shall negotiate in good faith agreements providing for such transactions, following the Initial Closing and until the applicable Subsequent Closing or the date on which this Agreement is terminated in respect of the applicable assets, whichever is earlier, to be introduced by Asia Seller or C Israel, as applicable, to Buyer and which provide for fees or other compensation payable by Buyer to Asia Seller or C Israel, as applicable, or if applicable, by Asian Seller to Buyer, that replicate as nearly as reasonably practicable Sellers’ customary allocation of revenues in respect of such transactions between Asia Seller or C Israel, as applicable, and the Company prior to the date hereof.

(iii)

Subject to the agreements contemplated by the foregoing clauses (a) and (b), all Liabilities, Damages and benefits of the Transferred C Businesses subject to the Subsequent Closings shall be for the account of Sellers until the applicable Subsequent Closing is consummated in accordance with this Agreement.

(f)

Subsequent Closing Outside Date.  If any Subsequent Closing has not taken place in accordance with this Section 2.10 before the date that is one hundred eighty (180) days after the Initial Closing Date as agreed by the Parties, (the "Subsequent Closing Outside Date"), then Sellers shall have the right (but not the obligation) to terminate their obligations relating to the sale and transfer of the applicable Subsequent Closing Assets and Liabilities in accordance with Section 11.04 and retain such Subsequent Closing Assets and Liabilities for Sellers' account.  From and after the date which is ninety (90) days after the Initial Closing, appropriate representatives of the parties shall meet on a regular basis to discuss the status of items necessary for the satisfaction of any Specified Condition not then satisfied.  If at any time after the date which is ninety (90) days following the Initial Closing Date, it becomes reasonably apparent that any Specified Condition will not be satisfied by the Subsequent Closing Outside Date, the parties will enter into good faith discussions regarding a partial termination of this Agreement in accordance with the provisions of Section 11.04 with respect to the applicable Subsequent Closing Outside Date.

Section 0.10

Schedules

.  The Parties agree that certain of the Schedules hereto, and certain Sections of the Seller Disclosure Schedule, in each case which are qualified by reference to this Section 2.11, could not be completed prior to the date of this Agreement due to constraints imposed by the parties' mutual desire to maintain the confidentiality of the transactions contemplated by this Agreement within their respective companies.  Accordingly, the Company shall complete such Schedules and Sections of the Seller Disclosure Schedule and deliver to Buyer such completed Schedules and an updated Seller Disclosure Schedule, reflecting the completion of the applicable Sections thereof contemplated by this Section 2.11, within fifteen (15) business days after the date hereof such Schedules and updated sections of the Seller Disclosure Schedule shall be prepared by the Company in good faith and in a manner consistent with the provisions of this Agreement, and the matters to be set forth on each Schedule and each Section of the Seller Disclosure Schedule subject to this Section 2.11 shall be generally consistent with the information previously provided to Buyer with respect to the Transferred C Businesses and the assets, liabilities and personnel thereof.  Such Schedules and updated Sections of the Seller Disclosure Schedule shall in all regards be subject to the written consent of Buyer (not to be unreasonably withheld) and Buyer and its representative shall be provided appropriate opportunity to review and comment on such items.  Such Schedules and updated Seller Disclosure Schedule shall, following such consent of Buyer, be binding for all purposes under this Agreement and subject to further adjustment solely in accordance with the express terms of this Agreement.  Notwithstanding anything to the contrary herein, any disclosure or item which becomes part of any Schedule hereto pursuant to this Section 2.11 that (i) are outside the ordinary course of business of the Transferred C Businesses and would reasonably be expected to have an adverse impact on the Transferred C Businesses in an amount reasonably expected to exceed $250,000 on an individual basis, or (ii) that are Contracts for services the purpose of which is to support the businesses of Seller and its Affiliates but will not be used to support the Transferred C Businesses, with respect to which the adverse impact on Buyer with respect thereto exceeds $250,000, in each case, such disclosure or item shall constitute, as applicable, an Excluded C Asset or Excluded C Liability solely for purposes of Article XII hereof.

Section 0.11

Impact of Failure to Obtain Permits.

Notwithstanding anything herein or in any Ancillary Agreement to the contrary, nothing in this Agreement shall obligate Buyer or any of its Affiliates to accept any asset or assume any Liability or undertake any obligation hereunder or under any Ancillary Agreement in any jurisdiction in which doing so would be prohibited by applicable Law, including as a result of the failure for any reason of Buyer or any of its Affiliates to have Permits necessary to conduct the Transferred C Business in any jurisdiction.  Without limiting the generality of the foregoing, Buyers and Sellers agree and acknowledge that a Loan Entity shall not be obligated to conduct any activities in any jurisdiction, including pursuant to Section 2.05(b) hereof in the event that such Loan Entity fails to obtain any Permit necessary to perform any activities in connection with a Pending Loan Syndication.  The parties further agree to consider and cooperate in good faith with respect to appropriate actions in respect of any regulatory considerations or issues with respect to such Permits.

ARTICLE I

CONSIDERATION

Section 1.1

Closing Date Consideration

.

(a)

Furniture, Fixtures and Equipment.

(i)

Upon the terms and subject to the conditions contained in this Agreement, at the Initial Closing or any other applicable Closing, Buyer will pay to the applicable Seller the depreciated book value as of the applicable Closing Date, determined in accordance with GAAP, of all Purchased FFE purchased at such Closing less $2,000,000 (in each case, the "FFE Purchase Price").  Schedule 3.01(a) describes the manner in which such depreciated book value of the Purchased FFE shall be determined.

(ii)

At least three (3) business days prior to the Initial Closing Date, the Company will provide Buyer with its reasonable, good faith estimate of the FFE Purchase Price payable at the Initial Closing, together with such supporting lists of Purchased FFE and data as are considered reasonably necessary by either the Company or Buyer, and the Company will in good faith consider any comments or views of Buyer thereon.  The FFE Purchase Price in respect of the Initial Closing, as so estimated by the Company, after taking account of the views of Buyer, is referred to as the "Estimated FFE Purchase Price."

(iii)

At the Initial Closing, Buyer will pay to the Company the Estimated FFE Purchase Price in cash in immediately available U.S. funds by wire transfer to such accounts as shall be specified by the Company to Buyer at least three (3) business days prior to the Initial Closing.

(b)

Transferred C Securities.

(i)

Upon the terms and subject to the conditions contained in this Agreement, at the Initial Closing, Buyer will pay to the Company the market value as of the day immediately preceding as of the Initial Closing Date of all Transferred C Securities (the "TS Purchase Price"), which market value shall be determined using the closing market price as of such date, however, if no such price is available, the market value shall be the average of the last three (3) most recent trades as made available on Bloomberg (or, if not so available, another authoritative source reasonably acceptable to Buyer and the Company).  For the convenience of the parties hereto, subject to applicable Law, Seller may, in its discretion, sell and Buyer shall buy such securities in the ordinary course via "tickets" with trade date as of the close of business prior to Initial Closing Date and settlement date as of the Initial Closing Date, so as to correctly calculate principal amount, accrued interest and other such terms of each security transferred.  For purposes of illustration only, Schedule 3.01(b) hereto sets forth a good faith illustration of the calculation of a possible TS Purchase Price as of September 28, 2007 of the Transferred C Securities of the Company set forth in Schedule 3.01(b).

(ii)

At least three (3) business days prior to the Initial Closing, the Company will provide Buyer with its reasonable, good faith estimate of the TS Purchase Price, together with such schedules and data as are considered reasonably necessary by either the Company or Buyer, and the Company will in good faith consider any comments or views of Buyer thereon which estimate shall be updated by the Company as of the close of business on the day immediately preceding the Initial Closing Date.  The TS Purchase Price, as so estimated and updated by the Company, after taking account of the views of Buyer, is referred to as the "Estimated TS Purchase Price."

(iii)

At the Initial Closing, Buyer will pay to the Company the Estimated TS Purchase Price in cash in immediately available U.S. funds by wire transfer to such accounts as shall be specified by the Company to Buyer at least three (3) business days prior to the Initial Closing or by settlement through NSCC/DTC as agreed by the parties in the ordinary course.

(c)

Warrant.  At the Initial Closing, Buyer Parent will deliver the Warrant to Seller Parent.

Section 1.2

Post-Closing Adjustments for Initial Closing Payments

.

(a)

The Estimated FFE Purchase Price and the Estimated TS Purchase Price will be subject to review and adjustment following the Initial Closing Date in accordance with this Section 3.02.

(b)

As soon as reasonably practicable, but not later than ninety (90) calendar days after the Initial Closing Date, the Company shall (i) prepare a statement of the calculation of the FFE Purchase Price payable on the Initial Closing Date and the TS Purchase Price, in each case, as of the close of business on the Initial Closing Date (the "Initial Closing Date Statement"), and (ii) deliver such Initial Closing Date Statement to Buyer.

(c)

In connection with the review of the Initial Closing Date Statement, the Company shall permit Buyer and its representatives reasonable access to books and records, personnel and facilities of the Company to aid in its review of the Initial Closing Date Statement; provided that such access shall be on prior written notice and during normal business hours and shall not unreasonably interfere with the normal business operations of the Company.  Without limiting the foregoing, Buyer shall have the right to review the work papers of the Company and its representatives underlying or utilized in preparing the Initial Closing Date Statement, or any component thereof, to the extent reasonably necessary to verify the accuracy and fairness of the presentation of the Initial Closing Date Statement, or any component thereof, in conformity with this Agreement; provided that access to the work papers of any outside accountants shall require the execution of customary indemnity and confidentiality agreements by the Person seeking such access.

(d)

Within twenty (20) calendar days after its receipt of the Initial Closing Date Statement, Buyer shall either inform the Company in writing that the Initial Closing Date Statement is acceptable or object thereto in writing, setting forth a specific description of each of his objections.  If Buyer notifies the Company of its objections to the Initial Closing Date Statement within such twenty (20) calendar-day period, the Company and Buyer shall, within twenty (20) calendar days following the receipt of such notice by the Company (the "PC Resolution Period"), attempt in good faith to resolve their differences with respect to the disputed items specified in the notice (the "PC Disputed Items"), and all other items (and all calculations relating thereto) in the Initial Closing Date Statement will be final, binding and conclusive.  Any resolution by Buyer and the Company during the PC Resolution Period as to any PC Disputed Item shall be set forth in writing and will be final, binding and conclusive.  If the parties do not resolve such PC Disputed Items on a mutually agreeable basis within the PC Resolution Period, then the remaining PC Disputed Items shall be resolved by a mutually-agreed independent accounting firm (the "PC Referral Firm") within an additional twenty (20) calendar days (or such other period of time requested by the PC Referral Firm) in accordance with Section 3.02(e).  Buyer shall make available to the Company (upon request following the giving of any objection to the Initial Closing Date Statement) the work papers generated in connection with Buyer's review of the Initial Closing Date Statement.  The decision of the PC Referral Firm with respect to the PC Disputed Items submitted to the PC Referral Firm will be final, binding and conclusive.  The final, binding and conclusive Initial Closing Date Statement based either upon agreement or deemed agreement by Buyer and the Company or the determination of the PC Referral Firm in accordance with this Section 3.02(d), shall be the "Final Initial Closing Date Statement."  The statements of FFE Purchase Price  and TS Purchase Price set forth on the Final Closing Statement shall be the "Final FFE Purchase Price" and "Final TS Purchase Price" for purposes of this Agreement.

(e)

In resolving any PC Disputed Item, the PC Referral Firm (i) shall be bound by the provisions of this Section 3.02(e), the definitions in this Agreement and the other relevant provisions of this Agreement, (ii) may not assign a value to any item greater than the greatest value claimed for such item or less than the smallest value claimed for such item, by either the Company or Buyer and (iii) shall limit its decision to the PC Disputed Items.  The fees, costs and expenses of the PC Referral Firm shall be borne by Buyer and the Company equally.

(f)

Promptly after receipt of the Final Initial Closing Date Statement, the Company will compute the difference, if any, of (i) the Estimated FFE Purchase Price minus the Final FFE Purchase Price and (ii) the Estimated TS Purchase Price minus the Final TS Purchase Price, such that, if such aggregate results are greater than zero (0), then the Company will pay Buyer such excess, and if such aggregate results are less than zero (0), then Buyer will pay the Company such excess.  The amount of any payment to be made pursuant to this Section 3.02(f) shall bear simple interest from and including the Initial Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest published by the Wall Street Journal (Eastern edition) on the third business day immediately preceding the Initial Closing Date as the "prime rate" at large U.S. money center banks.  Such interest shall be payable at the same time as the payment to which it relates.

Section 1.3

Deferred Purchase Price

.  Buyer Parent will cause the Company to be paid a deferred purchase price (the "Deferred Purchase Price Payment") on the 90th day following the fifth anniversary of the Initial Closing Date (the "Deferred Payment Date") in an amount determined in accordance with this Section 3.03.

(a)

Within ninety (90) days after each of the first through fifth anniversaries of the Initial Closing (if the Initial Closing occurs on or prior to January 15, 2008, for purposes of this Section 3.03, each such anniversary date shall be deemed to occur on December 31 of each applicable year, each, a "Reference Date"), Buyer shall calculate Operating Income for the twelve (12)-month period (or portion thereof, if applicable, in the case of the first anniversary) ended on such Reference Date (each such period, a "Reference Year").  On the basis of the Operating Income for a given Reference Year, an "Allocated Amount" shall be determined for such Reference Year (none of which Allocated Amounts for any given Reference Year shall be less than zero (0)) equal to the greater of (i) either (A) in the event that the Operating Margin for the relevant Reference Year is less than or equal to 8%, the corresponding Allocated Amount would be equal to 50% of Operating Income for such Reference Year or (B) in the event that Operating Margin is greater than 8%, the Allocated Amount for such Reference Year would be equal to a percentage of the Operating Income determined in accordance with Schedule 3.03(a) or (ii) $5 million (as such amount may be reduced pursuant to Schedule 3.03(b)(vi) (which Schedule was delivered and agreed to by Buyer and the Company prior to the execution and delivery of this Agreement)).  The Deferred Purchase Price Payment shall equal the sum of the Allocated Amounts for each of the five (5) Reference Years.  For the sake of clarity, Operating Income shall be calculated separately for each Reference Year and no component of the calculation thereof shall be carried forward to any subsequent Reference Year or otherwise be cumulative in any way.

(b)

"Operating Income" for each Reference Year shall be calculated in accordance with the provisions of Schedule 3.03(b).

(c)

For purposes of illustration, Schedule 3.03(c) sets forth various examples of Allocated Amount, measured against differing Operating Incomes and Operating Margins.

Section 1.4

Payment of Deferred Purchase Price

.  The Deferred Purchase Price Payment shall be paid on the Deferred Payment Date, as follows:

(a)

Buyer Parent shall cause Viner to pay to the Company, at least 25% of the Deferred Purchase Price Payment in cash in immediately available U.S. funds by wire transfer to an account designated by the Company in writing at least three (3) business days prior to the Deferred Payment Date (the "Designated Account").  The remaining balance of the Deferred Purchase Price Payment not so paid in cash in accordance with this Section 3.04(a) may be paid, at the discretion of Buyer Parent, in accordance with Section 3.04(b).

(b)

Any portion of the Deferred Purchase Price Payment not paid in cash (such portion, the "Remaining Amount") shall be paid by effecting the transactions specified in clauses (i) through (iv), below, in the order specified below, in immediate succession.  Unless the entire Deferred Purchase Price Payment is paid in cash, not later than five (5) business days prior to the Deferred Payment Date, Buyer Parent shall deliver a written notice (the "Deferred Payment Notice") to Seller Parent specifying (1) the portion of the Deferred Purchase Price Payment to be paid in cash in accordance with Section 3.04(a), (2) the aggregate amount in dollars of Buyer Parent Shares, if any, that Buyer Parent elects to sell to Seller Parent pursuant to clause (i) below (the "Share Amount"), (3) the aggregate principal amount of Viner Debentures, if any, that Viner elects to sell to the Company or, at the Company's election, a U.S. Affiliate of the Company, pursuant to clause (ii) below (the "Debenture Amount"), (4) the account to which Seller Parent is directed to wire the purchase price payable to Buyer Parent pursuant to clause (i), if applicable, and (5) the account to which the Company or, at the Company's election, its applicable U.S. Affiliate is directed to wire the purchase price payable to Viner pursuant to clause (ii), if applicable.  Anything to the contrary notwithstanding, the value of the Buyer Parent Shares, if any, to be purchased by Seller Parent pursuant to clause (i) below, determined in accordance with clause (i), together with the aggregate principal amount of the Viner Debentures to be purchased by the Company or, at the Company's election, its applicable U.S. Affiliate pursuant to clause (ii) below, shall equal the Remaining Amount.

(i)

To the extent specified in the Deferred Payment Notice, Seller Parent shall pay Buyer Parent an amount in cash in immediately available U.S. funds equal to the portion of the Remaining Amount corresponding to the Buyer Parent Shares, as specified in the Deferred Payment Notice, by wire transfer of immediately available funds to the account designated in the Deferred Payment Notice to fund Seller Parent's purchase of a number of Buyer Parent Shares having an aggregate Fair Market Value as of the Deferred Payment Date equal to the Share Amount, which Buyer Parent Shares Buyer Parent shall deliver to Seller Parent against receipt of such cash payment;

(ii)

To the extent specified in the Deferred Payment Notice, the Company or, at the Company's election, a U.S. Affiliate of the Company shall pay Viner an amount in cash in immediately available U.S. funds equal to the portion of the Remaining Amount corresponding to Viner Debentures, as specified in the Deferred Payment Notice, by wire transfer of immediately available funds to the account designated in the Deferred Payment Notice to fund the Company's or, at the Company's election, its U.S. Affiliate's purchase of a number of Viner Debentures having an aggregate principal amount equal to the Debenture Amount, which Viner Debentures Buyer Parent shall cause Viner to deliver to the Company or, at the Company's election, its designated U.S. Affiliate against receipt of such cash payment;

(iii)

Buyer Parent shall, and shall cause Viner to, contribute to Buyer an amount in cash equal to the Remaining Amount; and

(iv)

Buyer shall pay the Company an amount in cash in immediately available U.S. funds equal to the Remaining Amount by wire transfer to the Designated Account.

(c)

To the extent that Sellers have any obligations to indemnify Buyer Indemnitees pursuant to Article XII which are unsatisfied as of the Deferred Payment Date, Buyer may, in its sole discretion, offset the amount of any such unsatisfied obligations against the deferred Purchase Price Payment.

Section 1.5

Reporting Covenants Relating to Deferred Purchase Price

.  From and after the Initial Closing Date until the payment of the Deferred Purchase Price, Buyer shall deliver the following to the Company:

(i)

As soon as reasonably practicable after the end of each of the first three quarters of each Reference Year, a pro forma statement of income of the OIB Division as a stand alone division for the period then ended, together with a calculation of Operating Income for such period, along with supporting schedules relating to such calculation and relevant supporting information for all related balance sheet items;

(ii)

As soon as reasonably practicable after the end of each Reference Year, a pro forma statement of income of the OIB Division as a stand alone division for the year then ended, together with a calculation of Operating Income for such period , along with supporting schedules relating to such calculation and relevant supporting information for all related balance sheet items; and

(iii)

As soon as reasonably practicable after the end of each Reference Year, and not later than forty-five days (45) days thereafter, a statement (each, an "Annual Statement") setting forth in reasonable detail Buyer's calculation of the Allocation Amount in respect of such Reference Year and each component thereof.

Section 1.6

Review of Allocation Amounts

.

(a)

The Allocated Amount for each Reference Year shall be subject to review and adjustment in accordance with this Section 3.06.

(b)

Upon the written request of the Company, Buyer shall permit the Company and the Company's representatives to have access during normal business hours (which access shall not unreasonably interfere with the normal business operations of Buyer) to such of the records of Buyer and the other Relevant Entities as may be reasonably necessary to verify the accuracy of Buyer's Annual Statement for any Reference Year; provided, however, that Seller and its representatives have entered into a confidentiality agreement in customary form and substance; and provided, further, that no more than one such audit may be performed in any twelve (12)-month period.  The Company and its representatives shall have access to such records for a period reasonably sufficient to complete their investigation.

(c)

If the Company disagrees with the calculation of any Allocated Amount, the Company shall so notify Buyer in writing, setting forth its objections in reasonable detail.  In such event, the Company and Buyer shall, within twenty (20) calendar days following the receipt of such notice by the Company (the "AA Resolution Period"), attempt in good faith to resolve their differences with respect to the disputed items specified in the notice (the "AA Disputed Items").  Any resolution by Buyer and the Company during the AA Resolution Period as to any AA Disputed Item shall be set forth in writing and will be final, binding and conclusive.  If the parties do not resolve such AA Disputed Items on a mutually agreeable basis within the AA Resolution Period, then the remaining AA Disputed Items shall be resolved by a mutually agreed independent accounting firm (the "AA Referral Firm") within an additional forty-five (45) calendar days (or such other period of time requested by the AA Referral Firm) in accordance with Section 3.06(d).  The Company shall make available to Buyer (upon request following the giving of any objection to any Annual Statement) the work papers generated in connection with the Company's review of such Annual Statement.  The decision of the AA Referral Firm with respect to the AA Disputed Items submitted to the AA Referral Firm will be final, binding and conclusive and utilized for purposes of calculating the Deferred Purchase Price Payment.

(d)

In resolving any AA Disputed Item, the AA Referral Firm (i) shall be bound by the provisions of this Section 3.06(d), the definitions in this Agreement, Section 3.03 of this Agreement and the other relevant provisions of this Agreement, (ii) may not assign a value to any item greater than the greatest value claimed for such item or less than the smallest value for such item claimed by either the Company or Buyer and (iii) shall limit its decision to the AA Disputed Items.  The fees, costs and expenses of the AA Referral Firm shall be borne by Buyer and the Company equally.

(e)

Anything to the contrary notwithstanding, in the event that any review of, or dispute resolution process with respect to, any Allocation Amount(s) pursuant to this Section 3.06 is ongoing as of the Deferred Payment Date, then the Deferred Purchase Price Payment shall be paid, in accordance with Section 3.04, based upon the undisputed Allocation Amounts and elements of Allocation Amounts and accepting Buyer's position with respect to any disputed amount solely for the purpose of such determination.  Once any such disputed amounts or items are resolved in accordance with this Section 3.04, the underpaying or overpaying party shall pay the other party the amount of such overpayment or underpayment, together with simple interest thereon from and including the Deferred Payment Date to but excluding the date of payment at a rate per annum equal to the rate of interest published by the Wall Street Journal (Eastern edition) on the business day immediately preceding the Deferred Payment Date as the "prime rate" at large U.S. money center banks, in cash in immediately available funds U.S. funds by wire transfer to an account specified by such party.

Section 1.7

Covenants for the Protection of the Deferred Purchase Price

.

(a)

Buyer and Buyer Parent agree during each Reference Year to use their commercially reasonable efforts to operate the OIB Division in a commercially reasonable manner consistent with its operation of their other businesses. Without expanding the foregoing, Buyer and Buyer Parent will use their commercially reasonable efforts, consistent with market and prudent business practices to (i) ensure that the business, activities, personnel, contacts, engagements, and Liabilities of the OIB Division will be structured, conducted and transacted in good faith and in a manner that, in Buyer's reasonable judgment, promotes the best interests of the OIB Division and its clients and the other divisions of Buyer and their clients (ii) manage, maintain and continue Transferred C Businesses and the Transferred O Businesses within the OIB Division and generally maintain the OIB Division as division within Buyer, in each case, during each Reference Year.

(b)

Without limiting the foregoing, Buyer and Buyer Parent shall fully comply with the terms of, and implement the transactions contemplated by, the O Transfer and Support Agreement in accordance with the terms and conditions thereof.

(c)

Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement or the Ancillary Agreements, including the O Transfer and Support Agreement, shall prohibit a change in control of, or merger, consolidation, reorganization or sale or transfer of substantially all the assets of, or other similar business combination transaction or other extraordinary corporate transaction involving Buyer Parent or any Subsidiary or division thereof, including the OIB Division; provided, however, in the event of a sale to a third party that is not an affiliate of the Buyer Parent of C Israel or substantially all of the business and assets thereof, in either case, prior to the fifth anniversary of the Initial Closing Date, the Company shall be entitled to one-half (½) the net proceeds of such sale, payable promptly after receipt of such consideration.  For the avoidance of doubt, except as provided in the proviso of the immediately preceding sentence, no change of control, merger, consolidation or reorganization shall terminate or modify the obligations of Buyer and Buyer Parent hereunder.  In the event that Buyer Parent or any of its Affiliates sells, assigns, transfers or disposes all or any material portion of the capital stock of the entities comprising the OIB Division or all or any material portion of the operating assets of the OIB Division, Buyer Parent shall cause the acquiror to assume Buyer's and Buyer Parent's obligations under this Agreement.

Section 1.8

C Israel Indebtedness

.

(a)

Prior to or at the Initial Closing, at the discretion of the Company, the Company will direct and cause C Israel to repay (the "C Israel Loan Repayment") the C Israel Indebtedness owed by C Israel to the Company as of the applicable Subsequent Closing Date out of the following: (i) any and all cash, cash equivalents, securities, investments, positions, tradeable interests, instruments and other liquid financial assets held by C Israel immediately prior to the Subsequent Closing Date at which the C Israel Shares are transferred, less (ii) the minimum amount of cash or other capital that C Israel is required to maintain pursuant to applicable Law in respect of its capital requirements (such net amount, the "C Israel Cash").

(b)

If, following the C Israel Loan Repayment, the remaining amount of Closing C Israel Indebtedness (i) is less than $1,500,000, Buyer shall repay the remaining amount of such Closing C Israel Indebtedness to the Company at the Subsequent Closing at which the C Israel shares are transferred on behalf of C Israel or (ii) is $1,500,000 or greater, C Israel shall repay the remaining amount of such Closing C Israel Indebtedness in equal annual installments over a three (3)-year period on each anniversary of the Subsequent Closing at which the C Israel Shares are transferred, which obligation shall be an unsecured obligation of C Israel and shall not be guarantied by, or otherwise constitute an obligation of, any other Person, including Buyer and its Affiliates.  In the event such amount is to be repaid in three (3) annual installments pursuant to the foregoing clause (ii), (x) the amount payable thereunder shall bear interest at LIBOR (as determined at such Subsequent Closing and each of the first two payment dates) from the Subsequent Closing at which the C Israel Shares are transferred and (y) at the Subsequent Closing at which the C Israel Shares are transferred, the parties shall cause C Israel to deliver to the Company a written acknowledgement of its obligations under this Section 3.08(b).

(c)

Notwithstanding anything to the contrary herein, if the Subsequent Closing with respect to the purchase by Buyer (or a Designated Buyer Affiliate) of the C Israel Shares fails to occur, neither Buyer Parent, Buyer or any of their Affiliates shall have any Liability or obligation in respect of repayment of the C Israel Indebtedness.

Section 1.9

Allocation of Consideration

.

(a)

For purposes of this Section 3.09, "consideration" means the sum of (1) the sum of the FFE Purchase Price and the TS Purchase Price, after any adjustments effected in accordance with this Article III or elsewhere in this Agreement, (2) the Warrant and (3) the value of the Assumed C Liabilities recognized as liabilities for United States federal income tax purposes.  The consideration shall be allocated in conformity with Section 1060 of the Code.  Such allocation shall be set forth in a schedule (the "Proposed Initial Purchase Price Allocation").  Buyer shall prepare a draft of the Proposed Initial Purchase Price Allocation and deliver it, together with supporting schedules and information, to the Company within ninety (90) days after the Initial Closing Date (or such longer set period as Buyer may reasonably require).  If within thirty (30) days after Buyer has provided the Proposed Initial Purchase Price Allocation to Seller, Seller has not objected in writing to the Proposed Initial Purchase Price Allocation, the Proposed Initial Purchase Price Allocation shall become the Final Initial Purchase Price Allocation of the consideration (the "Final Initial Purchase Price Allocation").  Otherwise, the Company shall deliver a written statement of its differences with Buyer's Proposed Initial Purchase Price Allocation.  The Company and Buyer shall negotiate in good faith to agree upon the Final Initial Purchase Price Allocation.  If the Company and Buyer are unable to agree on the Final Initial Purchase Price Allocation within a sixty (60)-day period from receipt of notice from the Company objecting to the Proposed Initial Purchase Price Allocation, then all remaining disputed items shall be submitted to a nationally recognized independent accounting firm mutually chosen by the parties (the "Tax Allocation Referral Firm") for a decision that shall be rendered in a timely manner in order to permit the timely filing of all applicable forms with the IRS and other Tax authorities.  The Tax Allocation Referral Firm's review shall be final and binding on all parties.  The fees and expenses of the Tax Allocation Referral Firm shall be borne equally by Sellers and Buyer.

(b)

As soon as practicable after the Deferred Purchase Price Payment has been determined pursuant to Section 3.03, Buyer shall deliver the Company a statement (the "Proposed Final Allocation"), allocating the Deferred Purchase Price Payment to the Purchased C Assets.  The Proposed Final Allocation shall satisfy Section 1060 of the Code and the Treasury Regulations promulgated thereunder.  If within ninety (90) days (or such longer set period as Buyer may reasonably require) after Buyer has provided the Proposed Final Allocation to the Company, the Company has not objected in writing to the Proposed Final Allocation, the Proposed Final Allocation shall become the final allocation (the "Final Allocation").  Otherwise, the Company and Buyer shall negotiate in good faith to agree upon the Final Allocation.  If the Company and Buyer are unable to agree on the Final Allocation within a sixty (60)-day period from the receipt of notice from Seller objecting to the Proposed Allocation, then all remaining disputed items shall be submitted to the Tax Allocation Referral Firm.  The Tax Allocation Referral Firm's review shall be final and binding on all parties.  The fees and expenses of the Tax Allocation Referral Firm shall be borne equally by Seller and Buyer.

(c)

Each Seller and Buyer shall (i) timely file all forms (including IRS Form 8594) and Tax Returns required to be filed in connection with the Final Initial Purchase Price Allocation and the Final Allocation, (ii) be bound by such allocation for purposes of determining Taxes, (iii) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with such allocation and (iv) take no position, and cause its Affiliates to take no position, inconsistent with such allocation on any applicable Tax Return.  Sellers, on the one hand, and Buyer, on the other hand, will provide each other with copies of IRS Form(s) 8594 and any required exhibits thereto, consistent with the allocation determined pursuant to this Section 3.09 upon request.  In the event that an allocation set forth on the Final Initial Purchase Price Allocation or the Final Allocation is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify the other party hereto concerning the existence of, material developments regarding, and resolution of such dispute.

Section 1.10

Interim Results

.  In the event that the Initial Closing occurs after January 2, 2007 and on or prior to January 15, 2008, Buyer and the Company shall effect the allocation of Interim Results contemplated by clause (y) of Section 2.09 as follows:

(a)

The Company shall calculate the Interim Results in good faith and in accordance with past practices and shall, within thirty (30) business days after the date on which the Initial Closing occurs, deliver to Buyer (i) a statement setting forth in reasonable detail the Company’s calculation of the Interim Results (the "Interim Results Statement"), and (ii) reasonable supporting documentation therefor.

(b)

Upon the reasonable written request of Buyer, the Company shall permit Buyer to have access during normal business hours (which access shall not unreasonably interfere with the normal business operations of Seller) to Seller’s books and records which may be reasonably necessary to verify the accuracy of the Interim Results.

(c)

Except as set forth in Section 3.10(d), (i) to the extent that the net Interim Results constitute a net loss, Buyer Parent shall cause Viner to pay the Company the amount of such loss within five (5) business days after the date of the Company’s Interim Results Statement or (ii) to the extent that the net Interim Results constitute a net gain, the Company shall pay Buyer the amount of such gain within five (5) business days after the date of the Company’s Interim Results Statement.  The paying party shall pay the applicable amount to the receiving party in cash in immediately available U.S. funds by wire transfer of immediately available funds to the account designated by the other party in writing.

(d)

If Buyer disagrees with the calculation of the Interim Results, Buyer shall so notify the Company in writing within twenty (20) business days after the date of the Interim Results Statement, setting forth its objections in reasonable detail.  In such event, Buyer and the Company shall resolve their dispute in accordance with the dispute resolutions procedures set forth in Section 3.06(c) through 3.06(e) (assuming applicable conforming changes).

ARTICLE II
LABOR, EMPLOYMENT, BENEFITS AND RETENTION

Section 2.1

C Front Office Employees

.

(a)

General Offers of Employment.  Except as set forth in Sections 4.01(b) through (h) below, Buyer shall extend offers of employment to each employee of the Company and their respective Affiliates employed primarily as a banker or other front office employee in the Transferred C Businesses whose name is set forth in Schedule 4.01 (the " C Front Office Employees") and, within ten (10) business days from the public announcement of the transactions contemplated by this Agreement and, to the extent applicable, such offer may be made contingent on satisfaction of the applicable Specified Conditions.  Schedule 4.01 shall separately identify each C Front Office Employee who is (1) is an Inactive Employee (as defined below) as of the date hereof, (2) is an employee of the Loan Portfolio Management Group or constitutes Credit Review Personnel, (3)  is a Business Management Employee (as defined below), (4) constitutes Proprietary Trading Personnel, (5) is an Asia Employee (as defined below), (6) is in the “Asia Pacific Invest and Corp Banking” line of business, (7) is in the “UK Invest and Corp Banking” line of business, (8) is a UK Employee (as defined below) and/or (9) is a Legal and Compliance Employee.  Schedule 4.01 shall not include any employees of the Company or its respective affiliates on long term disability on the date hereof.  The terms of each offer shall specify that employment with the OIB Division shall commence as of the Initial Closing Date, or, in the case of any C Front Office Employee located in a jurisdiction subject to a Subsequent Closing Date, on the applicable Subsequent Closing Date, and provide employment (i) in substantially the same position, (ii) in the same city, (iii) with the same vacation policy, and (iv) with terms and conditions including total compensation opportunity comparable to that provided by applicable Seller to such C Front Office Employee as of the date immediately preceding the Initial Closing Date or, the Subsequent Closing Date, as applicable (a "Comparable Offer").  Buyer will assume the employment agreement of each C Front Office Employee who is party to an employment agreement with an applicable Seller provided that such employment agreement is set forth under item 3 of Section 5.08(a) of the Seller Disclosure Schedule.

(b)

Employees on Short-Term Disability or Approved Leave of Absence.  Buyer's offer to any C Front Office Employee who is on short-term disability or any approved leave of absence (each an "Inactive Employee") on the Initial Closing Date or, in the case of an Inactive Employee located in a jurisdiction subject to a Subsequent Closing Date, on the applicable Subsequent Closing Date, shall be conditioned on such Inactive Employee's being ready and able to return to work within six months following the Initial Closing Date or the Subsequent Closing Date, as applicable, and such Inactive Employee shall not become an employee of Buyer or an Affiliate of Buyer unless and until such individual is ready and able to work as of the date within six months of the Initial Closing Date or the Subsequent Closing Date, as applicable.

(c)

Employees on Long Term Disability.  Buyer shall not be required to extend offers of employment to any employee of the Company or its Affiliates who is on long-term disability as of the date hereof.

(d)

Loan Portfolio Management Group; Credit Review Personnel.  Buyer shall not be permitted to extend offers of employment to any employee in the Loan Portfolio Management Group or to any Credit Review Personnel.

(e)

Business Management Employees and Legal and Compliance Employees.  Buyer shall not be required to extend offers to C Front Office Employees identified as "Business Management Employees" in Schedule 4.01 ("Business Management Employees") or as “Legal and Compliance Employees” in Schedule 4.01(a) (“Legal and Compliance Employees”); provided that in the event that Buyer elects to make offers to one or more Business Management Employees or Legal and Compliance Employees, each such offer must be delivered within 30 days from the public announcement of the transactions contemplated by this Agreement, and such offer shall provide employment effective upon the Initial Closing Date (or a Subsequent Closing Date, as applicable) and such offer shall be a Comparable Offer.

(f)

Proprietary Trading Personnel.  Buyer shall notify Seller in writing within five (5) business days after the date hereof which of the Proprietary Trading Personnel it does not intend to retain following the Closing Date (the "Identified Proprietary Trading Personnel").  At the Seller's request (such request to be given within five (5) days following receipt of such notification), the Buyer will not make offers of employment to any of the Identified Proprietary Trading Personnel that the Seller identifies as employees that it wishes to retain.

(g)

Asia Employees. Asia Employees are employees of the Company and the Asia Seller and their respective Affiliates who work primarily in or for C Transferred Businesses located in Asia.  Buyer and Seller acknowledge and agree that they will give each other such assistance as either may reasonably require to comply with their respective obligations under the Laws of the applicable jurisdiction concerning the transfer of Asia Employees to Buyer.  Such assistance shall include without limitation Buyer providing offers to Asia Employees located in Hong Kong no later than seven (7) days before the respective employees’ date of employment termination.

(h)

UK Employees.  (i)

Subject to the satisfaction of the Specified Conditions, Buyer and Sellers acknowledge and agree that the Transfer of Undertakings (Protection of Employment) Regulations of 2006 ("TUPE") will apply to the sale and purchase of the Transferred C Businesses located in the United Kingdom and to each employee of the Company and the UK Seller and their respective Affiliates who works primarily in or for such Transferred C Businesses set forth in Schedule 4.01(i) (the "UK Employees").  The employment of each UK Employee shall transfer automatically to Buyer on the applicable Subsequent Closing Date on terms and conditions of employment (including bonus and incentive compensation opportunities) that are no less favorable than those which applied immediately before the applicable Subsequent Closing Date.

(ii)

Buyer and Sellers will give each other such assistance as either may reasonably require to comply with their respective obligations under TUPE in relation to the UK Employees and in contesting any claim by any person employed or engaged in the Transferred C Businesses at or before the applicable Subsequent Closing Date resulting from or in connection with this Agreement.  In particular, Seller will as soon as reasonably practicable and no later than seven to fourteen days after the signing of this Agreement provide to Buyer such information as Buyer requires to comply with its duty to inform and consult appropriate representative of the UK Employees pursuant to Regulation 13 of TUPE.  Not later than three days before the applicable Subsequent Closing Date, Buyer and Seller will send to each of the UK Employees a joint letter in terms to be agreed by Buyer and Sellers, confirming the transfer of their employment to Buyer and details of their terms of employment and/or working conditions to the extent they will be different from those applicable at the time of the joint letter.

(iii)

Except as provided below, Buyer and Sellers agree that Buyer shall provide pension and retirement benefits for and in respect of each  UK Employee which are no less favorable than those which were provided by the Sellers immediately before the Subsequent Closing Date (notwithstanding that the provisions of TUPE may not apply to transfer those benefits). Where, immediately before the Subsequent Closing Date, a UK Employee was accruing defined benefits (as defined in section 152(7) of the UK Finance Act 2004), including for the avoidance of doubt where the UK Employee had a right to benefits calculated by reference to past service and salary at future retirement.

(i)

Deemed Acceptance.  The terms of each Comparable Offer shall further specify that, to the extent permitted by applicable Law, the offer will be deemed accepted unless the C Front Office Employee delivers a written rejection of the offer to Buyer no later than ten (10) calendar days following the date of the offer (the "Rejection Deadline").  As soon as reasonably possible after the Rejection Deadline, but in no event later than three (3) business days after any Rejection Deadline, the OIB Division shall provide Seller with a complete list of C Front Office Employees who have rejected Buyer's Offer of Employment.  Except as otherwise provided or except as prohibited by applicable Law, C Front Office Employees who do not timely reject an offer of employment from the OIB Division shall be deemed to have accepted the offer of employment and to have voluntarily resigned as employees of Seller and shall become employees of the OIB Division, in each case, effective on the Initial Closing Date or the applicable Subsequent Closing Date, as the case may be.  Except as prohibited by applicable Law, C Front Office Employees who reject an offer of employment from the OIB Division shall be deemed to have voluntarily resigned their employment with the applicable Seller as of the Initial Closing Date, unless Seller and Buyer have agreed that such C Front Office Employee may remain employed with Seller.  C Front Office Employees who become employees of the OIB Division shall transfer their licenses and registrations to the OIB Division-to the extent permitted by applicable Law.

Section 2.2

C Infrastructure Employees

.  Except as provided herein, each employee of the Company and their respective Affiliates utilized primarily by the Transferred C Businesses who is not a C Front Office Employee (the "C Infrastructure Employees") shall remain an employee of the applicable Seller.  The Seller shall use commercially reasonable efforts to retain each such C Infrastructure Employee as would be necessary to perform transition services for the OIB Division during the Transition Period pursuant to the Transition Services Agreement or the Software License and IT Services Agreement.  Seller will provide Buyer with a list (15 business days after signing of this Agreement) of staff who are C Infrastructure Employees whom Seller has identified as staff that Buyer may need at the Initial Closing Date (or Subsequent Closing Date, as applicable) and may make offers to ("Specified C Infrastructure Employees").  Buyer will have until the conclusion of the Transition Period to make offers to such individuals and such offers must be Comparable Offers.  Buyer may not, without Seller consent, make offers of employment to any C Infrastructure Employee who is not a Specified C Infrastructure Employee.

Section 2.3

On-Campus Interview Offerees.

With respect to employment offers outstanding on the Initial Closing Date that were made by Sellers in the normal course of their on-campus interview process for employment commencing on or after the Initial Closing Date (“On-Campus Interview Offers”), Buyer shall honor the terms of such On-Campus Interview Offers as if such On-Campus Interview Offers were made by Buyer.  Buyer shall be liable for all salary, bonus, commission, costs, benefits and other employment-related Liabilities accrued or arising as a result of employment relating to the acceptance of any On-Campus Interview Offers, and Sellers shall have no liability to any party for any salary, bonus, commission, costs, benefits and other employment-related Liabilities accrued or arising as a result of employment relating to the acceptance of any On-Campus Interview Offers.  Any employee who accepts an On-Campus Interview Offer is hereinafter referred to as an "On-Campus Interview Employee."

Section 2.4

Transferred Employees.

Sellers shall not take, and shall cause each of their Affiliates not to take, any action that would impede, hinder, interfere or otherwise compete with the OIB Division's effort to hire or retain any C Front Office Employee and any Specified C Infrastructure Employee.  Each C Front Office Employee and C Infrastructure Employee who accepts Buyer's offer of employment or is deemed to accept Buyer's offer of employment and each UK Employee, Asia Employee, On-Campus Interview Employee, and employee of C Israel is hereinafter referred to as a "Transferred C Employee").

Section 2.5

Employment-Related Liabilities for Transferred C Employees

(a)

General Employment-Related Liability Provisions.  Subject to the other provisions the Article IV (including but not limited to the provisions of Section 4.05(b) and Section 4.10), with respect to all Transferred C Employees, (A) the applicable Seller shall remain liable for all salary, bonus, commission, costs, benefits and other employment-related Liabilities accrued or arising from events or conditions that occurred prior to the Initial Closing or the date a Transferred C Employee becomes employed with the OIB Division, whichever is later; and (B) the OIB Division shall assume Liability for all salary, bonus, commission costs, benefits and other employment related Liabilities accrued or arising  from events or conditions that occur on or after the Initial Closing or the date a Transferred C Employee becomes employed with the OIB Division, whichever is later; provided that nothing herein shall alter the rights and obligations of the parties outlined in Article XII of this Agreement.  Subject to the other provisions of this Article IV, with respect to any employee of any Seller who does not become a Transferred C Employee (the "Retained Employees"), the applicable Seller shall retain all Liabilities of whatsoever kind related to such Person's employment (the "Retained Employee Liabilities"), and the OIB Division shall not assume responsibility for any cost or liability with respect to the employment of any such Person; provided that nothing herein shall alter the rights and obligations of the parties outlined in Article XII of this Agreement.  Notwithstanding the above, or anything in this Agreement to the contrary, Buyer shall be solely liable for any liabilities accrued or arising under the RSA Plans (as defined below) as a result of any C Front Office Employee to whom Buyer is obligated to make an offer pursuant to Section 4.01 (or of any C Infrastructure Employee to whom Buyer makes an offer) claiming entitlement to such benefits by reason of not receiving an offer of comparable employment.  Buyer's obligation under the preceding sentence shall not apply unless a court or other judicial body, government agency or arbitration tribunal makes a determination that such C Front Office Employee or C Infrastructure Employee is entitled to such benefits by reason of not receiving a comparable offer of employment.

(b)

Severance.

(i)

Transferred C Employees who are terminated by the OIB Division within twelve months following the Initial Closing Date shall be entitled to severance benefits that are equal in amount to the severance benefits, if any, to which such employees would have been entitled under the "CIBC USA Severance Pay Plan for Employees Earning an Annual Based Salary of US $50,000.00 or More," the "CIBC USA Severance Pay Plan for Employees Earning an Annual  Based Salary Below US $50,000.00", and the European Restructuring and Support Program (and each other severance program or arrangement maintained by Sellers in each other country in which Transferred C Employees are employed as set forth on Section 5.08(a) of the Seller Disclosure Schedule) (collectively, the "CIBC Severance Plans") had such individuals terminated employment with Sellers under the same circumstances as their termination from employment with the OIB Division.  As a condition of receiving separation benefits, any Transferred C Employee will be required to provide Buyer with a fully executed  release of any and all claims against Buyer and Sellers, and each of their affiliates and related individual and corporate parties, in a form satisfactory to Buyer and Seller and in compliance with applicable Laws (the “Release”).  Transferred C Employees who are employed by the OIB Division on or after the Initial Closing Date shall not be eligible to participate in, or receive benefits under, any severance plans of Sellers.

(ii)

Seller shall reimburse Buyer for severance benefits paid to Transferred C Employees who are terminated by Buyer within 12 months of the Initial Closing Date, provided that, except as otherwise set forth in Section 4.05(b)(v), the aggregate amount reimbursed by Seller pursuant to this Section 4.05(b)(ii), when taken together with all Seller COBRA Costs incurred by Seller and Buyer COBRA Costs (each as defined in Section 4.14 reimbursed by Seller in accordance with the provisions of Section 4.14 shall not exceed $25 million (the “Severance Cap”).  Buyer shall be solely liable for any additional severance amounts paid to the Transferred C Employees to the extent that Sellers' previous reimbursements of Buyer under Section 4.05(b) taken together with any Seller COBRA Costs incurred by Sellers and Buyer COBRA Costs reimbursed by Sellers pursuant to Section 4.14 equal $25 million, and, further, Buyer shall pay directly or reimburse Sellers for any Seller COBRA costs incurred under Section 4.14 to the extent that such costs would cause Sellers' aggregate cost under Sections 4.05 and 4.14 to exceed $25 million.  To the extent permissible by applicable Law, tax deductions associated with such terminations shall be recognized by the applicable Seller up to $25 million.  Transferred C Employees who are employed by the OIB Division on or after the Initial Closing Date shall not be eligible to participate in, or receive benefits under, any severance plans of Sellers.

(iii)

Buyer shall provide monthly reports to the Sellers setting forth each employee termination occurring at the OIB Division during the twelve months following the Initial Closing Date (including the termination of Transferred C Employees and former employees of the OIB Division).  Such report shall include both voluntary and involuntary terminations and shall include the following information:  the name of the employee, the date of termination, the salary of such terminated employee, the reason for termination, and any severance payment made by the OIB Division.  Buyer shall also supply Seller with a copy of the fully executed release (in the form of the Release described in Section 4.05(b)(i)) to be obtained from each such employee in accordance with Section 4.05(b)(i).  Whether or not to terminate the employment of any Transferred C Employee shall be a decision in the sole discretion of the OIB Division.

(iv)

With respect to Transferred C Employees whose employment is terminated by the OIB Division more than twelve months after the Initial Closing Date, such Transferred C Employee shall be eligible to receive benefits under a severance plan, if any, to be maintained by the OIB Division for the benefit of similarly situated employees of the OIB Division.

(v)

Any severance costs incurred by Buyer and reimbursed by Seller in connection with the termination of employment of any Asia Employee listed in "Asia Pacific Invest and Corp Banking" line of business on Schedule 4.01, and any UK Employee who is listed in "UK Invest and Corp Banking" line of business on Schedule 4.01, who is terminated by the Buyer within thirty (30) days following the applicable Subsequent Closing Date, shall not be subject to the Severance Cap nor shall it included in calculating the amounts paid toward the Severance Cap.

(vi)

In the case of any C Front Office Employee described in Section 4.01(f) to whom Buyer declines to make an offer, any severance payable by Seller under the CIBC Severance Plans to such individual and any Seller COBRA costs (as defined in Section 4.14) incurred with respect to such individual shall be paid by Seller, and shall be treated as paid by Seller pursuant to Sections 4.05 and 4.14, respectively, and thus shall be taken into account in applying the Severance Cap described in Section 4.05(b)(ii).

(c)

Additional Employment-Related Liability Provisions Relating to UK Employees.  With respect to the UK Employees, the OIB Division shall also be liable for any Liabilities arising from (i) any act or omission of the Buyer or Affiliate of the Buyer before or after the applicable Subsequent Closing Date relating to the employment or termination of employment of any of the UK Employees after the applicable Subsequent Closing Date; provided however that any amounts paid by Buyer or Affiliates of Buyer in respect of the termination of any of the Asia Employees shall reimbursed by Seller in accordance with the provisions of Section 4.05(b), (ii) any substantial changes to the working conditions of any of the UK Employees to their material detriment which are made, proposed or anticipated to take effect after the applicable Subsequent Closing Date and any right of any UK Employee to terminate his contract of employment without notice in acceptance of a repudiatory breach of his contract by the Buyer or Affiliate of the Buyer, (iii) any breach by the Buyer or an Affiliate of the Buyer of Regulation 13(4) of TUPE, and (iv) any claim in respect of a failure by the Buyer or Affiliate of the Buyer to provide retirement or death-in-service benefits for or in respect of any UK Employee of the same or equivalent level as those persons would have been entitled to from the Sellers immediately before the applicable Subsequent Closing Date.

(d)

Additional Employment-Related Liability Provisions Relating to Asia Employees.  With respect to the Asia Employees, the OIB Division shall be liable for any Liabilities arising from (i) any act or omission of the Buyer or Affiliate of the Buyer before or after the applicable Subsequent Closing Date relating to the employment or termination of employment of any of the Asia after the applicable Subsequent Closing Date; provided however that any amounts paid by Buyer or Affiliates of Buyer in respect of the termination of any of the Asia Employees shall reimbursed by Seller in accordance with the provisions of Section 4.05(b), (ii) any substantial changes to the working conditions of any of the Asia Employees to their material detriment which are made, proposed or anticipated to take effect after the applicable Subsequent Closing Date and the right of any Asia Employee under applicable Law due to such changes, (iii) any failure of the Buyer or an Affiliate of the Buyer to comply with its obligations under applicable Law and (iv) any failure of Buyer or an Affiliate of the Buyer which cause Sellers or any Affiliate of Sellers to fail to comply with their obligations under applicable Law.

(e)

Additional Provisions Relating to Inactive Employees.  Each Inactive Employee prior to the date such Inactive Employee is hired by Buyer or an Affiliate of Buyer shall be retained as employees of Seller, but only for such period as an individual on long-term, short-term or approved leave of absence, respectively, would normally remain an employee in the absence of this transaction, and Seller shall continue to provide such Inactive Employees for the period that they remain employees of the Seller with such benefits as Seller or an Affiliate of Seller was providing on the Initial Closing Date or Subsequent Closing Date, as applicable, to employees on long-term disability leave, short-term disability leave or approved leave of absence, respectively.

Section 2.6

Transferred C Employees

. Effective as of the Initial Closing Date or the date on which a Transferred C Employee becomes employed by the OIB Division, whichever is later, except as otherwise expressly provided herein, the OIB Division shall cause each Transferred C Employee to be provided with a compensation and benefits structure that shall, in the aggregate, in the OIB Division's reasonable judgment, be substantially comparable to the compensation and benefits provided by the OIB Division to its similarly situated employees; provided, however, that for a period of one year following the Initial Closing Date, each Transferred C Employee shall be entitled to, at a minimum, the compensation, benefits and terms of employment under the Comparable Offer that Section 4.01(a) requires be offered to such Transferred C Employee, provided that such Transferred C Employee remains employed by the OIB Division.  Nothing herein shall be construed as guaranteeing employment for any specific period of time or altering the at-will employment status of any employee.

Section 2.7

Credit for Service

.  The OIB Division shall permit Transferred C Employees to participate in all the OIB Division plans in which participation is open to similarly situated employees of the OIB Division at comparable levels for such similarly situated employees, except where such participation in the OIB Division plans would result in a duplication of benefits for such Transferred C Employee, and the OIB Division shall cause the Transferred C Employees to be given full credit for all service with the applicable Seller or an Affiliate of the applicable Seller prior to the Initial Closing Date for purposes of eligibility, vesting and determination of the level of benefits under any employee benefit plans or arrangements of the OIB Division or an Affiliate of Buyer or any plans of Sellers that are assumed by or maintained by the OIB Division in which such Transferred C Employees participate, or are eligible to participate, after the Initial Closing Date, to the same extent such service was recognized by the applicable Seller or an Affiliate of Seller immediately prior to the Initial Closing Date; provided, however, that such service need not be recognized for purposes of benefit accruals under any defined benefit plan maintained by the OIB Division, nor shall such service be recognized to the extent it would result in duplication of benefits.  The OIB Division shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Transferred C Employees under any welfare plan in which such employees may be eligible to participate after the Initial Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Initial Closing Date under the corresponding welfare plan of the applicable Seller or an Affiliate of such Seller in which such Transferred C Employees participate, or are eligible to participate, immediately prior to the Initial Closing Date, and (ii) for the Plan year in which the Initial Closing Date occurs, provide each Transferred C Employee with credit for any co-payments and deductibles paid prior to the Initial Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans in which such employees are eligible to participate after the Initial Closing Date, as if those deductibles or co payments had been paid under the welfare plans in which such employees are eligible to participate after the Initial Closing Date.

Section 2.8

401(k) Plan

.  Seller shall take such actions as may be necessary to ensure that all Transferred C Employees are, as of the Initial Closing Date, 100% vested in their account balances under the Seller 401(k) Savings Plan (the "Seller 401(k) Plan") and shall contribute to the Seller 401(k) Plan, within two weeks of the date on which each applicable Transferred C Employee becomes an employee of the OIB Division, such additional matching contributions, if any, required for such Transferred C Employee in accordance with the terms and conditions of the Seller 401(k) Plan for the portion of the Plan year during which such Transferred C Employee was employed by the Seller.  Commencing on the date on which each applicable Transferred C Employee becomes an employee of the OIB Division, such Transferred C Employees shall be eligible to participate in Buyer's 401(k) plan, Buyer shall make any profit sharing contributions to such plan, on the same terms and conditions as for comparable employees of Buyer, recognizing the Transferred C Employees' prior service to Seller and compensation from Seller, as service and compensation with Buyer.  The Buyer shall use best efforts to permit each Transferred C Employee to roll over his account balances, including any notes representing any loans to such Transferred C Employee, under the Seller 401(k) Plans into Buyer's 401(k) Plan at or immediately following the Initial Closing Date or the date the employee transfers to employment with the OIB Division, whichever is later."

Section 2.9

Pre-Closing Commissions

.  Any commissions or similar amounts earned prior to the Initial Closing Date by employees of Sellers in respect of transactions consummated by the Transferred C Businesses shall be held by the applicable Seller for the benefit of such employees and paid to such employees in the ordinary course of business and in accordance with any applicable agreements entered into prior to the Initial Closing Date.

Section 2.10

Certain Plans

(a)

Seller RSA Plan Awards for Fiscal Years ending on or prior to October 31, 2006.  Seller, under its Restricted Share Award Plan (the "RSA Plan"), shall provide that Transferred C Employees may retain awards granted under the RSA Plan for fiscal years ending on or prior to October 31, 2006, and off-cycle awards granted under the RSA Plan during the fiscal-year ending October 31, 2007, and that such awards shall continue to vest on and after the Initial Closing Date in accordance with the terms of the RSA Plan based on treating employment with OIB Division as employment with Seller and its Affiliates.  The OIB Division shall reimburse the Company for the value of the shares (based on the “Average Cost” of each award as defined in the RSA Plan) comprising Transferred C Employees' RSA Plan awards described in this subsection (a) and outstanding as of the Initial Closing Date, to the extent such awards are not vested on the date immediately prior to the Initial Closing Date, with such reimbursement to be provided from time to time as such awards vest and are paid or delivered to the Transferred C Employees or their beneficiaries.  Notwithstanding the foregoing, in the event that a Transferred C Employee's employment with the OIB Division is terminated without cause by OIB during the first twelve (12) months following the Initial Closing Date, thereby causing an acceleration in the vesting of such Transferred C Employee's RSA Plan awards described in this subsection (a) (the shares comprising such awards so accelerated referred to as the "Accelerated Shares"), Buyer's obligation to reimburse Seller for the value of the Accelerated Shares shall be pro rated based upon the number of months that have elapsed since the Initial Closing Date until the effective date of  termination of such Transferred C Employee's employment, as follows:  Buyer's reimbursement obligation in respect of each such Accelerated Share shall equal the value of such Accelerated Share, determined in accordance with the foregoing, multiplied by a fraction, the numerator of which is the number of months having elapsed since the Initial Closing Date until the effective date of termination of such Transferred C Employee's employment, and the denominator of which shall be the number of full months between the Closing Date to the date the Accelerated Share would have become vested under the terms of the RSA Plan in the absence of any acceleration of vesting.  Any forfeitures of RSA Plan awards shall revert to Seller in accordance with the RSA Plan.

(b)

Seller RSA Plan Awards for Fiscal year ending October  31, 2007 and periods thereafter.

(i)

Prior to the Closing Date, Seller shall for the fiscal year ending Ocotber 31, 2007, in accordance with the terms of the applicable bonus plan and Seller past practice and policies, determine the portion of each Transferred C Employee’s annual bonus payment to be paid in the form of RSA Plan awards under the RSA Plan (referred to herein as “Tranche 1 awards”) and shall grant such Tranche 1 awards to the Transferred C Employees prior to the Initial Closing Date.

(ii)

In addition to the Tranche 1 awards, Seller shall set aside an amount not to exceed $20,000,000 to be used as retention bonuses (the "Retention Pool"), to be paid, in the form of RSA Awards (referred to as "Tranche 2 awards") and shall grant such Tranche 2 awards to the Transferred C Employees prior to the Initial Closing Date.

(iii)

 Tranche 1 awards shall vest as to one-third of the total award on each of the first three anniversaries of the date of grant, subject to and in accordance with the vesting provisions of the RSA Plan.  Seller shall provide that Transferred C Employees may retain the Tranche 1 awards granted under the RSA Plan following the Initial Closing Date and that Tranche 1 awards shall continue to vest in accordance with the terms of the RSA Plan based on treating employment with OIB Division as employment with Seller and its Affiliates.

(iv)

Seller Parent shall provide that Tranche 2 awards shall become 100% vested on the third anniversary of the grant date, provided that the individual remains employed by OIB Division or an Affiliate from the Closing Date to such third anniversary, but shall otherwise be subject to the vesting provisions of the RSA Plan (treating employment with OIB Division as employment with Seller and its Affiliates).

(v)

The OIB Division shall reimburse the Company for the value of the shares (based on the “Average Cost” of each award as defined in the RSA Plan) comprising Transferred C Employees' awards under the RSA Plan described in this subsection (b) and outstanding as of the Initial Closing Date, to the extent such awards are not vested as of the Initial Closing Date, with such reimbursement to be provided from time to time as such awards vest and are paid or delivered to the Transferred C Employees or their beneficiaries.  Notwithstanding the foregoing, in the event that a Transferred C Employee's employment with the OIB Division is terminated without cause by OIB during the first twelve (12) months following the Initial Closing, thereby causing, an acceleration in the vesting of such Transferred C Employee's RSA awards described in this subsection (b) (the shares comprising such awards so accelerated referred to as the "Accelerated Shares"), Buyer's obligation to reimburse Seller for value of the such Accelerated Shares shall be pro rated based upon the number of months that have elapsed since the Initial Closing Date until the effective date of  termination of such Transferred  C Employee's employment, as follows:  Buyer's reimbursement obligation in respect of such Accelerated Shares shall equal the value of such Accelerated Shares, determined in accordance with the foregoing, multiplied by a fraction, the numerator of which is the number of months having elapsed since the Initial Closing Date until the effective date of termination of such Transferred C Employee's employment and the denominator of which shall be twelve (12) for Tranche 1 awards scheduled to vest in 2008, eighteen (18) for Tranche 1 awards scheduled to vest in 2009, and thirty-six (36) for Tranche 1 awards scheduled to vest in 2010 and for Tranche 2 awards.  Any forfeitures of RSA Plan awards shall revert to Seller in accordance with the RSA Plan.

(vi)

Subsequent to Closing, Buyer may, subject to the conditions described herein, implement a program (the "Program") pursuant to which Transferred C Employees may elect to participate in the OIB Incentive Plan (subject to the limits set forth in Section 4.10(c)) or the Wealth Accumulation Plan (each as defined below) in lieu of retaining some or all of their Tranche 2 awards.  To the extent a Transferred C Employee elects to invest some or all of the value of his Tranche 2 award (value determined based on the “Average Cost” of each award as defined in the RSA Plan) in the OIB Incentive Plan or the Wealth Accumulation Plan, (1) the Transferred Employee's Tranche 2 award under the RSA Plan shall be correspondingly forfeited, and (2) the Seller shall pay to Buyer, within ten (10) days following the deadline for making such election or notice from Buyer, whichever is later, an amount equal to that which the Transferred C Employees elect to invest in the OIB Incentive Plan or the Wealth Accumulation Plan (referred to as the "OIB Deferral"); provided, however, (1) to the extent the Transferred Employee becomes vested in all or a portion of such OIB Deferral, Buyer shall reimburse Seller for the value of such vested amount (based on the Average Cost of the RSA award to which the OIB Deferral is attributable), within thirty (30) days of the date of such vesting; and (2) to the extent that the Transferred Employee subsequently forfeits all or a portion of such OIB Deferral, the Buyer shall reimburse the Seller for the forfeited amount (based on the Average Cost of the RSA award to which the OIB Deferral is attributable)within thirty (30) days following such forfeiture.

(vii)

In order to implement such Program, Buyer must deliver to the Seller in advance of implementation, all relevant plan documents and election and employee communication materials embodying the Program, and thereafter all completed employee elections relating to the Program.  Prior to implementing the Program, the Buyer and Seller shall use reasonable best efforts to ensure that the Program does not have an adverse tax effect on any Transferred C Employee who elects to participate in the Program.

(viii)

Transferred C Employees shall not be eligible for new awards under the RSA Plan after the Initial Closing Date, and the Company shall not make any such awards.

(c)

Incentive Shares.  Pursuant to its implementation of the Program, on or prior to the Initial Closing, Buyer shall adopt an equity incentive plan (including forms of award agreements) for the benefit of Transferred C Employees (the "OIB Incentive Plan").  Certain Transferred C Employees, identified in the sole discretion of the Buyer, shall receive notification that they are eligible to receive a grant on the Initial Closing Date (or at such time as they become employees of OIB Division or its applicable Affiliates, whichever is later) of restricted Buyer Shares with a specified value (the "Incentive Shares") in exchange for forfeiting Tranche 2 awards with an equivalent value.  The available pool of Buyer Shares available for issuance as Incentive Shares pursuant to the Program to Transferred C Employees and Buyer employees transferred to the OIB Division shall have an aggregate value not to exceed $15 million, determined on the basis of the average trading price of the Buyer Parent stock over the fifteen trading days ending five business days ending five business days prior to the announcement of the transactions contemplated by this Agreement (the "Pre-Announcement Price").  The recipients of Incentive Shares and respective amounts of Incentive Shares shall be determined by Buyer, in consultation with the Company.  The Incentive Shares shall be subject to the following terms and conditions: (i) all Incentive Shares shall vest 25% on the third anniversary of the Initial Closing Date; 25% on the fourth anniversary of the Initial Closing Date, and 50% on the fifth anniversary of the Initial Closing Date; and (ii) Incentive Shares shall be forfeited in the event of an employee's termination of employment with the OIB Division.  Any dollar amount of forfeitures on Incentive Shares shall be credited back to the OIB Division, provided however that to the extent that any Incentive Shares are attributable to RSA awards that an employee elected, in accordance with Section 4.10(b)(vi), not to receive, the Buyer will reimburse Seller for any Incentive Shares forfeited, or in which the Transferred Employee becomes vested, in accordance with the last sentence of Section 4.10(b)(vi).

(d)

Wealth Accumulation Plan.  Amounts allocated to the "Wealth Accumulation Plan" (a deferred compensation plan for benefit of certain of its employees) shall vest on the fifth anniversary of the date that such amounts are allocated to the plan.  To the extent that any amounts under the Wealth Accumulation Plan are attributable to RSA awards that an employee elected, in accordance with Section 4.10(b)(vi), not to receive, the Buyer will reimburse Seller for any Wealth Accumulation Plan amount forfeited, or in which the Transferred Employee becomes vested, in accordance with the last sentence of Section 4.10(b)(vi).

(e)

Non-Cancellation of RSA Awards.  Notwithstanding anything to the contrary set forth in Sections 4.10(a) or 4.10(b), upon voluntary termination of employment, a Transferred C Employee may at any time petition the Seller in accordance with the terms of the RSA Plan for accelerated vesting and non-cancellation of outstanding and unvested RSA Awards.  Seller shall have the sole discretion in determining whether to grant such employee's request and the cost of any shares that accelerate as a result of granting such request shall be the sole liability of Seller and shall not be reimbursed by Buyer, the OIB Division, or any of its Affiliates.

Section 2.11

[Intentionally Omitted]

Section 2.12

WARN Act.

(a)

To the extent that any obligations might arise under the WARN Act or under any similar provision of any Law (hereinafter referred to collectively as "WARN Obligations") as a consequence of the transactions contemplated by this Agreement, Sellers shall be responsible for any WARN Obligations arising as a result of any employment losses with respect to Transferred C Employees occurring on or prior to the Initial Closing Date except to the extent such losses are attributable to the OIB Division's failure to perform any of the covenants described herein, and the OIB Division shall be responsible for any WARN Obligations arising as a result of any employment losses with respect to Transferred C Employees and occurring after the Initial Closing Date.

(b)

On or before the Closing Date, the Sellers shall provide a list of the name and site of employment of any and all Transferred C Employees who have experienced, or will experience, an employment loss or layoff – as defined by the WARN Obligations – within ninety (90) days prior to the Closing Date.  Sellers shall update this list up to and including the Closing Date.

Section 2.13

C Bonuses

.

(a)

2007 Bonus.  Subject to the Buyer's obligation as set forth in Section 4.10 to reimburse the Seller in respect of Tranche 1 awards, the applicable Sellers shall remain liable and responsible for payments to Transferred C Employees of any annual incentive compensation bonuses for the Company's year ended October 31, 2007 as determined in accordance with the applicable bonus plans maintained by Sellers in which the Transferred C Employees participate as of the Initial Closing Date, provided, however, that the failure of any Transferred C Employee (who is employed by the OIB Division on the Initial Closing Date) to be employed by the applicable Seller on the bonus payment date shall not disqualify such employee from receiving a bonus.

(b)

2008 Bonus.  Transferred C Employees who become employed by the OIB Division shall be eligible for a bonus from the OIB Division for the OIB Division's year ended December 31, 2008 (referred to as the "2008 Bonus").  The amount of each such 2008 Bonus shall be determined by the OIB Division in a manner consistent with its past practices but taking into account the fact that the 2008 Bonus Period is longer than a 12 month period.  Each such 2008 Bonus paid to a Transferred C Employee remaining employed by the OIB Division shall be paid at such time following the OIB Division's fiscal year, and upon such other terms and conditions, as Buyer shall determine, taking into account the financial results of the OIB Division in good business practices and with regard individual contribution, seniority and similar factors.  Sellers shall have no liability, whatsoever, to any party with respect to any 2008 Bonus.

Section 2.14

COBRA

.  To the extent that a C Front Office Employee or C Infrastructure Employee participates prior to the Closing Date in a "group health plan" (within the meaning of Section 5000(b)(1) of the Code) maintained by Seller and such employee incurs a qualifying event under Section 4980B of the Code on the Closing Date on account of his or her termination of employment with Seller, as determined in accordance with applicable Treasury Regulations, Seller shall comply with all notice and continuation coverage requirements applicable to the Group Health Plans under Section 4980B of the Code known as COBRA ("COBRA Requirements") with respect to such Transferred C Employees and any "qualified beneficiaries" (as defined in Section 4980B of the Code)) under the group health plan in accordance with Section 4980B of the Code and the regulations thereunder.  For purposes of calculating amounts applying to the Severance Cap, any administrative costs incurred by Seller in respect of the provision of COBRA benefits to any C Front Office Employee or C Infrastructure Employee in excess of the premiums paid by such employee shall constitute the "Seller COBRA Costs."  For a transition period of sixty (60) days (subject to possible extension (or earlier termination) in accordance with the provisions of the Transition Services Agreement) commencing on the Closing Date (the "Transition Period") subject to limitations in and requirements of Applicable Laws and applicable plans and contracts, Seller or an Affiliate of Seller shall use its reasonable best efforts to cause C Transferred Employees to continue to be provided with the health and welfare benefits specified in the Transition Services Agreement in accordance with the terms thereof, and Buyer shall pay Seller or an Affiliate of Seller in respect thereof as detailed in the Transition Services Agreement.  Subject to the limitations of Section 4.05, Seller shall be solely responsible for the provision of COBRA benefits to any Transferred C Employee who is terminated by OIB Division during the Transition Period.  OIB Division shall be solely responsible for the provision of COBRA benefits to any Transferred C Employee who is terminated by OIB Division after the Transition Period.  Subject to the limitations of Section 4.05, Seller shall reimburse OIB Division for any administrative costs incurred by OIB Division in respect of the provision of COBRA benefits to any Transferred C Employee in excess of the premiums paid by such Transferred C Employee ("Buyer COBRA Costs") terminated after the Transition Period and during the 12 months following the Initial Closing Date.  Notwithstanding anything herein to the contrary, provided that if for any reason Buyer has not established a health plan that covers the Transferred C Employees prior to the expiration of the Transition Period, and any such Transferred C Employee elects COBRA coverage under Seller's health plans, Buyer shall pay the full COBRA premium on behalf of such Transferred C Employee (except for the amount such Transferred C Employee would have been required to pay as an active employee of Seller).

Section 2.15

No Third-Party Beneficiaries

.  This Agreement is not intended and shall not be deemed to confer upon or give any Person except the parties hereto and their respective successors and permitted assigns any remedy, claim, Liability, reimbursement, cause of action or other right under or by reason of this Agreement.  No employee or beneficiary, heir, successor, delegate or representative of an employee of any Seller shall have any rights under this Agreement, whether as a third-party beneficiary or otherwise.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Seller Parent and the Company represent and warrant to Buyer as of the date hereof and as of the Initial Closing Date as follows:

Section 3.1

Organization; Authority

.

(a)

Seller Parent is a bank duly organized, validly existing and in good standing under the Bank Act of Canada.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.  Each other Seller and C Israel is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization.  Each Seller and C Israel has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  Each Seller and C Israel is qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect.

(b)

Each Seller has all requisite corporate power and authority to enter into this Agreement, the Ancillary Agreements and any instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement (including the Ancillary Agreements, collectively referred to herein as the "Seller Related Instruments") and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and the Seller Related Instruments to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Seller and no other corporate proceedings on its part are necessary to authorize such execution, delivery and performance.  This Agreement has been, and each of the Seller Related Instruments to which it is a party shall be, duly executed and delivered by the applicable Seller and constitutes a valid and binding obligation of the applicable Seller, enforceable against such party in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.2

No Violation; Consents and Approvals

.

(a)

The execution and delivery of this Agreement and the Seller Related Instruments does not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof or thereof will not (i) violate or be in conflict with (A) any provision of the certificate of incorporation of any Seller or C Israel (or equivalent documents) or by-laws of any Seller or C Israel (or equivalent documents) or (B) any Law applicable to Sellers, C Israel, the Transferred C Businesses or the Purchased C Assets or (ii) conflict in any material respect with, or result in any material violation of or constitute a material default (or an event or condition which, with notice or lapse of time or both, would constitute a material default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any Liability pursuant to, or result in the creation or imposition of any Lien under, any Contract or other instrument or obligation, commitment, undertaking, arrangement or restriction of any kind or character to which any Seller or C Israel is a party or by which any Seller or C Israel may be bound or affected or to which any of the Purchased C Assets or the Transferred C Businesses may be subject.

(b)

Except (i) for the Required Approvals, (ii) as set forth in Section 5.02(b) of the Seller Disclosure Schedule and (iii) the requirements of the Merger Control Laws, and (iv) except for consents, approvals, orders or authorizations of, or notices to third parties which, if not obtained or made, would be material and adverse to the Transferred C Businesses taken as a whole, no material consent, approval, order or authorization of, or notice to, or registration, declaration or filing with, any Governmental Entity or any third party is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement or the Seller Related Instruments or the consummation by any Seller of the transactions contemplated hereby or thereby or to enable Buyer after the Initial Closing to conduct the Transferred C Businesses in substantially the same manner in which it currently is operated by the Company, the absence of which, notwithstanding the services provided by Sellers and their Affiliates pursuant to the Ancillary Agreements and notwithstanding Section 2.07, would in any material respect, impede, restrict or prevent Buyer from obtaining the benefits of the Transferred C Businesses after the Initial Closing.

Section 3.3

Absence of Undisclosed Liabilities; Financial Information

.

(a)

Except for the Excluded C Liabilities and Liabilities (i) set forth in Section 5.03 of the Seller Disclosure Schedule, or (ii) incurred in the ordinary course of business consistent with past practice, since October 31, 2006, the Transferred C Businesses have not incurred any Liabilities of whatsoever nature, direct or indirect, whether accrued, fixed, contingent or otherwise which could reasonably be expected to be material to the Transferred C Businesses.

(b)

Financial information provided by the Company and its representatives to Buyer and its representatives in connection with Buyer's evaluation of the Transferred C Businesses was taken or prepared, as applicable, from, and are in accordance with, the management accounting records of the Company and its Affiliates with respect thereto, which books and records have been regularly kept and maintained in accordance with the Company's normal management reporting policies and procedures; provided, however, that such results may not reflect the results of the Transferred C Businesses when considered on a stand-alone basis separate from Sellers, and may not be in accordance with GAAP, except in specific instances where extracts have been provided from FOCUS reports which are prepared in accordance with GAAP.

Section 3.4

Absence of Certain Changes or Events

.  Since August 31, 2007, (i) the Transferred C Businesses have been operated only in the ordinary course consistent with past practice, (ii) through the date of this Agreement, there has been no event, change or development which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect, and (iii) Seller has not taken any action which, if taken without the consent of Buyer after the execution and delivery of this Agreement, would constitute a breach or violation of Section 7.01.

Section 3.5

Title to Assets; Sufficiency

.

(a)

Each Seller has good and valid title to all of the Purchased C Assets owned by it and valid leasehold interests in, or other rights to use, all of the Purchased C Assets of such Seller subject to the Personal Property Leases.  Except as set forth on Section 5.05(a) of the Seller Disclosure Schedule, the tangible Purchased C Assets are owned by Sellers free and clear of all Liens, other than (i) Liens for Taxes which are not due and payable at the time of the Initial Closing or which are being contested in good faith by appropriate proceedings, and, in each case, for which the Company maintained adequate reserves in accordance with GAAP, (ii) workmen's or mechanic's Liens and other similar Liens and securing sums which are not past due, or deposits or pledges to obtain the release of any such Lien, (iii) statutory landlords' Liens under the Assumed Leases, (iv) other Liens or imperfections of title arising in the ordinary course of business, if any, which do not materially impair the use of the Purchased C Assets or the operation of the Transferred C Businesses as currently conducted, and (v) any Lien constituting a renewal, extension or replacement of a Lien described in the foregoing subclauses (the mortgages, liens, security interests and encumbrances described in clauses (i) through (v) above are collectively referred to herein as "Permitted Liens").

(b)

The Purchased C Assets (assuming for the purposes of this Section 5.05(b), that all Purchased C Assets subject to a Subsequent Closing are conveyed as of the Initial Closing), together with Buyer's rights under the Software License and IT Services Agreement and the Transition Services Agreement, constitute all of the assets, properties, licenses and agreements used by Sellers to operate the Transferred C Businesses as of the Initial Closing, other than the Excluded Permits.

Section 3.6

Intellectual Property

.

(a)

Section 5.06(a) of the Seller Disclosure Schedule sets forth a listing of the Transferred C Business Applications and a complete and accurate list of all U.S. and foreign Intellectual Property Rights that are owned by Seller or any of Seller's Subsidiaries and that claim or pertain to the Transferred C Business Applications.

(b)

Section 5.06(b) of the Seller Disclosure Schedule sets forth with respect to the Transferred C Business Applications a complete and accurate list of all agreements (whether oral or written, and whether between Seller, Seller's Subsidiaries and third parties or inter-corporate) to which Seller or one of its Subsidiaries is a party or otherwise bound, (i) granting or obtaining any right to use the Transferred C Business Applications or practice any Intellectual Property Rights that claim or otherwise pertain to the Transferred C Business Applications (other than licenses for readily available software programs having an acquisition price of less than $5,000), or (ii) to the knowledge of Seller, restricting Seller's or any of its Subsidiaries' rights to use any Intellectual Property Rights that claim or otherwise pertain to the Transferred C Business Applications, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "Business License Agreements").  The Business License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such Business License Agreement.  As of the Initial Closing Date, neither Seller nor any of its Subsidiaries have licensed or sublicensed its rights in the Transferred C Business Applications to any third party other than pursuant to the Business License Agreements.  No royalties, honoraria or other fees are payable by Seller or any of its Subsidiaries to any third parties for the use of or right to use the Transferred C Business Applications except pursuant to the Business License Agreements.

(c)

Except as set forth on Section 5.06(c) of the Seller Disclosure Schedule:

(i)

Seller or one of its Subsidiaries owns, or has a valid right to use, free and clear of all Liens, all of the Business Applications.

(ii)

There is no pending or, to the best of Seller's knowledge, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving the Business Applications owned by Seller or any of its Subsidiaries, or, to the best of Seller's knowledge, the Business Applications licensed to Seller or any of its Subsidiaries, alleging that the activities or the conduct of the Transferred C Businesses prior to the Initial Closing Date infringe upon, violate or constitute the unauthorized use of the Intellectual Property Rights of any third party or challenging Seller's or any of its Subsidiaries' ownership or use of the Business Applications.  There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations other than the Business License Agreements which (1) restrict Seller's or any of its Subsidiaries' right to use any Transferred C Business Applications, or (2) restrict the Transferred C Businesses in order to accommodate a third party's Intellectual Property Rights.

(iii)

To the best of Seller's knowledge, the conduct of the Transferred C Businesses prior to the Initial Closing Date has not infringed upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any Intellectual Property Rights owned or controlled by any third party.  To the best of Seller's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property Rights that are owned by Seller or any of its Subsidiaries and used in the Transferred C Businesses and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by Seller or any of its Subsidiaries.

(iv)

Seller has taken reasonable measures to protect the confidentiality of the Transferred C Business Applications.  To the best of Seller's knowledge, no Trade Secrets embodied in the Transferred C Business Applications have been disclosed or authorized to be disclosed to any third party other than pursuant to a written non-disclosure agreement.  To the best of Seller's knowledge, no party to any such non-disclosure agreement relating to Trade Secrets embodied in the Transferred C Business Applications is in breach or default thereof.

(d)

Except as set forth in Section 5.06(d) of the Seller Disclosure Schedule, the consummation of the transaction contemplated hereby shall not result in the loss or impairment of Seller's or any of its Subsidiaries' ownership or right to license or use any of the Transferred C Business Applications or Shared Applications, nor shall it require the consent of any governmental authority or third party in respect of any such Transferred C Business Applications or Shared Applications.

Section 3.7

Legal Proceedings

.  There are no Legal Proceedings relating to the Transferred C Businesses pending or, to Sellers' knowledge, threatened, that are reasonably likely to (i) result in material Liability to Seller, materially interfere with or inhibit the operation of the Transferred C Businesses or materially impair the value of the Purchased C Assets, (ii) have the effect of delaying, preventing, or making illegal the consummation of the transactions contemplated hereby or (iii) materially interfering with the ability of Buyer to operate the Transferred C Businesses after the Initial Closing as it is currently operated by the Company.  Section 5.07 of the Seller Disclosure Schedule sets forth a complete and correct list of all material Legal Proceedings with respect to the Transferred C Business since January 1, 2006 to the date hereof, together with an accurate summary of the claims underlying such Legal Proceeding and the status thereof.

Section 3.8

ERISA

.

(a)

Schedule 5.08(a) of the Seller Disclosure Schedule contains a true and complete list of each material deferred compensation, incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Sellers for the benefit of any Transferred C Front Office Employee or Transferred C Infrastructure Employee (the "Plans").  Each of the Plans that is subject to section 302 or Title IV of ERISA or section 412 of the Code is hereinafter referred to in this Section 5 as a "Title IV Plan."

(b)

To Sellers' knowledge, there are no material pending claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

(c)

Except as set forth on Section 5.08(c) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any Transferred C Front Office Employee or Transferred C Infrastructure Employee to severance pay, unemployment compensation or any other similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any Transferred C Front Office Employee or Transferred C Infrastructure Employee.

(d)

Except as set forth in Section 5.08(d) of the Seller Disclosure Schedule, as of the date hereof, Seller has received no notice or indication from, and has no reason to believe that, any of the Transferred C Front Office Employees or Transferred C Infrastructure Employees set forth on Schedules 4.01 and 4.02 shall (i) cease to be employees of the applicable Seller at any point prior to the Initial Closing Date; or (ii) be unwilling or unable to become or otherwise restricted or prohibited from becoming a Transferred C Employee as of the Initial Closing Date.

Section 3.9

Labor Matters

.

(a)

(i) Except as set forth in Section 5.09(a) of the Seller Disclosure Schedule, no labor strike, dispute, slowdown, stoppage, material grievance, material arbitration or lockout is pending with respect to the Transferred C Businesses or involving any Transferred C Employees, or to the knowledge of Seller, threatened against or affecting Seller with respect to the Transferred C Businesses and during the past five (5) years there has not been any such action with respect to the Transferred C Businesses or involving any Transferred C Employees, (ii) Seller is not party to or bound by any collective bargaining or similar agreement with any labor organization or works council, or work rules or practices agreed to with any labor organization, works council or employee association applicable to the Transferred C Employees, (iii) no Transferred C Employees are represented by any labor organization or works council and Seller has no knowledge of any union organizing activities among the Transferred C Employees within the past five (5) years, (iv) Seller is in compliance, in all material respects, with all requirements of the Labor Laws with respect to the Transferred C Employees, and, to the knowledge of Seller, Seller is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other Labor Laws with respect to the Transferred C Employees, (vi) no unfair labor practice charge or complaint is pending against Seller with respect to the Transferred C Employees, nor, to the knowledge of Seller, is any such charge or complaint threatened before the National Labor Relations Board or any similar agency, (vii) no charge or complaint with respect to or relating to the Transferred C Employees is pending before, and Seller has not received any notice of intent to conduct an investigation from, the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices with respect to the Transferred C Employees, (viii) Seller has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to the Transferred C Employees and no such investigation is in progress and Seller has no knowledge of any other Person investigating any such allegation that could reasonably be anticipated to result in significant Liability, and (ix) no complaints, lawsuits or other proceedings are pending or, to the knowledge of Seller, threatened in any forum by or on behalf of any Transferred C Employee or any applicant for employment with respect to the Transferred C Businesses alleging breach of any express or implied Contract or employment, any Laws governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.  To the knowledge of the applicable Seller, no Transferred C Employee is in material violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, noncompetition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such employee to be employed in the Transferred C Businesses or (ii) to the knowledge or use of trade secrets or proprietary information.

(b)

Except as set forth in Section 5.09(b) of the Seller Disclosure Schedule, which shall be provided to the OIB Division on the Initial Closing Date, none of the Transferred C Employees suffered an employment loss or layoff under the WARN Obligations during the six (6)-month period preceding the Initial Closing Date.

Section 3.10

Certain Contracts and Arrangements

.

(a)

Section 5.10(a) of the Seller Disclosure Schedule sets forth a complete and accurate list of all material Contracts to which Sellers or any Affiliate of Sellers is a party as of the date hereof relating primarily to, or necessary for the conduct of, the Transferred C Businesses or the Purchased C Assets or by which the Transferred C Businesses or the Purchased C Assets are bound or materially affected, including all of the following to the extent material to the Transferred C Businesses, the Purchased C Assets or the Assumed C Liabilities:

(i)

employment agreements or severance agreements;

(ii)

agreements with Transferred C Employees and the transactions contemplated herein;

(iii)

real estate leases and related sub-leases and service agreements including the Assumed Leases and the 300 Madison Lease;

(iv)

each Assigned C Contract;

(v)

any Contract prohibiting, limiting or restricting (A) the conduct of any portion of the Transferred C Businesses anywhere in the world or the provision of any products or services of the Transferred C Businesses to any Person anywhere in the world, (B) the competition by the Transferred C Businesses with any Person or (C) the soliciting or hiring of employees or consultants or the entry into a business relationship with any prospective client, customer or other Person anywhere in the world;

(vi)

any Contract requiring (A) Seller or C Israel to deal exclusively with any Person or (B) any Person to deal exclusively with Seller or C Israel;

(vii)

any material finders or referral Contract;

(viii)

any material securities lending or repurchase agreement or master agreement;

(ix)

any Contract providing for future payments or the acceleration or vesting of payments in excess of $1 million that are conditioned in whole or in part, on a change in control of the Transferred C Businesses;

(x)

any Contract, other than Contracts (A) entered into in the ordinary course of business consistent in nature and amount with past practice and (B) not terminable on notice of ninety (90) days or less without the payment of any material premium, penalty or fee, pursuant to which the Company or C Israel will receive, or is reasonably expected to receive, payments, or will make, or is reasonably expected to make, payments of more than $250,000 in the aggregate per annum or $1,000,000 over the life of such Contract;

(xi)

any distribution, selling, selected dealer or shareholder servicing Contract relating to the distribution of shares of any registered investment company sponsored by Seller or C Israel;

(xii)

any Contract with any securities exchanges, commodities exchanges, boards of trade, clearing corporations and similar organizations in which Seller or C Israel holds memberships or has been granted trading privileges;

(xiii)

any material introducing broker, marketing or similar Contract for the servicing of accounts utilized in the Transferred C Businesses;

(xiv)

any material Contract related to the rendering of securities execution, prime broker, clearance, settlement, safekeeping, record keeping or related services to any customer of the Transferred C Businesses;

(xv)

any Contract between Seller or C Israel, on the one hand, and any officer, director or employee of Seller or C Israel (other than compensation or benefit agreements or arrangements), on the other hand; and

(xvi)

other material Contracts to which Seller or any of its Affiliates is a party, relating primarily to, or necessary for the conduct of the Transferred C Businesses including to the Assumed Facilities Contracts.

(b)

Each Assigned Contract is a legal, valid and binding obligation of the applicable Seller and, to the knowledge of the Company, the other parties thereto, in full force and effect, enforceable against Seller and, to the knowledge of the Company, such other parties, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and are validly assignable to Buyer without the consent of any other party, except as stated in Section 5.10(b) of the Seller Disclosure Schedule.  None of Sellers nor any of their Affiliates is, and to the Company's knowledge, no other party thereto is, in breach of or default under any Assigned Contract, nor does there exist, to the Company's knowledge, any basis for the assertion of any such breach or default by or against the Company or any of its Affiliates.  As of the date of this Agreement, there have been no written threatened cancellations of, and there is no material pending dispute under, any Assigned Contract.  Subject to Section 2.07, the terms and enforceability of the Assigned Contracts shall not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c)

Except for the Required Approvals and as set forth on Section 5.10(c) of the Seller Disclosure Schedule, none of Sellers is subject to any obligations, agreements, Contracts, arrangements or covenants that would, or required to obtain any consent, authorization, permit or waiver from any Governmental Entity or third party, the absence of which, notwithstanding the services to be provided by sellers and their Affiliates pursuant to the Ancillary Agreements and notwithstanding Section 2.07 would, in any material respect, impede, restrict or prevent Buyer from operating the Transferred C Businesses after the Initial Closing as they are currently operated by Sellers.

(d)

A true and complete copy of the 300 Madison Lease and each Assumed Lease has heretofore been delivered to Buyer.  The 300 Madison Lease and each Assumed Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect.  The leasehold estate created by the 300 Madison Lease and each Assumed Lease is free and clear of all Liens other than Permitted Liens.  There are no existing defaults by any Seller or any other party under the 300 Madison Lease or any Assumed Lease.  No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any 300 Madison Lease or any Assumed Lease.  The properties subject to the Service Agreement and the Assumed Leases constitute all of the real property material to the Transferred C Businesses.

(e)

Except as set forth in Section 5.10(e) of the Seller Disclosure Schedule, none of the Engagement Contracts provides for the payment of all Assigned Engagement Receivables in any form other than cash.

Section 3.11

Compliance with Laws; Licenses

.

(a)

Except for Sections 5.11(b)-(c) of the Seller Disclosure Schedule, the Transferred C Businesses have been at all times, and is being, operated by Sellers in compliance in all respects with all applicable Laws, including Environmental Laws and Labor Laws.  Section 5.11(a) of the Seller Disclosure Schedule sets forth a list of all material Permits required in connection with the operation of the Transferred C Businesses and ownership of the Purchased C Assets under such applicable Laws.  Sellers possess all such Permits required for the conduct of the Transferred C Businesses and have at all times been in compliance in all material respects with, all such Permits.

(b)

All of the Transferred C Employees who are required to be licensed or registered for the activities conducted by them are and at all times have been duly licensed or registered in each state or jurisdiction in which and with each Governmental Entity with whom such licensing or regulation is so required (such officers and employees are collectively, the "Seller Registered Representatives").  Except as set forth in Section 5.11(b) of the Seller Disclosure Schedule, to the knowledge of the Company, none of the Seller Registered Representatives is or has been subject to any Legal Proceeding or complaint by a regulator or customer or by the Company or any of its Affiliates.

(c)

Except as set forth in Section 5.11(c) of the Seller Disclosure Schedule, the Company and none of its Affiliates or their respective officers and employees has received any notification or communication from any Governmental Entity relating to, involving or applying to the Transferred C Businesses or the Purchased C Assets (i) asserting that any of them is not in compliance with any of the statutes, rules, regulations, or ordinances which such Governmental Entity enforces, or has otherwise engaged in any unlawful business practice, (ii) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange or Permit, (iii) requiring any of them (including any of the Company's directors or controlling Persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors of the Company to adopt any resolution or policy), or (iv) restricting or disqualifying the activities of the Company (except for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally), and to the knowledge of the Company, no such actions have been threatened.

Section 3.12

Brokers

.  No broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Seller or any of its respective directors, officers, employees, representatives or agents.

Section 3.13

Taxes

.  Except as set forth in Section 5.13 of the Seller Disclosure Schedule:

(a)

All Tax Returns with respect to the Transferred C Businesses or the Purchased C Assets or income attributable therefrom that are required to be filed by Sellers on or before the Initial Closing Date have been or will be timely filed, and, to the extent such Tax Returns reflect the Transferred C Businesses or the Purchased C Assets, all such Tax Returns are, or in the case of such Tax Returns not yet filed will be true, complete and correct in all material respects, and all Taxes shown to be due on such Tax Returns with respect to the Transferred C Businesses or Purchased C Assets have been or will be timely paid in full.

(b)

All Taxes payable by Sellers have been paid, the non-payment of which would result in a Lien on the Purchased C Assets or the Transferred C Businesses global or would result in Buyer becoming liable or responsible therefor.

(c)

With respect to Tax Returns for non-income Taxes, (i) no such Tax Return of the Company, UK Seller and Asia Seller or any of their Affiliates is currently under audit or examination by any taxing authority and (ii) no notice of such an audit or examination has been received by the Company, UK Seller or Asia Seller.

(d)

None of the Purchased C Assets (i) is "tax exempt use property" within the meaning of Section 168(h) of the Code, (ii) is subject to a least under Section 7701(h) of the Code or under any predecessor section thereof, (iii) is property which is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(1)(8) of the Code or (iv) directly or indirectly secures any indebtedness of the interest on which is exempt under Section 103(a) of the Code.

(e)

With respect to the Transferred C Business or the Purchased C Assets, Sellers have not participated in, or is not currently participating in, a "reportable transaction" within the meaning of Treas. Reg. §§1.6011-4(b) or any transaction requiring disclosure under a corresponding or similar provision of state or local Law.

(f)

No taxing authority in a jurisdiction in which Sellers or any of their Subsidiaries does not file Tax Returns has notified any Seller or any of their Subsidiaries in writing that Sellers or any of its Subsidiaries is or may be required to file tax Returns in, or is or may be subject to Tax by, that jurisdiction.

(g)

None of the Purchased C Assets that is transferred by UK Seller or Asia Seller qualify as "United States real property interest" within the meaning of Section 897(c) of the Code and the Treasury Regulations promulgated thereunder.

(h)

None of the Purchased C Assets is partnership interests with respect to which (i) there is a negative balance in the capital account attributable to such partnership interests as of the Initial Closing Date or the Subsequent Closing Date, as applicable, or (ii) would result in income recognition by Buyer that will be attributable to periods prior to the Initial Closing Date or the Subsequent Closing Date, as applicable.

(i)

Tax Representations of C Israel.

(i)

Each of C Israel and its Subsidiaries has: (A) timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time in which to file), all Tax Returns required to be filed by it, and all such Tax Returns are complete, true and accurate in all respects; (B) timely paid all Taxes due and payable (regardless of whether shown on any of such Tax Returns); and (C) complied with all applicable Laws relating to the withholding of Taxes from amounts owing to any Person.

(ii)

No deficiency with respect to Taxes has been proposed, asserted or assessed against C Israel or any of its Subsidiaries, which has not been fully paid, finally resolved or adequately reserved for in its financial statements in accordance with GAAP, and no issue has been raised in any examination by any taxing authority, which, by application of similar principles, could reasonably be expected to result in the proposal or assertion of a Tax deficiency for another year not so examined.

(iii)

There are no outstanding waivers or comparable consents given by C Israel or any of its Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

(iv)

No Tax authority of a jurisdiction in which C Israel or any of its Subsidiaries does not file Tax Returns has asserted that C Israel or any of its Subsidiaries may be obligated to file Tax Returns in that jurisdiction.

(v)

There are no Liens for Taxes upon any property or assets of C Israel or any of its Subsidiaries, except for Permitted Liens.

(vi)

There are no audits, Legal Proceedings, claims, examinations, deficiencies, assessments or proceedings before any taxing authority currently pending with regard to any Taxes, Tax matters or Tax Returns against C Israel or any of its Subsidiaries, and neither C Israel nor any of its Subsidiaries has received any notice of any such audits, Legal Proceedings, claims, examinations, deficiencies, assessments or proceedings.

(vii)

Neither C Israel nor any of its Subsidiaries has engaged in or been a party to any "reportable transaction" as defined in the Treasury Regulations Section 1.6011-4 or any corresponding provision of state, local or foreign Tax law.

(viii)

Neither C Israel nor any of its Subsidiaries has been a member of an affiliated (within the meaning of Section 1504 of the Code or any corresponding provision of state, local or foreign Tax law), combined or unitary group of corporations filing a consolidated, combined or unitary Tax Return (other than any such group the common parent of which was the Company or C Israel) and neither C Israel nor any of its Subsidiaries has any liability for the Taxes of any other Person (other than C Israel or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of applicable state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise.

(ix)

Neither C Israel nor any of its Subsidiaries will be required to include any adjustment in Taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any comparable provision of applicable state, local, or foreign Law) as a result of a change in method of accounting for a Pre-Closing Tax Period.

(x)

In each of the past six (6) taxable years and for the current taxable year, neither C Israel nor any of its Subsidiaries has held an "investment in United States property" as defined in Section 956 of the Code.

(xi)

There are no tax rulings, requests for rulings or closing agreements relating to C Israel or any of its Subsidiaries that could affect their liability for Taxes for any period after the Subsequent Closing Date.

(xii)

C Israel and its shareholders are not subject to any restrictions or limitations pursuant to Part E2 of the Israeli Income Tax Ordinance [New Version, 1961] (the "Israeli Tax Code") or pursuant to any tax ruling made with reference to the provision of Part E2.

(xiii)

Neither C Israel nor any of its Subsidiaries has undertaken since January 1, 2007 any transaction that will require special reporting in accordance with the Israeli Income Tax Regulations (Tax Planning Requiring Reporting)(Temporary Provisions), 2006, regarding reportable tax planning.

(xiv)

C Israel and its Subsidiaries are in compliance with all material transfer pricing requirements in all jurisdictions in which they do business.

(xv)

None of C Israel's Subsidiaries is a Controlled Foreign Corporation under Section 75B of the Israeli Tax Code.

(xvi)

C Israel and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement, approval or order of any Tax authority.

Section 3.14

Broker-Dealer Matters

.

(a)

The Company is registered with the Commission as a broker-dealer under Section 15(b) of the Exchange Act, and is a member in good standing of FINRA and all applicable SROs.  The Company or another Seller has made available to Buyer true, complete and correct copies of Seller's regulatory filings as may be required by any Governmental Entity, including its Form BD and any filings required on behalf of the business of the Company (the "Regulatory Filings").  As of its respective filing date, each Regulatory Filing complied as to form and substance in all material respects with the applicable Law requiring such Regulatory Filing to be filed and each Regulatory Filing complied in all material respects with applicable regulatory requirements and accounting principles applicable to such Regulatory Filing.  Each such Regulatory Filing contained all material information required to be included therein and did not omit any material information so required in order that such Regulatory Filing be true, complete and correct in all material respects.

(b)

The Company or another Seller has made available to Buyer (i) copies of all Regulatory Filings related to the business of the Company made since January 1, 2007, (ii) copies of all inspection reports related to the business of the Company provided to the Company by the Commission, SRO and any other Governmental Entities and all written responses thereto since January 1, 2007, (iii) all correspondence, memoranda or other documentation related to the business of the Company and received by the Company from the Commission, SRO and any other Governmental Entities since January 1, 2007, and (iv) copies of all correspondence relating to any inquiry or investigation by any Governmental Entity or to any customer complaint related to the business of the Company provided to the Company since January 1, 2007.

(c)

Except as set forth in Section 5.14(c) of the Seller Disclosure Schedule, neither the Company in respect of the Transferred C Businesses nor any of its Seller Registered Representatives is subject to a "statutory disqualification" (as defined in Section 3(a)(39) of the Exchange Act) or to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of, Seller as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act other than, in the case of the Company only, any disqualification that has been waived or relieved by the appropriate Governmental Entity.

(d)

The Company has made all filings necessary to request the timely renewal or issuance of all Permits prior to the Closing Date that are required for the Company to own, operate and maintain the assets of the business of the Company and to conduct the business of the Company as it is currently being conducted.  The Company has since January 1, 2007 filed all registration, reports, notices, forms, or other filings required by any Governmental Entity.  As of their respective dates, all such registrations, reports, notices, forms or other filings complied with all Laws in all material respects.

(e)

Except as set forth on Section 5.14(e) of the Seller Disclosure Schedule, neither the Company nor the Transferred C Businesses:

(i)

has received, since January 1, 2007, any notification or communication from any Governmental Entity (1) asserting that the business of the Company is not in compliance in all material respects with any Laws, or has otherwise engaged in any unlawful business practice, (2) threatening to suspend, modify the terms of, revoke any Permit, franchise, seat or membership, in any securities exchange, commodities exchange or Governmental Entity, (3) requiring the business of the Company to enter into a cease and desist order, acceptance, waiver and consent agreement or memorandum of understanding (or requiring the managers thereof to adopt any resolution or policy), (4) restricting or disqualifying the activities of the business of the Company (except for restrictions generally imposed by (A) rule, regulation or administrative policy on brokers or dealers generally, or (B) an SRO, including without limitation pursuant to the Company's membership agreement with FINRA), or (5) that the business of the Company is the subject of any Legal Proceeding;

(ii)

is aware of any pending or, to the knowledge of the Company, threatened material Legal Proceeding by any Governmental Entity against the Company or the business of the Company;

(iii)

since January 1, 2007 has been, or currently is, subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer as a broker-dealer, "electronic communications network" (as defined under Rules 11Ac1-1 and 11Ac1-4 under the Exchange Act or "alternative trading system" (as defined in Rule 300 of Regulation ATS under the Exchange Act) and, to the knowledge of the Company, there is no reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in, any such censure, limitation, suspension or revocation;

(iv)

since January 1, 2007 has been, or currently is, required to be registered as a broker-dealer, securities exchange, electronic communications network or alternative trading system under any Law and is not so registered;

(v)

since January 1, 2007 has been, or currently has, failed to be registered, licensed or qualified where required to be registered, licensed or qualified as a broker-dealer with the Commission, the securities commission of any state or foreign jurisdiction or any SRO, and each is duly registered, licensed or qualified as such and such registrations are in full force and effect; or

(vi)

since January 1, 2007, with respect to the Transferred C Businesses, has been the subject of any customer complaint involving an amount exceeding, individually or in the aggregate, $100,000.

(f)

Section 5.14(f) of the Seller Disclosure Schedule sets forth the jurisdictions in which any of the Company, UK Seller, Asia Seller and C Israel is registered as a broker-dealer.

(g)

Section 5.14(g) of the Seller Disclosure Schedule sets forth all of the SROs of which any of the Company, UK Seller, Asia Seller and C Israel is a member.

Section 3.15

Investment Purpose

.  Seller Parent (or its designee as the case may be) is acquiring, as principal for its own account, the Warrant and will acquire on the Deferred Payment Date the Viner Debentures (if applicable) and the Buyer Parent Shares (if applicable), for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

Section 3.16

C Israel

.

(a)

Capitalization.  The Company holds of record and owns beneficially the C Israel Shares free and clear of any Liens, other than Permitted Liens, or restrictions on transfer (other than restrictions under the Securities Act and state securities Laws).  The C Israel Shares, all of which are owned beneficially and of record by the Company, constitute the entire authorized and outstanding capital stock of C Israel.  All of the issued and outstanding C Israel Shares have been duly authorized, validly issued, fully paid, non-assessable.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts and commitments that could require C Israel to issue, sell, or otherwise cause to become outstanding any of its capital stock.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar with respect to C Israel.

(b)

Compliance with Laws.  C Israel has been, and is being, operated by the Company in compliance in all respects with all Applicable Laws, including Environmental Laws and Labor Laws.  Section 5.16(b) of the Seller Disclosure Schedule sets forth a list of all material Permits required in connection with the operation of C Israel under Applicable Laws.  Seller possesses all such Permits, and is in compliance in all material respects with, all such Permits.  To the knowledge of Seller, C Israel and none of its Affiliates nor their respective officers and employees has received any notification or communication from any Governmental Entity relating to, involving or applying to C Israel (i) asserting that C Israel is not in compliance with any of the statutes, rules, regulations, or ordinances which such Governmental Entity enforces, or has otherwise engaged in any unlawful business practice, (ii) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange or Permit, (iii) requiring C Israel (including any of C Israel's directors or controlling Persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors of C Israel to adopt any resolution or policy), or (iv) restricting or disqualifying the activities of C Israel (except for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally).

(c)

Financial Statements.

(i)

Section 5.16(c) of the Seller Disclosure Schedule includes audited balance sheets and Statements of Operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2006 (the "C Israel Financial Statements").

(ii)

Except as set forth on Section 5.16(c) of the Seller Disclosure Schedule, each of the C Israel Financial Statements are based on the accounting books and records of C Israel have been prepared in conformity with generally accepted accounting standards in Israel (subject to normal year end adjustments) applied on a consistent basis throughout the periods indicated, and fairly and accurately presents the financial condition of C Israel as of the dates thereof and the results of operations and cash flows of C Israel for the periods then ended.

(d)

Absence of Undisclosed Liabilities.  Except for the Excluded C Liabilities and Liabilities (i) reflected in the C Israel Financial Statements, (ii) set forth in Section 5.16(d), or any other Section, of the Seller Disclosure Schedule, or (iii) incurred in the ordinary course of business consistent with past practice since the date of the most recent C Israel Financial Statements, C Israel has not incurred any Liabilities of whatsoever nature, direct or indirect, whether accrued, fixed, contingent or otherwise that would be required to be reflected or reserved against on a balance sheet of C Israel prepared in accordance with GAAP.

(e)

C Israel Support Agreements.  Section 5.16(e) of the Seller Disclosure Schedules sets for a true and complete list of all C Israel Support Agreements, true, correct and complete copies of which have been made available to Buyer.

Section 3.17

Insurance

.  Sellers and their respective Affiliates maintain insurance of the type and amount customarily maintained by Persons conducting businesses similar to the Transferred C Businesses.  The Company has not received any notice of cancellation or intent to cancel or increase premiums, other than annual or other periodic increases in the ordinary course of business, with respect to such insurance and no insurer has threatened to cancel any such policies.

Section 3.18

Disclosure

.  No representation or warranty by Sellers contained in this Agreement, and no statement contained in this Agreement, the Seller Related Instruments or the Seller Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, or necessary in order to fully and fairly provide the information required to be provided in any such document.

Section 3.19

No Other Representations or Warranties

.  Except for the representations and warranties contained in this Article V, none of Sellers nor any other Person on behalf of Sellers makes any express or implied representation or warranty with respect to the Transferred C Businesses, Purchased C Assets, the Assumed C Liabilities, C Israel or with respect to any other information provided to Buyer Parent or Buyer in connection with the transactions contemplated hereby.  In particular, Buyer and Buyer Parent acknowledge that Sellers have not made and do not make any representation or warranty to Buyer and Buyer Parent with respect to any financial projection or forecast, written or oral, relating to the Transferred C Businesses.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER PARENT AND BUYER

Buyer Parent and Buyer hereby represent and warrant to Sellers as of the date hereof and as of the Initial Closing Date as follows:

Section 4.1

Organization; Authority

.

(a)

Each of Buyer Parent and Buyer is a duly organized, validly existing and in good standing under the Laws of Canada and New York, respectively, and have all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  Each of Buyer Parent and Buyer is qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on Buyer or Buyer Parent.

(b)

Buyer has all requisite corporate power and authority to enter into this Agreement and any instruments and agreements contemplated herein required to be executed and delivered pursuant to this Agreement to which it is a party (including the Ancillary Agreements, which are collectively referred to herein as the "Buyer Related Instruments") and to consummate the transactions contemplated hereby and thereby.  Buyer Parent has all requisite power and authority to enter into this Agreement, the Buyer Related Instruments, as applicable, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and Buyer Related Instruments and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Buyer Parent and Buyer.  This Agreement has been, and each of Buyer Related Instruments shall be, duly executed and delivered by each of Buyer Parent and Buyer, as applicable, and constitutes a valid and binding obligation of each of Buyer Parent and Buyer, enforceable against Buyer Parent and Buyer, as the case may be, in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)

In addition, the Warrant and the Viner Debentures (if applicable) when issued at the Initial Closing Date or the Deferred Payment Date, as applicable, will have been duly executed by Buyer Parent and, when issued and delivered as provided in this Agreement, will constitute valid and binding obligations of Buyer Parent, enforceable against Buyer Parent in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.2

No Violation; Consents and Approvals

.

(a)

The execution and delivery of this Agreement and the Buyer Related Instruments do not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof or thereof will not violate or be in conflict with, (a) any provision of the charter or by-laws of Buyer Parent or Buyer (or equivalent documents), (b) any material Law applicable to Buyer Parent or Buyer or the property or assets of Buyer Parent or Buyer or (c) assuming the MS Facility, as amended, shall be in effect or the obligations under the MS Facility are repaid prior to or concurrently with the Initial Closing, in any material respect, any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer Parent or Buyer is a party or by which Buyer Parent or Buyer may be bound or affected or to which any of their respective assets may be subject.

(b)

Except (i) for the Required Approvals, (ii) as set forth in Section 6.02(b) of the Buyer Disclosure Schedule, (iii) the requirements of (A) the Merger Control Laws, (B) the Securities Act, (C) the Exchange Act, and (D) state or provincial securities or blue sky law requirements in connection with the Warrant, the Viner Debentures (if applicable) and the Buyer Parent Shares (if applicable), and (iv) as would not have a material adverse effect on Buyer or Buyer Parent or materially impair or delay Buyer's or Buyer Parent's ability to consummate the transactions contemplated by this Agreement or any Buyer Related Instrument, no consent, approval, order or authorization of, or notice to, or registration, declaration or filing with, any Governmental Entity or any third party is required to be obtained or made by or with respect to Buyer Parent or Buyer in connection with the execution and delivery of this Agreement or Buyer Related Instruments or the consummation by Buyer Parent or Buyer, as the case may be, of the transactions contemplated hereby or thereby.

Section 4.3

Legal Proceedings

.  There are no Legal Proceedings pending or, to Buyer's knowledge, threatened, in each case, against or involving Buyer or the Transferred O Business, that are reasonably likely to (i) result in material Liability to Buyer or materially interfere with or inhibit the operation of the OIB Division, (ii) have the effect of delaying, preventing, or making illegal the consummation of the transactions contemplated hereby or (iii) materially interfering with the ability of Buyer to operate the OIB Division after the Initial Closing.  Section 6.03 of the Buyer Disclosure Schedule sets forth a complete and correct list of all material Legal Proceedings with respect to the Transferred O Business since January 1, 2006 to the date hereof, together with an accurate summary of the claims underlying such Legal Proceeding and the status thereof.

Section 4.4

Brokers

.  No broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Buyer Parent or Buyer or any of their respective directors, officers, employees, representatives or agents.

Section 4.5

Commission Filings

.  As of its filing date, each Buyer Parent Commission Document complied as to form in all material respects with the applicable requirements of the Exchange Act.  As of its filing date, each Buyer Parent Commission Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not false or misleading.

Section 4.6

Financial Statements

.  The audited consolidated financial statements and unaudited consolidated interim financial statements of Buyer Parent (including any related notes and schedules) included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in this Section 6.06 (collectively, the "Buyer Parent Financial Statements") present fairly the financial position of Buyer Parent and its Subsidiaries as of the dates thereof and their results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements), in each case in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto).

Section 4.7

Absence of Undisclosed Liabilities

.  Except for Liabilities (i) reflected on the Buyer Parent Financial Statements or (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent Buyer Parent Financial Statements, neither Buyer nor Buyer Parent has incurred any Liabilities of whatever nature, direct or indirect, whether accrued, fixed, contingent or otherwise that would be required to be reflected or reserved against on a consolidated balance sheet of Buyer Parent prepared in accordance with GAAP.

Section 4.8

Capitalization

.  As of the date of this Agreement, Buyer Parent's  outstanding capital stock consists of 13,178,879 Class A Shares and 99,680 Class B Shares.  All such issued and outstanding shares or Buyer Parent's capital stock are duly authorized and validly issued, fully paid and nonassessable.

Section 4.9

Sufficient Funds

.  Subject to consummation of the transactions contemplated by the Subordinated Term Loan Facility, Buyer will have at the Initial Closing, sufficient funds, capital and financial resources to (i) satisfy its obligations under this Agreement and the Ancillary Agreements and consummate the transactions contemplated hereby and satisfy its obligations hereunder and thereunder and (ii) operate the Transferred O Businesses and the Transferred C Businesses in a manner consistent with past practices and in accordance with the terms of this Agreement and the O Transfer and Support Agreement.

Section 4.10

Buyer Parent Shares

.  Upon execution and delivery of the Warrant at the Initial Closing, all Buyer Parent Shares that are issuable upon exercise thereof shall be duly authorized and reserved for issuance.

Section 4.11

Transferred O Businesses

.

(a)

Compliance with Laws; Licenses.

(i)

The Transferred O Businesses have been, and are being, operated by Buyer in compliance in all respects with all applicable Laws, including Environmental Laws and Labor Laws.  Section 6.11(a)(i) of the Buyer Disclosure Schedule sets forth a list of all material Permits required in connection with the operation of the Transferred O Businesses under such applicable Laws.  Buyer possesses all such Permits, and is in compliance in all material respects with, all such Permits.

(ii)

Except as listed in Section 6.11(a)(ii) of the Buyer Disclosure Schedule, no complaints, lawsuits or other proceedings are pending or, to the knowledge of Buyer, threatened in any forum by or on behalf of any present or former employee of the Transferred O Businesses or any applicant for employment with respect to the Transferred O Businesses alleging breach of any express or implied Contract or employment, any Laws governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.

(iii)

All of Buyer's officers and employees working in the Transferred O Businesses who are required to be licensed or registered for the activities conducted by them are and at all times have been duly licensed or registered in each state or jurisdiction in which and with each Governmental Entity with whom such licensing or regulation is so required (such officers and employees are collectively, the "Buyer Registered Representatives").  To the knowledge of Buyer, none of the Buyer Registered Representatives is or has been subject to any Legal Proceeding or complaint by a regulator or customer.

(iv)

To the knowledge of Buyer, neither Buyer nor any of its Affiliates or their respective officers and employees has received any notification or communication from any Governmental Entity relating to, involving or applying to the Transferred O Businesses (i) asserting that any of them is not in compliance with any of the statutes, rules, regulations, or ordinances which such Governmental Entity enforces, or has otherwise engaged in any unlawful business practice, (ii) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange or Permit, (iii) requiring any of them (including any of Buyer's directors or controlling Persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors of Buyer to adopt any resolution or policy), or (iv) restricting or disqualifying the activities of Buyer (except for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally).

Section 4.12

Broker-Dealer Matters

.

(a)

Buyer is registered with the Commission as a broker-dealer under Section 15(b) of the Exchange Act, and is a member in good standing of FINRA and all other applicable SROs.  As of its respective filing date, each Regulatory Filing of Buyer complied as to form and substance in all material respects with the applicable Law requiring such Regulatory Filing to be filed and each such Regulatory Filing complied in all material respects with applicable regulatory requirements and accounting principles applicable to such Regulatory Filing.  Each such Regulatory Filing contained all material information required to be included therein and did not omit any material information so required in order that such Regulatory Filing be true, complete and correct in all material respects.

(b)

Neither Buyer nor any of Buyer's Buyer Registered Representatives is subject to a "statutory disqualification" (as defined in Section 3(a)(39) of the Exchange Act) or to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of, Buyer as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act other than, in the case of Buyer only, any disqualification that has been waived or relieved by the appropriate Governmental Entity.

(c)

Buyer has since January 1, 2007 filed all registration, reports, notices, forms, or other filings required by any Governmental Entity with respect to Transferred O Businesses.  As of their respective dates, all such registrations, reports, notices, forms or other filings complied with all Laws in all material respects.

(d)

Except as set forth on Section 6.12(d) of the Buyer Disclosure Schedule, neither Buyer nor the Transferred O Businesses:

(i)

has received, since January 1, 2007, any notification or communication from any Governmental Entity (1) asserting that any of the Transferred O Businesses is not in compliance in all material respects with any Laws, or has otherwise engaged in any unlawful business practice, (2) threatening to suspend, modify the terms of, revoke any Permit, franchise, seat or membership, in any securities exchange, commodities exchange or Governmental Entity, (3) requiring any of the Transferred O Businesses to enter into a cease and desist order, acceptance, waiver and consent agreement or memorandum of understanding (or requiring the managers thereof to adopt any resolution or policy), (4) restricting or disqualifying the activities of the business of Buyer (except for restrictions generally imposed by (A) rule, regulation or administrative policy on brokers or dealers generally, or (B) an SRO, including without limitation pursuant to the Company's membership agreement with FINRA), or (5) that any of the Transferred O Businesses is the subject of any Legal Proceeding;

(ii)

is aware of any pending or, to the knowledge of the applicable Buyer, threatened material Legal Proceeding by any Governmental Entity against Buyer or any of the Transferred O Businesses;

(iii)

since January 1, 2007 has been, or currently is, subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer as a broker-dealer, "electronic communications network" (as defined under Rules 11Ac1-1 and 11Ac1-4 under the Exchange Act or "alternative trading system" (as defined in Rule 300 of Regulation ATS under the Exchange Act) and, to the knowledge of Buyer, there is no reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in, any such censure, limitation, suspension or revocation;

(iv)

since January 1, 2007 has been, or currently is, required to be registered as a broker-dealer, securities exchange, electronic communications network or alternative trading system under any Law and is not so registered;

(v)

since January 1, 2007 has been, or currently has, failed to be registered, licensed or qualified where required to be registered, licensed or qualified as a broker-dealer with the Commission, the securities commission of any state or foreign jurisdiction or any SRO, and each is duly registered, licensed or qualified as such and such registrations are in full force and effect; or

(vi)

since January 1, 2007 with respect to Transferred O Businesses, has been the subject of any customer complaint involving an amount exceeding, individually or in the aggregate, $100,000.

(e)

Section 6.12(e) of the Buyer Disclosure Schedule sets forth the jurisdictions in which Buyer is registered as a broker-dealer.

(f)

Section 6.12(f) of the Buyer Disclosure Schedule sets forth all of the SROs of which Buyer is a member.

Section 4.13

Tax Status of Viner

.  Viner is a "United States Person" within the meaning of Section 7701(a)(30) of the Code.

Section 4.14

Disclosure

.  No representation or warranty by Buyer or Buyer Parent contained in this Agreement, and no statement contained in this Agreement, the Buyer Related Instruments, the Buyer Parent Financial Statements or the Buyer Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, or necessary in order to fully and fairly provide the information required to be provided in any such document.

Section 4.15

No Other Representations or Warranties

.  Except the representations and warranties contained in this Article VI, neither Buyer or Buyer Parent nor any other Person on behalf of Buyer or Buyer Parent makes any express or implied representation or warranty with respect to Buyer or Buyer Parent or with respect to any other information provided to Seller in connection with the transactions contemplated hereby.  In particular, Sellers acknowledge that Buyer and Buyer Parent have not made and do not make any representation or warranty to Sellers with respect to any financial projection or forecast, written or oral, relating to either of them or the Transferred O Businesses.

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.1

Conduct of the Transferred C Businesses

.  Except as and to the extent expressly permitted by this Agreement during the period from the date of this Agreement up to the Initial Closing Date, and, as applicable, up to any Subsequent Closing Date, each Seller, to the extent applicable, shall (and the Company shall cause C Israel to) (i) conduct the Transferred C Businesses in the ordinary course of business consistent with past practice, (ii) use its commercially reasonable efforts to preserve its current relationships with its, clients, customers and others having business dealings with it and (iii) pay Taxes related to the Transferred C Businesses or the Purchased C Assets as they become due and payable.  Without limiting the generality of the foregoing, except as and to the extent set forth in Section 7.01 of the Seller Disclosure Schedule, during the period from the date of this Agreement through the Initial Closing Date, and, as applicable, up to any Subsequent Closing, without the prior written consent of Buyer, with respect to the Transferred C Businesses or any of the Purchased C Assets, each Seller, to the extent applicable, shall not:

(a)

other than (A) in the ordinary course of business consistent with past practice, or (B) as required by Law, or in accordance with any applicable plans, programs, arrangements, policies or agreements, or (C) as contemplated by this Agreement, (i) increase, decrease or otherwise modify the compensation of, or (ii) pay or agree to pay, or withdraw or reduce, any benefit to any C Front Office Employee or C Infrastructure Employee;

(b)

other than (A) in the ordinary course of business consistent with past practice, or (B) as required by Law or in accordance with any applicable plans, programs, arrangements, policies or agreements, or (C) as contemplated by this Agreement, modify, amend, renew or terminate any employment provisions of any C Front Office Employee or C Infrastructure Employee or the terms of any Plan

(c)

other than (A) in the ordinary course of business consistent with past practice, or (B) as required by Law or in accordance with any applicable plans, programs, arrangements, policies or agreements, or (C) as contemplated by this Agreement, (i) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any C Front Office Employee or C Infrastructure Employee, or (ii) adopt, enter into, terminate or amend any Plan (or any plan that would constitute a Plan if in effect on the date hereof);

(d)

enter into any collective bargaining agreement or other labor agreement in relation to any Transferred C Employee;

(e)

sell, lease, transfer or otherwise dispose of any Purchased C Asset or Proprietary Software Application required for the operation of the Transferred C Businesses, subject any such asset to any Lien or purchase or acquire any Purchased C Asset material to the Transferred C Businesses, in each case, other than in the ordinary course of business consistent with past practice;

(f)

modify, amend, renew or terminate the 300 Madison Lease, or any of the Assigned C Contracts, or, except for Engagements entered into in the ordinary course of business consistent with past practice, enter into any new Assigned C Contract material to the Transferred C Businesses;

(g)

fail to maintain the Books and Records in the usual, regular and ordinary manner on a basis consistently applied;

(h)

cancel any debt or waive any claim or right of substantial value included among the Purchased C Assets or the Assumed C Liabilities;

(i)

make any material change in any method of accounting or accounting practice policy applicable to the Transferred C Businesses other than in accordance with GAAP (including with respect to C Israel);

(j)

authorize or effect any change in the organizational documents of C Israel in any manner, or effect any recapitalization, reclassification, equity dividend, equity split or like change in its capitalization;

(k)

acquire, redeem, issue, sell or otherwise dispose of, or, except as expressly contemplated by this Agreement, declare any dividends on or make any distributions with respect to, any of the capital stock or any securities of C Israel or any options or warrants with respect thereto;

(l)

with respect to C Israel, not change any Tax accounting method or financial accounting principle, method or practice, other than changes required by GAAP or applicable Law to be implemented during such period, and with respect to the Purchased C Assets and the Assumed C Liabilities, not change any Tax accounting method or financial accounting principle, method or practice, other than (1) changes required by GAAP or applicable Law to be implemented during such period or (2) changes made periodically in the ordinary course of business consistent with past practice;

(m)

with respect to C Israel, not make, change or revoke any Tax election, not incur any liability for Taxes other than in the ordinary course of business, not enter into Tax sharing agreement, Tax indemnity obligation or similar agreement, and not file any amended Tax Return or any claim for refund of Taxes with respect to its income, operations or property.  With respect to the Purchased C Assets and the Assumed C Liabilities, not make, change or revoke any Tax election, not incur any liability for Taxes, not enter into Tax sharing agreement, Tax indemnity obligation or similar agreement, and not file any amended Tax Return or any claim for refund of Taxes with respect to its income, operations or property, other than changes made periodically in the ordinary course of business consistent with past practice;

(n)

take any action that would, or could reasonably be expected to, cause Sellers to be in breach of any representation, warranty, covenant or agreement contained in this Agreement or in any of the Ancillary Agreements; and

(o)

agree, whether in writing or otherwise, to do any of the foregoing.

Section 5.2

Conduct of the Transferred O Businesses

.  Except as and to the extent expressly permitted by this Agreement during the period from the date of this Agreement until the Initial Closing Date, Buyer shall (i) conduct the Transferred O Businesses in the ordinary course of business consistent with past practice, (ii) use its commercially reasonable efforts to preserve its current relationships with its clients, customers and others having business dealings with it and (iii) pay Taxes related to the Transferred O Businesses as they become due and payable.  Without limiting the generality of the foregoing, except as and to the extent set forth in Section 7.02 of the Buyer Disclosure Schedule, during the period from the date of this Agreement through the Initial Closing Date, without the prior written consent of Sellers, with respect to the Transferred O Businesses, Buyer shall not take any action that would, or could reasonably be expected to, cause Buyer to be in breach of any representation, warranty, covenant or agreement contained in this Agreement or in any of the Ancillary Agreements; or agree, whether in writing or otherwise, to do any of the foregoing.

Section 5.3

Access; Confidentiality; Non-Disparagement, Etc.

(a)

During the period from the date of this Agreement up to the Initial Closing Date, (i) each of Sellers and Buyer shall give the other and its authorized representatives reasonable access, during regular business hours and upon reasonable notice, to examine and make copies of, all books and records (including Retained Books and Records) relating to the Transferred C Businesses) as they may reasonably request and (ii) the Company shall grant Buyer and its representatives access, upon reasonable notice to such employees, personnel, representatives, premises, facilities, properties and customers of the Transferred C Businesses as Buyer may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that such Books and Records are required to be kept confidential in accordance with any contractual obligation or the order of a relevant Government Entity or any applicable Law prohibits such access, provided, further, that the party in possession of such books and records will use commercially reasonable efforts to limit the effect and application of such restrictions (including by seeking consents and waivers where required) and shall furnish information to the extent not so restricted.

(b)

Following the Initial Closing, Sellers shall, and shall cause their respective officers, directors, employees, agents and Affiliates to, treat and hold as confidential any information concerning the Transferred C Businesses, including any notes, analyses, compilations, studies, forecasts, interpretations or other documents that are derived from, contain, reflect or are based upon any such information (the "Buyer Confidential Information"), refrain from using any of the Buyer Confidential Information except as reasonably necessary to comply with applicable Law or Tax or regulatory requirements (subject to compliance with the last sentence of this Section 7.03(b)) and as otherwise contemplated by this Agreement.  Notwithstanding the foregoing, Buyer Confidential Information shall not include information that is generally available to the public as of the Initial Closing Date or becomes available to the public after the Initial Closing Date other than as a result of a breach of this Section 7.03(b) by Sellers or any of their respective Affiliates.  In the event that Sellers are required by Law to produce information or documents in any Legal Proceeding, interrogatory, subpoena, civil investigative demand, or similar process that would disclose any Buyer Confidential Information, such Person shall notify, to the extent permitted by Law, Buyer promptly of the request or requirement so that Buyer may seek, at Buyer's expense, an appropriate protective order.  If any Seller is required to disclose any Confidential Information to comply with applicable Law or Tax or regulatory requirements, such Person may disclose the Buyer Confidential Information; provided that such disclosing Person shall use its reasonable efforts to obtain, at the request and expense of Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Buyer Confidential Information required to be disclosed as Buyer shall reasonably designate.

(c)

Following the Initial Closing, Buyer shall, and shall cause their respective officers, directors, employees, agents and Affiliates to, treat and hold as confidential any information concerning the Retained C Business, including any notes, analyses, compilations, studies, forecasts, interpretations or other documents that are derived from, contain, reflect or are based upon any such information (the "Seller Confidential Information"), refrain from using any of the Seller Confidential Information except as reasonably necessary to comply with applicable Law or Tax or regulatory requirements (subject to compliance with the last sentence of this Section 7.03(c)) and as otherwise contemplated by this Agreement (including the operation of the Transferred C Businesses).  Notwithstanding the foregoing, Seller Confidential Information shall not include information that is generally available to the public as of the Initial Closing Date or becomes available to the public after the Initial Closing Date other than as a result of a breach of this Section 7.03(c) by Buyer or any of its Affiliates.  In the event that Buyer is required by Law to produce information or documents in any Legal Proceeding, interrogatory, subpoena, civil investigative demand, or similar process that would disclose any Seller Confidential Information, such Person shall notify, to the extent permitted by Law, the Company promptly of the request or requirement so that the Company may seek, at the Company's expense, an appropriate protective order.  If Buyer or any of its Affiliates is legally required to disclose any Seller Confidential Information to comply with applicable Law or Tax or regulatory requirements, such Person may disclose the Seller Confidential Information; provided that such disclosing Person shall use its reasonable efforts to obtain, at the request and expense of the Company, an order or other assurance that confidential treatment shall be accorded to such portion of the Seller Confidential Information required to be disclosed as the Company shall reasonably designate.

(d)

Following the Initial Closing, Buyer shall permit Seller and its authorized representatives, and Seller shall permit Buyer and its authorized representatives, during regular business hours and upon reasonable notice, to have reasonable access to, and examine and make copies of, the Books and Records which relate, to (i) transactions or events occurring prior to the Initial Closing or any Subsequent Closing, as applicable, (ii) events occurring subsequent to the Initial Closing which are related to or arise out of transactions or events occurring prior to the Initial Closing or (iii) any obligation or potential obligation of Buyer, Buyer Parent, Seller Parent or the Company to provide indemnification pursuant to Article XII.

(e)

Prior to the Initial Closing, any information received by either Buyer or Seller pursuant to this Agreement shall be held in confidence in accordance with and subject to the terms of the Confidentiality Agreement dated as of August 27, 2007 (the "Confidentiality Agreement").

(f)

Sellers agree not to, and to cause their respective Affiliates not to, make any communications to any third party (including, by way of example and not of limitation, any client of the Transferred C Businesses) that disparages, creates a negative impression of, or is in any way harmful to the Transferred C Businesses or the Transferred C Employees.  Nothing in this Agreement shall prohibit truthful statements in connection with any Legal Proceeding to enforce its rights, or defend itself against claims, under this Agreement, any Ancillary Agreement or any document or instrument delivered thereunder or in connection therewith, or when required by order of a court or other body having jurisdiction, or as otherwise may be required by Law.

(g)

Buyer and Buyer Parent agree not to, and to cause their respective Affiliates not to, make any communications to any third party (including, by way of example and not of limitation, any client of the Retained C Business) that disparages, creates a negative impression of, or is in any way harmful to the Retained C Businesses or the Retained Employees.  Nothing in this Agreement shall prohibit truthful statements in connection with any Legal Proceeding to enforce its rights, or defend itself against claims, under this Agreement, any Ancillary Agreement or any document or instrument delivered thereunder or in connection therewith, or when required by order of a court or other body having jurisdiction, or as otherwise may be required by Law.

Section 5.4

Best Efforts

.

(a)

Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions hereof as of the earliest practicable date, but not earlier than January 2, 2008.

(b)

Without limiting the generality of Section 7.04(a), each of the parties hereto, as relevant, shall use its best efforts to promptly negotiate (if applicable), finalize and enter into, as of the Initial Closing Date, definitive agreements with respect to each Ancillary Agreement not executed concurrently herewith, all such agreements substantially in accordance with the terms and conditions generally set forth in the respective forms and agreement or term sheets attached as exhibits or schedules, if applicable, to this Agreement and, in the case of term sheets, on such other commercially reasonable terms and conditions mutually acceptable to the parties thereto, in each case, taking into applicable account regulatory comments and considerations with respect thereto.  Furthermore the parties agree to promptly negotiate (if applicable) in good faith any amendments required by Governmental Entities.

(c)

Without limiting the foregoing, Buyer and Buyer Parent shall use their best efforts to take such other actions as are necessary to satisfy the Specified Conditions in respect of each of the Subsequent Closings and Sellers will use their commercially reasonable efforts to assist Buyer in satisfying the Specified Conditions.

Section 5.5

Consents

.  Without limiting the generality of Section 7.04, and subject to Section 2.07, each of the parties hereto shall use its best efforts to obtain all licenses, Permits, authorizations, consents and approvals of all third parties and Governmental Entities necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Initial Closing Date and, with respect to Buyer and Buyer Parent, all Permits necessary in order to carry on the Transferred C Businesses immediately following the Initial Closing Date.  Each of the parties hereto shall make or cause to be made all filings and submissions under Laws applicable to it (and subject to Section 7.06, pay any related requisite filing fees) as may be required for the consummation of the transactions contemplated by this Agreement and, with respect to Buyer and Buyer Parent, necessary in order to carry on the Transferred C Businesses immediately following the Initial Closing Date.  Buyer and Sellers shall coordinate and cooperate with each other in exchanging such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing.  Without limiting the generality of the foregoing, Sellers shall use commercially reasonable efforts to obtain all necessary estoppels, in form and substance reasonably satisfactory to the Buyer necessary from the applicable landlord under the Assumed Leases.  Notwithstanding anything in the contrary set forth in this Agreement, any Ancillary Agreement or any Buyer Related Instrument, provided that Buyer and Buyer Parent shall have complied with their obligations under this Section 7.05 with respect to Permits necessary in order to carry on the Transferred C Businesses immediately following the Initial Closing Date, neither Buyer nor Buyer Parent shall be liable to Sellers or any of their Affiliates as a result of, or with respect to, the failure to obtain any such Permits.

Section 5.6

HSR Act

.  Sellers and Buyer agree to submit all filings and notifications required by the HSR Act and any other applicable Merger Control Laws with respect to the transactions contemplated hereby with respect thereto.  Without limiting the foregoing, Sellers and Buyer each agree to make, or to cause to be made, an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transfer by Sellers to Buyer of the Purchased C Assets within five (5) business days after the date of this Agreement, including therein a request for early termination of the applicable waiting periods under the HSR Act, and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Merger Control Law.  Each party to this Agreement shall coordinate and cooperate fully with the other parties in exchanging such information and providing such assistance as such other party may reasonably request in connection with the foregoing.  All filing fees associated with filings under the HSR Act or other applicable Merger Control Laws shall be shared equally by Buyer and Sellers.

Section 5.7

Regulatory Matters

.

(a)

Without limiting Section 7.06, Seller and Buyer agree to use reasonable best efforts to (i) assist the other parties in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Law including Merger Control Laws, FINRA, NYSE and other stock exchange rules, (ii) to obtain all licenses, Permits, consents, approvals, authorizations, qualifications and orders of any Governmental Entity or other Persons as are necessary for the consummation of the transactions contemplated hereby, and (iii) make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.  Each party shall promptly advise the other party of any developments with respect to the foregoing matters.

(b)

Each party to this Agreement shall, upon request, furnish each other party with all information concerning themselves, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer or Seller to any Governmental Entity in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

(c)

The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed or that the transactions contemplated hereby will become subject to additional conditions imposed by such Governmental Entity.

(d)

Each party to this Agreement shall provide to the other party, as promptly as practicable after the filing or receipt thereof (unless a different time period shall otherwise be specified herein), a copy of all applications, notices, petitions, filings documents and notices referred to in this Section 7.07.

Section 5.8

Public Announcements

.  Seller and Buyer shall not (i) issue any report, statement or press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby or, (ii) issue any report, statement or otherwise inform any business or managers of Seller, without prior consultation with and approval of the other party, except as may be required by Law or may be necessary in order to discharge its disclosure obligations, in which case such party nevertheless shall advise the other party and discuss the contents of the disclosure before issuing any such report, statement or press release; provided that the foregoing shall not prohibit any party from making such announcements or statements regarding its businesses or the conduct thereof which do not reference this Agreement or the transactions contemplated hereby in a material manner.

Section 5.9

Tax Matters

.

(a)

Transfer Taxes.  Sellers, jointly and severally, and Buyer, shall each be responsible for one-half (½) of any and all Transfer Taxes which become payable in connection with the transactions contemplated by this Agreement.  The party that is primarily responsible under law for the filing of any Tax Returns or other documents in connection with such Transfer Taxes shall prepare the appropriate Tax Return or other document ("Transfer Tax Returns") and provide a copy to the other party for its review and consent prior to the filing thereof. The party that is primarily responsible under law for the payment of any such Transfer Tax shall pay such Transfer Tax to the appropriate taxing authority, and shall be promptly reimbursed for one-half (½) of the amount of such Transfer Tax by the other party.  Notwithstanding anything to the contrary contained in this Agreement, if Seller shall fail to pay its share of the Transfer Taxes as of the Initial Closing, Buyer shall be entitled to withhold from the sum of the Estimated FFE Purchase Price and the TS Purchase Price an amount equal to the Transfer Taxes shown as due on such Transfer Tax Returns.  Seller and Buyer agree to use its reasonable efforts to obtain any Tax exemption where available and otherwise to minimize the amount of Transfer Taxes payable in connection with the transactions contemplated by this Agreement and only where available Buyer shall provide a resale certificate at Closing or such other documents as may be reasonably requested by Company for the purpose of reducing any such Transfer Taxes.

(b)

Tax Returns and Filings; Payment of Taxes.  Other than as set forth on Section 7.09(c), (i) the Company shall prepare all Tax Returns of Company and all Tax Returns attributable to the Purchased C Assets and the Transferred C Businesses relating to any period ending on or prior to the Initial Closing Date or the Subsequent Closing Date, as applicable to each of the Purchased C Assets, (ii) the Company shall be responsible for paying all Taxes of the Company, and all Taxes attributable to the Purchased C Assets and the Transferred C Businesses relating to any period or portion of any period ending on or prior to the Initial Closing Date or the Subsequent Closing Date, as applicable to each of the Purchased C Assets, (iii) Buyer shall prepare all Tax Returns attributable to the Purchased C Assets and the Transferred C Businesses relating to any period beginning after the Initial Closing Date or the Subsequent Closing Date, as applicable to each of the Purchased C Assets, and (iv) Buyer shall be responsible for paying all Taxes attributable to the Purchased C Assets relating to any period or portion of any period beginning after the Initial Closing Date or the Subsequent Closing Date, as applicable to each of the Purchased C Assets.

(c)

Tax Matters Pertaining to C Israel.

(i)

Preparation of Tax Returns and Payment of Taxes.  (I) Seller shall prepare and file all Tax Returns of C Israel for all and any period ending on or prior to the Subsequent Closing Date applicable to the C Israel Shares, and shall be responsible for paying all Taxes shown on such Tax Returns, (II) Seller shall be responsible for the payment of all the Taxes of C Israel for any Pre-Closing Tax Period (including Taxes for any Straddle Period as far as such Taxes relate to any period or portion of any period ending on or prior to the Subsequent Closing Date applicable to the C Israel Shares as provided in Section 7.09(c)(ii)(B)), (III) Buyer shall be responsible for the preparation of all other Tax Returns of C Israel (including Tax Returns for Straddle Periods) and for the payment of the Taxes shown on such other Tax Returns.  Seller shall pay Buyer, or on Buyer's behalf, at Buyer's election, its allocable share, as provided in Section 7.09(c)(ii)(B), of Taxes shown on any Tax Return for any Straddle Period within ten (10) days after proof of filing such Tax Return is provided.  With respect to any Tax Return for a Straddle Period, such Tax Return shall be provided to Seller at least thirty (30) days prior to the filling date of such Tax Return.  Buyer shall permit Sellers to review and comment on each such Tax Return prior to filing and shall make such revisions to such Tax Return as are reasonably acceptable by Buyer.  Sellers shall be entitled to any refund of Taxes due with respect to any Pre-Closing Tax Period, and the Buyer shall pay over to Sellers any such refund within ten (10) days after receipt thereof

(ii)

Tax Indemnification.

(A)

Notwithstanding anything to the contrary in this Agreement, after the Subsequent Closing Date applicable to C Israel Shares, Sellers shall indemnify C Israel or Buyer and hold them harmless from and against any loss, claim, liability, expense or other damage attributable to all (I) Taxes (or the non-payment thereof) of C Israel or any of its Subsidiaries (1) for any Pre-Closing Tax Period (determined in accordance with Section 7.09(c)(ii)(B) hereof), (2) arising from the breach or inaccuracy of any representation or warranty set forth in Section 5.13(i) hereof (it being agreed that for purposes of this Section 7.09(c)(ii)(A) the representations and warranties set forth in Section 5.13(i) shall not be deemed to be qualified by any references therein to "materiality"), or (3) the breach or nonperformance of any covenant or agreement on the part of Sellers or the Company set forth in Sections 7.01(l) and 7.01(m); (II) any liability for the payment of any amount of a type described in clause (I) arising as a result of being or having been a member of any consolidated, combined, unitary or other group or being or having been included or required to be included in any Tax Return related thereto; (III) any liability for the payment of any amount of a type described in clause (I) or clause (II) as a result of any obligation to which C Israel or any of its Subsidiaries was or is a party on or prior to the Subsequent Closing Date applicable to the C Israel Shares to indemnify or otherwise assume or succeed to the liability of any other Person; and (IV) Taxes with respect to a reassessment by a taxing authority of Taxes attributable to a Post-Closing Tax Period to the extent that Sellers or their Subsidiaries or Affiliates becomes entitled to any corresponding deduction, loss, relief, allowance, exemption, set-off, right to repayment or credit in relation to Taxes attributable to a Pre-Closing Tax Period.

(B)

For purposes of this Agreement, in the case of any Straddle Period:

(I)

the Taxes of C Israel and its Subsidiaries that are imposed on a periodic basis and not based on income or receipts (e.g., property taxes) attributable to the Pre-Closing Tax Period shall be equal to the product of such Taxes attributable to the entire Tax period and a fraction, the numerator of which is the number of days in such period that elapsed through the Subsequent Closing Date applicable to the C Israel Shares and the denominator of which is the number of days in such Tax period; provided, however, that, if the amount of periodic Taxes imposed for such Tax period reflects different rates of Tax imposed for different periods within such Tax period, the formula described in the preceding clause shall be applied separately with respect to each such period within the Tax period; and

(II)

the Taxes of C Israel and its Subsidiaries (other than those described in clause (I)) attributable to the Pre-Closing Tax Period shall be equal to the amount computed as if such Tax period ended as of the close of the Subsequent Closing Date applicable to the C Israel Shares.

(C)

Limitations on Liability.  Seller shall have no obligation to indemnify the Buyer under this Section 7.09(c)(ii) for any Taxes of C Israel arising as a result of:

(I)

a reassessment by a taxing authority of Taxes attributable to a Pre-Closing Tax Period to the extent that Buyer or C Israel or any of their Subsidiaries, as a consequence of such reassessment, becomes entitled to any corresponding deduction, loss, relief, allowance, exemption, set-off, right to repayment or credit in relation to Taxes attributable to a Post-Closing Tax Period;

(II)

the execution or delivery by the Buyer or C Israel or any of their Subsidiaries of a waiver or extension of the statutory limitations period with respect to Tax Returns for which the Seller is responsible pursuant to Section 7.09(c)(i), unless the Seller consents to such waiver or extension, such consent not to be unreasonably withheld;

(III)

an amendment or re-filing of any Tax Returns for which the Seller is responsible pursuant to Section 7.09(c)(i) by the Buyer or C Israel or any of their Subsidiaries, taken by the Buyer or C Israel or any of their Subsidiaries for which has the effect of shifting income, deductions, credits, exemptions or set-offs from a Pre-Closing Tax Period to a Post-Closing Tax Period, unless the Seller consents to such amendment or re-filing, such consent not to be unreasonably withheld;

(IV)

material failure by the Buyer or C Israel or any of their Subsidiaries to reasonably comply with Section 7.09(c)(iii) to the extent Seller is materially damaged or prejudiced in respect of the Tax Proceeding as a result of such failure; or

(V)

Taxes imposed on Buyer as a result of a receipt of payment of any amount payable under this Section 7.09(c)(ii).

(iii)

Tax Proceedings.  After the Closing Date, in the case of any audit, examination, claim or other proceeding ("Tax Proceeding") with respect to Taxes of C Israel attributable to a Pre-Closing Tax Period, Buyer shall promptly inform Sellers of such Tax Proceeding, and shall afford Sellers, at Sellers' expense, the opportunity to control the conduct of such Tax Proceedings and initiate any objection, appeal or any claim for refund, file any amended return or take any other action which Sellers deems appropriate with respect to such Taxes.  Upon Seller’s request, at Sellers' expense, Buyer, C Israel and their Subsidiaries (1) will fully cooperate with Sellers in connection with any Tax Proceeding; (2) furnish the Sellers with copies of the correspondence received from any Taxing authority in connection with such Tax Proceeding; (3) provide Seller copies of C Israel's Tax Returns or C Israel's Tax related records, books, contracts, accounts, supporting working papers, memoranda, correspondence, supporting schedules, forms, assessments, reassessments or any other similar document, whether in written or electronic form, that Seller considers relevant to the Tax Proceeding (the "Tax Records"), provided, however, that Buyer shall not be obligated to provide any Tax Records or Tax Returns relating to income Taxes of Buyers, income Taxes of C Israel for Post-Closing Tax Periods or that are subject to attorney-client privilege, and in the case of any other Tax Returns or Tax Records not related solely to the Tax Proceedings, only those portions of such Tax Returns or Tax Records related, as determined in the sole discretion of Buyer, to the Tax Proceedings, where any portion of such Tax Return or Tax Records not so related, as determined in the sole discretion of the Buyer, shall be redacted by the Buyer before access is provided.  Seller, at Seller's expense, (or its authorized representatives) may reasonably visit, during normal business hours, Buyer’s or C Israel’s or their Subsidiaries’ offices (or any place where the Tax Records are kept) to review or copy the Tax Records, provided that Seller notifies Buyer of its intention to do so ten (10) days’ prior to such visit.  Buyer and C Israel and their Subsidiaries shall reasonably cooperate with Seller and its authorized representatives, at Seller's expense, for Seller’s review of the Tax Records (provided such cooperation does not disrupt the conduct of Buyer’s or C Israel’s or their Subsidiaries’ business).  Buyer shall execute or cause to be executed powers of attorney or other documents necessary to enable Sellers to control such Tax Proceeding.  Buyer shall be entitled to attend the Tax Proceeding and shall be entitled to take part in all discussions and meetings with relevant governmental authority and shall be entitled to participate in any such Tax Proceeding which Seller has elected to control and shall be kept fully and timely informed by Sellers of all developments and communications.  Seller shall not dispose of such Tax Proceeding without obtaining the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Any Tax Proceeding with respect to Taxes of C Israel for a Straddle Period shall be controlled by Buyer.

(d)

Tax Records.  Buyer shall, at its own expense, preserve and keep the records in its possession or the possession of any Affiliate of Buyer relating to the preparation of any Tax Return including the Purchased C Assets or the Transferred C Businesses for any period ending on or prior to the Initial Closing Date and such records as Company may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return for a period of six (6) years from the Initial Closing Date and shall make such records available to Company as may be reasonably required by Company.  In the event Buyer wishes to destroy such records after that time, Buyer shall first give thirty (30) days prior written notice to Company and Company shall have the right at its option and expense, upon prior written notice given to Buyer within that thirty (30)-day period, to take possession of the records within twenty (20) days after the date of such notice.  Company shall, at its own expense, preserve and keep the records in its possession or the possession of an Affiliate of Company relating to the preparation of any Tax Return including the Purchased C Assets or the Transferred C Businesses for any period commencing after the Initial Closing Date and such records as Buyer may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return for a period of six (6) years from the Initial Closing Date and shall make such records available to Buyer as may be reasonably required by Buyer.  In the event Company wishes to destroy such records after that time, Company shall first give thirty (30)-days prior written notice to Buyer and Buyer shall have the right at its option and expense, upon prior written notice given to Company within that ninety (90)-day period, to take possession of the records within twenty (20) days after the date of such notice.  Company and Buyer shall make available to each other such records that are in their possession or in the possession of their Affiliates as the other may require for the preparation of any Tax Returns or other similar reports or forms required to be filed by such Person and such records as such Person may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar report or form.

(e)

Notwithstanding anything to the contrary contained in this Agreement, if Company fails to provide Buyer with the FIRPTA Certificate and Buyer elects to proceed with the Initial Closing, Buyer shall be entitled to withhold from the amount realized by Seller the amount required to be withheld pursuant to Section 1445 of the Code.

(f)

Treatment of Payments Pursuant to this Agreement.  The parties agree that any adjustment to the Initial Purchase Price and any indemnity payment made pursuant to this Agreement, will be treated for Tax purposes as an adjustment to the purchase price of the Purchased C Assets and the Transferred C Businesses, unless otherwise prohibited by applicable Law.

(g)

Proper Withholding.

(i)

General.  Company and Buyer will, and company shall force C Israel to, comply with all applicable Laws relating to the payment and withholding of all Taxes, including Taxes imposed in respect of payments made pursuant to this Agreement.

(ii)

C Israel Shares.  Buyer shall be entitled, with respect to payments made by Buyer to Seller for the C Israel Shares, to deduct and withhold from any such payment pursuant to this Agreement such amounts as Buyer reasonably determines it may be required to deduct and withhold with respect to the making of any payment pursuant to this Agreement under the Israeli Tax Code, as amended, and by rules and regulations promulgated thereunder, provided, however, that in the event the Seller provides the Buyer with a valid approval or ruling issued by the applicable Tax authority regarding the withholding (or exemption from withholding) of Israeli Tax from such payment in a form reasonably satisfactory to Buyer, then the deduction and withholding of any amounts shall be made only in accordance with the provisions of such approval. To the extent that amounts are so withheld by Buyer such withheld amounts (i) shall be remitted by Buyer or C Israel to the applicable Tax authority, and (ii) shall be treated for all purposes of this Agreement as having been paid to Seller.

Section 5.10

Reservation of Stock

.  Buyer Parent shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of Buyer Parent Shares from time to time issuable upon exercise of the Warrant.

Section 5.11

Cooperation

.

(a)

Legal Proceedings.  Buyer and Sellers agree to use commercially reasonable efforts to assist one another in connection with defending all Legal Proceedings (i) challenging this Agreement or the consummation of the transactions contemplated hereby or (ii) relating to the conduct of the Transferred C Businesses prior to the Initial Closing Date, including any Legal Proceedings comprising or arising from known Excluded C Liabilities.  Without limiting the foregoing, Buyer and Sellers shall use their best efforts to cause to be lifted or rescinded any injunction or restraining Order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.  In connection with the foregoing, Buyer and Sellers shall make available any personnel and Books and Records that the defending party may reasonably request.  The party rendering such assistance shall be reimbursed for its out-of-pocket costs and expenses in connection with such assistance by the party requesting such assistance.

(b)

Accounting.  Buyer and Sellers agree to use commercially reasonable efforts, including making available any applicable personnel and Books and Records, to assist each other in connection with applicable financial, accounting and Tax reporting requirements with respect to the conduct of the Transferred C Businesses prior to the Initial Closing Date.

(c)

Regulatory.  Subject to the terms of the Transition Services Agreement, Buyer and Sellers agree to use commercially reasonable efforts, including making available any applicable personnel and Books and Records, to assist one another in connection with complying with applicable regulatory reporting, filing and other requirements with respect to the conduct of the Transferred C Businesses prior to the Initial Closing Date.

(d)

Employee Cooperation.  In furtherance of the foregoing provisions of this Section 7.11, Buyer agrees that it will use commercially reasonable efforts to cause all Transferred C Employees to reasonably cooperate with the efforts contemplated by such provisions.  Without limiting the foregoing, Buyer shall use commercially reasonable efforts to cause all Transferred C Employees to enter into separation agreements upon termination of their employment which require such employee to cooperate with the Buyer in connection with any of the matters provided for in this Section 7.11.

(e)

Preservation of Privilege.  Anything to the contrary notwithstanding, as a precondition to the provision of access to any Books and Records as contemplated by this Section 7.11, the parties shall, and shall cause their applicable Affiliates to, take such reasonable actions as may be necessary to preserve any claim of attorney-client or similar privilege applicable to such Books and Records, including entering into customary joint defense agreements where appropriate.  A party's obligation to make available Books and Records hereunder shall be limited to the extent that any such privilege can not be protected to such party's reasonable satisfaction.

Section 5.12

No Solicitation

.

(a)

Each Seller agrees that from the Initial Closing Date and for a period of three (3) years after the Initial Closing Date, without the prior written consent of Buyer, it shall not, and shall cause its Affiliates not to, directly or indirectly or through any Subsidiary or intermediary, solicit, induce or encourage any Transferred C Employees who accept employment with Buyer or any Buyer employee transferred to the OIB Division, to terminate such Person's employment relationship with Buyer; provided that the foregoing shall not apply to (i) general solicitations through general advertising, general internet postings or other similar non-targeted advertising by Sellers or their Affiliates or (ii) solicitations conducted by an entity that is acquired by or merged with any Seller or any of their Affiliates so long as such solicitations were conducted prior to the date of such acquisition or merger.

(b)

With respect to any potential or actual customer or client of the Transferred C Businesses (each, an "Applicable Client") to whom Transferred C Front Office Employee(s) have, prior to the Initial Closing Date or the applicable Subsequent Closing Date, affirmatively offered (e.g., "pitched") investment banking or M&A advisory services in respect of a particular transaction or contemplated transaction (each, an "Applicable Transaction") each Seller agrees that after the Initial Closing Date or the applicable Subsequent Closing Date, as the case may be, without the prior written consent of Buyer, it shall not, and shall cause its Affiliates not to, solicit, induce or encourage any such Applicable Client to engage Sellers or any of their Affiliates with respect to such services offered to such Applicable Client by the Transferred C Businesses in respect of the Applicable Transaction; provided that the foregoing shall not apply to (i) any Applicable Transaction for which, within the ninety (90) days following the date of the relevant pitch, the Transferred C Front Office Employee(s) have yet to be engaged, (ii) general, non-targeted advertising by Buyer Parent or Buyer or their Affiliates or (iii) solicitations conducted by an entity that is acquired by or merged with Buyer Parent, Buyer or its Affiliates so long as such solicitations were conducted prior to the date of such acquisition or merger, or (iv) any services from information derived from Buyer's equity research other than M&A advisory or investment banking services.

Section 5.13

Absence of Other Restrictive Covenants

.  The parties hereto agree that other than as expressly stated in Section 7.12, nothing contained herein or in any of the Ancillary Agreements shall constitute or be construed to imply any restriction or limitation on the parties or their Affiliates' business activities.

Section 5.14

Use of Name

.  Buyer agrees that it shall as soon as practicable after the Initial Closing Date and in any event within six (6) months following the Initial Closing Date, cease all use of Sellers' names, service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related there to or containing or comprising the foregoing, including any name or mark confusingly similar thereto, including any name incorporating "CIBC," "Canadian Imperial Bank of Commerce" or "World Markets" (collectively, the "Seller Marks") in connection with any goods or services.  In furtherance thereof, as promptly as practicable but in no event later than six (6) months following the Initial Closing Date, Buyer shall remove, strike over or otherwise obliterate all Seller Marks from all materials owned by Buyer, including, without limitation, business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, forms, computer software and other materials, or, to the extent such actions are not reasonably practicable, cease the public use of such materials.  Notwithstanding anything herein to the contrary, Buyer and its Affiliates shall not transmit to any third party any Promotional Materials unless it removes, redacts or otherwise obscures the Seller Marks appearing upon such material.  As soon as practicable after the Subsequent Closing applicable to the C Israel Shares, Buyer Parent shall cause the name of C Israel to be changed, legally and in all other respects, to a name that does not incorporate any of the Seller Marks.

Section 5.15

Account Conversion and Technology Migration

.

(a)

Subject to the terms of the Software License and IT Services Agreement and the Clearing Agreement, each of the trading, clearing and other technical functions (each, a "Function") of the Transferred C Businesses (other than the execution and clearing of Canadian trades) will be transitioned from the Company's network and platform to the OIB Division's network and platform in stages (each such stage, an "IT Migration").  IT Migration has two sub-categories, namely: Clearing-Dependent IT Migration and Non-Clearing IT Migration.  After the Initial Closing Date, Buyer shall use commercially reasonable efforts to prepare for and facilitate the IT Migration of each Function as soon as practicable and in accordance with the procedures set forth in this Section, and in any event, all IT Migrations must be completed before the end of the IT Services Period.

(b)

Subject to Section 2.07, all DVP/RVP Transferred Accounts shall be transferred to the OIB Division at the same time as the completion of all Clearing-Dependent IT Migrations for such DVP/RVP Transferred Accounts.  Upon completion of such Clearing-Dependent IT Migrations the OIB Division shall accept and perform applicable trading services in respect of such DVP/RVP Transferred Accounts and Sellers shall have no further clearing responsibilities for such DVP/RVP Transferred Accounts.  For the avoidance of doubt, there are no Clearing-Dependent IT Migrations related to execution and clearing of Canadian trades.

(c)

Subject to Section 2.07, all Transferred Accounts comprising the Transferred Business of C Israel, and all other Transferred Accounts other than the DVP/RVP Transferred Accounts contemplated by Section 7.15(b) shall be transferred to the OIB Division in accordance with the procedures to be set forth in an Account Conversion Memorandum of Understanding (the "Account Conversion MOU") to be agreed upon in good faith by Buyer and the Company as soon as practicable after the date hereof and in any event prior to the Initial Closing Date.  Such Account Conversion MOU shall provide for the conversion and transfer to Buyer of the accounts covered thereby and all related Clearing-Dependent IT Migrations by no later than May 20, 2008.  Each of the Company and Buyer shall act in good faith to ensure that the conversion and transfer of the accounts subject to the Account Conversion MOU and all related Clearing-Dependent IT Migrations occur pursuant to the terms set forth in the Account Conversion MOU and in a manner consistent with this Agreement, subject to any modification of such procedures as may be mutually agreed from time to time by Buyer and the Company.

(d)

Non-Clearing IT Migrations shall be completed by the dates mutually agreed upon by the Parties.  From time to time Buyer shall notify the Company in writing (a "IT Migration Notice") that it desires to effect the Non-Clearing IT Migration of one or more Functions following such IT Migration Notice.  After receipt of a IT Migration Notice from Buyer, the Company shall use commercially reasonable efforts to effect the IT Migration(s) specified in such IT Migration Notice within thirty (30) days following the date of the IT Migration Notice or as soon as practicable following the date specified in such IT Migration Notice, whichever is later.  All IT Migrations shall be completed prior to the end of the IT Services Period as defined by the Software License and IT Services Agreement.  Anything to the contrary notwithstanding, Buyer shall take all such actions as may be required of Buyer to facilitate all necessary Non-Clearing IT Migrations on or before the one (1)-year anniversary of the Initial Closing Date and shall deliver IT Migration Notices in respect of all such IT Migrations to the Company not later than the date that is thirty (30) days prior to the one (1)-year anniversary of the Initial Closing Date.

Section 5.16

[Intentionally Omitted]

Section 5.17

Financing Transactions

.

(a)

As promptly as practicable following the date of this Agreement, the parties shall, and shall cause their applicable Affiliates, to negotiate in good faith to reach agreement on mutually agreed final forms of: (i) a Loan Trading Facility Agreement and related documentation between, among others, the Company and the applicable Loan Entity to provide funding support for loan trading activities (such agreement and related documentation, the "Loan Trading Facility Agreement"), which Loan Trading Facility Agreement shall be in accordance with the terms set forth on Exhibit H hereto and otherwise consistent with market terms and practices (taking into consideration, in each case, the nature of the transactions contemplated thereby); and (ii) a Warehouse Facility Agreement and related documentation between, among others, the Company and the applicable Loan Entity for a warehouse loan facility provided by the Company or C Bank to the applicable Loan Entity (such agreement and related documentation, the "Warehouse Facility Agreement"), which Warehouse Facility Agreement shall be in accordance with the terms set forth on Exhibit J hereto and otherwise consistent with market terms and practices (taking into consideration in each case, the nature of the transactions contemplated thereby).

(b)

Seller Parent shall, and shall cause its applicable Affiliates to, use commercially reasonable efforts to negotiate and implement the MS Facility, as amended, as promptly as practicable following the date of this Agreement.  Seller Parent shall consult with Buyer Parent with respect to, and keep Buyer Parent apprised of the status of, such efforts, shall share with Buyer Parent successive drafts of such MS Facility, as amended, and shall consider in good faith any comments or views with respect to any proposed terms of the MS Facility, as amended, and Buyer Parent shall provide such cooperation with respect thereto as may be reasonably requested by Buyer Parent.  Buyer Parent shall furnish final versions of such MS Facility, as amended, promptly upon completion thereof.

Section 5.18

Transfer of Employee Permits

.  As soon as practicable after the date hereof the Initial Closing Date, Buyer and the Company shall use their respective reasonable best efforts to prepare and file a requisite application and other applicable documentation with the Central Registration Depository of FINRA for the purpose of transferring, as of January 2, 2008 (or such later date, as applicable, pursuant to the provisions of Section 2.09) and subject to the Initial Closing, those registrations of the Transferred C Front Office Employees that are within the purview of the CRD from the Company to Buyer.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF SELLER

Section 6.1

Conditions

.  The obligations of Sellers to consummate the Initial Closing are subject to the fulfillment at or prior to the Initial Closing Date of each of the following conditions (any or all of which may be waived in whole or in part by Seller Parent):

(a)

Performance.  Buyer and Buyer Parent shall have performed and complied, in all material respects, with all agreements, obligations and covenants under Sections 7.02, 7.03, 7.04, 7.05, 7.06, 7.07, 7.11 and 7.17 required by this Agreement to be so performed or complied with by Buyer and Buyer Parent at or prior to the Initial Closing and the Company shall have received a certificate signed by an authorized officer of Buyer and Buyer Parent to such effect.

(b)

No Violation of Orders, Injunctions, Etc.  No preliminary or permanent injunction or other order issued by any Governmental Entity, no statute, rule or regulation, promulgated or enacted by any Governmental Entity and no judgment, order, injunction or decree issued by a court of competent jurisdiction that prevents, restrains or prohibits the consummation of the transactions contemplated by this Agreement in any material respect shall be in effect.

(c)

Required Approvals.  The parties hereto shall have received the Required Approvals.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF BUYER

Section 7.1

Conditions.

The obligations of Buyer and Buyer Parent to consummate the Initial Closing are subject to the fulfillment at or prior to the Initial Closing of each of the following conditions (any or all of which may be waived in whole or in part by Buyer or Buyer Parent):

(a)

Performance.  Sellers shall have performed and complied, in all material respects, with all of Seller’s agreements, obligations and covenants under Sections 7.01, 7.03, 7.04, 7.05, 7.06, 7.07, 7.11 and 7.17 required by this Agreement to be so performed or complied with by Sellers at or prior to the Initial Closing and Buyer shall have received a certificated signed by an authorized officer of the company and Seller Parent to such effect.

(b)

No Violation of Orders, Injunctions, Etc.  No preliminary or permanent injunction or other order issued by any Governmental Entity, no statute, rule or regulation, promulgated or enacted by any Governmental Entity and no judgment, order, injunction or decree issued by a court of competent jurisdiction that prevents, restrains or prohibits the material consummation of the transactions contemplated by this Agreement shall be in effect.

(c)

Required Approvals.  The parties hereto shall have received the Required Approvals.

(d)

Financing.

(i)

Seller will have executed and delivered the Subordinated Term Loan Facility Agreement and will fund thereunder, subject only to Buyer’s execution and delivery of the Subordinated Term Loan Facility Agreement substantially in the form set forth on Exhibit H hereto, and Buyer's performance of its obligations, agreements and conditions described therein, in each case, that relate to actions, conditions or circumstances that (x) are solely within Buyer's or Buyer Parent's control and (y) are not subject to the satisfaction of any other Person.

(ii)

 Either (A) the MS Facility shall have been amended so as to permit this Agreement and the agreements, financings and transactions contemplated hereby in accordance with Section 7.17 or (B) Seller will have executed and delivered the definitive credit facilities described in the Senior Credit Commitment Letter and will fund thereunder, subject only to Buyer’s execution and delivery of such credit facilities, and Buyer's performance of its obligations, agreements and conditions described in the Senior Credit Commitment Letter, in each case, that relate to actions, conditions or circumstances that (x) are solely within Buyer's or Buyer Parent's control and (y) are not subject to the satisfaction of any other Person.

ARTICLE VIII

CONDITIONS TO SUBSEQUENT CLOSINGS

Section 8.1

Buyer and Buyer Parent Conditions

.  The obligations of Buyer and the applicable Designated Buyer Affiliates to consummate the Subsequent Closings are subject to the fulfillment at or prior to the Subsequent Closing of each of the following conditions (any or all of which may be waived in whole or in part by Buyer or Buyer Parent):

(a)

The Initial Closing shall have occurred.

(b)

As applicable, the following shall have occurred (in each case, the "Specified Condition"):

(i)

In the case of the Subsequent Closing pertaining to the transfer of the C Israel Shares, Buyer or its applicable Buyer Designated Affiliate shall have received any and all Authorizations necessary for Buyer or such Designated Buyer Affiliate to own the C Israel Shares and conduct the business thereof, or in connection with the change of control of C Israel resulting from Buyer's or such Designated Buyer Affiliate's acquisition of the C Israel Shares;

(ii)

In the case of the Subsequent Closing pertaining to the transfer of the Transferred C UK Assets and Liabilities, Buyer or its applicable Designated Buyer Affiliate shall have received any and all Authorizations necessary for Buyer or such Designated Buyer Affiliate to conduct the elements of the Transferred C Businesses carried out by the Transferred C Front Office Employees based in the United Kingdom in substantially the same manner as such activities are currently conducted; and

(iii)

In the case of each Subsequent Closing pertaining to the transfer of the Transferred C HK/Asia Assets and Liabilities, Buyer or its applicable Designated Buyer Affiliate shall have received any and all Authorizations necessary for Buyer or such Designated Buyer Affiliate to conduct the elements of the Transferred C Businesses carried out by the Transferred C Front Office Employees based in each of Beijing, Hong Kong and Singapore, respectively, in substantially the same manner as such activities are currently conducted.

Section 8.2

Seller Conditions

.  The obligations of Sellers to consummate the Subsequent Closings are subject only to the condition that the Initial Closing shall have occurred.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.1

Termination Prior to Initial Closing

.  Subject to Section 7.04, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Initial Closing solely:

(a)

by mutual written agreement of Buyer and Seller Parent; and

(b)

at any time after March 31, 2008 by either Buyer or Seller Parent, if the Initial Closing shall not have occurred; provided, however, that the right to terminate this Agreement under this Section 11.01 shall not be available to any party whose failure to fulfill (or whose affiliates failure to fulfill) any obligation under this Agreement shall have been the cause of, or shall have resulted in, in whole or in part, the failure of the Initial Closing to occur on or prior to such date.

Section 9.2

Procedure and Effect of Termination Prior to Initial Closing

.  In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 11.01(b), written notice thereof shall forthwith be given by the party so terminating to the other parties, and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by Seller or Buyer.  The obligations provided for in this Section 11.02 and Section 12.01 and the confidentiality provision contained in Section 7.03 and the provisions of Article XIII shall survive any termination of this Agreement.

Section 9.3

Partial Termination after Initial Closing

.  If any of the Subsequent Closing contemplated by Section 2.09 has not been completed prior to the Subsequent Closing Outside Date (a "Failed Subsequent Closing"), Seller Parent in its sole discretion may elect to terminate this Agreement solely insofar as it pertains to such Failed Subsequent Closing and the Subsequent Closing Assets and Liabilities, subject to such Failed Subsequent Closing and release the parties from their respective obligations to complete such Failed Subsequent Closing, and abandon the transactions contemplated with respect thereto.

Section 9.4

Procedure and Effect of Partial Termination after Initial Closing

.  In the event Seller Parent makes an election pursuant to Section 11.03, written notice thereof shall forthwith be given by Seller Parent to Buyer, and the obligations of the parties in relation to the applicable Failed Subsequent Closing hereunder shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the parties.  For the avoidance of doubt Seller's termination right under Section 11.03 is strictly limited to the transactions contemplated in Section 2.09 and shall in no way affect the terms and conditions of this Agreement insofar as to pertain to any matter other than the Subsequent Closing Assets and Liabilities subject to the Failed Subsequent Closing.  The obligations provided for in this Section 11.04 and Section 12.01, the confidentiality provision contained in Section 7.03 and the provisions of Article XIII shall survive any partial termination of this Agreement.

Section 9.5

Other Remedies

.  In no event shall termination of this Agreement limit or restrict the rights and remedies of any party hereto against any other party which has breached the terms of this Agreement prior to termination hereof.

ARTICLE X

FEES AND EXPENSES: SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

Section 10.1

Fees and Expenses

.  Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated pursuant hereto, Sellers, on the one hand, and Buyer on the other hand, shall pay all fees and expenses incurred by such Person or on such Person's behalf in connection with or in anticipation of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.2

Survival of Representations

.  The representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Initial Closing for three (3) years regardless of any investigation made by or on behalf of any party hereto; provided that (i) the representations made in Sections 5.01 (Organization; Authority), 5.02 (No Violation; Consents and Approvals), 5.05 (Title to Assets), 6.01 (Organization; Authority) and 6.02 (No Violation; Consents and Approvals) shall survive indefinitely and (ii) the representations made in Section 5.13 (Taxes) shall survive for ninety (90) days following the applicable statute of limitations.

Section 10.3

Sellers' Agreement to Indemnify

.  Upon the terms and subject to the conditions of this Article XII, Seller Parent and Company agree, jointly and severally, to indemnify, defend and hold harmless Buyer Parent, Buyer, their Affiliates and their respective directors, officers, employees and representatives (collectively, "Buyer Indemnitees"), at any time and from time to time after the Initial Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by Buyer Indemnitees, directly or indirectly, by reason of, resulting from, arising out of or relating to: (a) any of the Excluded C Liabilities; (b) any breach of any representation or warranty of Seller or the Company contained in or made pursuant to this Agreement or any Seller Related Instrument (which for purposes of this Article XII shall not include the Excepted Ancillary Agreements, it being the intent of the parties that the representations, warranties, covenants and other agreements contained in such Excepted Ancillary Agreements be independent of this Agreement for purposes of this Article XII) or any facts or circumstances constituting such a breach (disregarding for the purpose of quantifying any such Damages, all qualifications therein with respect to materiality or Material Adverse Effect, except for Section 5.04); (c) any breach of any covenant or agreement of Sellers or Company contained in or made pursuant to this Agreement or any Seller Related Instrument or any facts or circumstances constituting such breach; (d) any of the Excluded C Assets; (e) any failure by Seller to comply with any "bulk sales" laws applicable to the transactions contemplated hereby; (f) the business of C Israel, to the extent arising out of any event, circumstance or condition occurring or existing prior to the Initial Closing Date, including any violation of applicable Law resulting from the C Israel Loan Repayment; or (g) any of the 300 Madison Liabilities (the items referred to in clauses (a) through (f) being collectively referred to herein as the "Buyer Claims").  No indemnification payment required to be made pursuant to this Section 12.03 shall be subject to any right of setoff, counterclaim, defense, abatement, suspension, deferment or reduction on an unrelated claim.

Section 10.4

Sellers' Limitation of Liability

.

(a)

Sellers shall have no obligation to indemnify the Buyer Indemnitees for any Buyer Claims pursuant to Section 12.03(b) until the Buyer Indemnitees have suffered Damages in excess of $500,000 in the aggregate with all other Buyer Claims pursuant to Section 12.03(b) at which point Sellers and the Company shall be obligated to indemnify the Buyer Indemnitees for all Damages which exceed $500,000; provided, however, that such limitation shall not apply to the penultimate sentence of Section 5.10(d), Section 5.12 and Sections 5.16(a) and (e).

(b)

Anything in this Agreement to the contrary notwithstanding, the liability of Seller Parent and the Company to indemnify Buyer Indemnitees pursuant to Section 12.03(b) against any Damages sustained by reason of any breach of any representation or warranty of Seller Parent or Company shall be limited to Buyer Claims as to which any of the Buyer Indemnitees has given Seller written notice thereof on or prior to the date, if any, on which survival of such representation or warranty terminates pursuant to Section 12.02, whether or not any Damages have then actually been sustained.

(c)

Anything to the contrary in this Agreement notwithstanding, the liability of Seller Parent and the Company to indemnify Buyer Indemnitees pursuant to Section 12.03(b) shall not exceed $150,000,000.

(d)

For the avoidance of doubt, the foregoing provisions of this Section 12.04 shall not limit or restrict any claim or right of the Buyer Indemnities to indemnification by Sellers Parent and the Company pursuant to any section or provision of this Agreement other than Section 12.03(b), even if the facts or circumstances underlying such claim or right also constitute a breach of a representation or warranty of Sellers hereunder.

Section 10.5

Buyer Parent's and Buyer's Agreement to Indemnify

.  Upon the terms and subject to the conditions of this Article XII, Buyer Parent and Buyer agree, jointly and severally, to indemnify, defend and hold harmless Sellers, their Affiliates and their directors, officers, employees and representatives (collectively, the "Seller Indemnitees") at any time and from time to time after the Initial Closing, from and against all Damages asserted against, resulting to, imposed upon or incurred by Seller Indemnitees, directly or indirectly, by reason of, resulting from, arising out of or relating to: (a) the Assumed C Liabilities; (b) breach of any representation or warranty of Buyer or Buyer Parent contained in or made pursuant to this Agreement or any Buyer Related Instrument (which for purposes of this Article XII shall not include the Excepted Ancillary Agreements, it being the intent of the parties that the representations, warranties, covenants and other agreements contained in such Excepted Ancillary Agreements be independent of this Agreement for purposes of this Article XII) or any facts or circumstances constituting such a breach (disregarding for the purpose of quantifying any such Damages, all qualifications therein with respect to materiality or material adverse effect); (c) breach of any covenant or agreement of Buyer or Buyer Parent contained in or made pursuant to this Agreement or any Buyer Related Instrument or any facts or circumstances constituting such a breach; or (d) the C Israel Support Arrangements (the items referred to in clauses (a) through (d) being collectively referred to herein as the "Seller Claims").  No indemnification payment required to be made pursuant to this Section 12.05 shall be subject to any right of setoff, counterclaim, defense, abatement, suspension, deferment or reduction on an unrelated claim.

Section 10.6

Buyer Parent's and Buyer's Limitation of Liability

.

(a)

Buyer and Buyer Parent shall have no obligation to indemnify the Seller Indemnitees for any Seller Claims in respect of Section 12.05(b) until the Seller Indemnitees have suffered Damages in excess of $500,000 in the aggregate with all other Seller Claims pursuant to Section 12.05(b) at which point Buyer and Buyer Parent shall be obligated to indemnify the Seller Indemnitees for all Damages which exceed $500,000; provided, however, that such limitation shall not apply to Section 6.04.

(b)

Anything in this Agreement to the contrary notwithstanding, the liability of Buyer Parent and Buyer to indemnify Seller Indemnitees pursuant to Section 12.05(b) against any Damages sustained by reason of any Buyer Claim thereunder for a breach of any representation or warranty of Buyer Parent or Buyer shall be limited to Buyer Claims as to which any of Seller Indemnitees has given Buyer Parent or Buyer written notice thereof on or prior to the date, if any, on which survival of such representation or warranty terminates pursuant to Section 12.02, whether or not any Damages have then actually been sustained.

(c)

Anything to the contrary in this Agreement notwithstanding, the liability of Buyer Parent and Buyer to indemnify Seller Indemnitees pursuant to clauses Section 12.05(b) shall not exceed $150,000,000.

(d)

For the avoidance of doubt, the foregoing provisions of this Section 12.06 shall not limit or restrict any claim or right of the Seller Indemnities to indemnification by Buyer and Buyer Parent pursuant to any section or provision of this Agreement other than Section 12.05(b), even if the facts or circumstances underlying such claim or right also constitute a breach of a representation or warranty of Buyer Parent and Buyer hereunder.

Section 10.7

Third Party Claims

.  The obligations and liabilities of Sellers, Buyer Parent and Buyer with respect to Buyer Claims or Seller Claims (collectively, "Claims") involving Liabilities asserted by third parties shall be subject to the following terms and conditions and procedures:

(a)

The indemnified party shall give the indemnifying party prompt notice of any such Claim, including reasonable details of all facts, circumstances and amounts pertaining thereto known to the indemnified party, and the indemnifying party shall have the right to undertake the defense thereof by representatives chosen by it.

(b)

If the indemnifying party, within a reasonable time after notice of any such Claim, fails to assume the defense of such Claim, the indemnified party shall (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

(c)

Anything in this Article XII to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense, to defend, compromise or settle such Claim, and (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any Claim or consent to the entry of any judgment in any manner that admits wrongdoing or any violation of Law or which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect to such Claim.

(d)

Cooperation.  If requested by the indemnifying party, the indemnified Person shall cooperate with the indemnifying party and its counsel in contesting any Claim which the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Claim or any cross-complaint against any Person and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce or eliminate any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party shall reimburse the indemnified Person for any expenses incurred by it in so cooperating or acting at the request of the indemnifying party.

Section 10.8

Other Claims

.  The obligations and liabilities of Sellers, Buyer Parent and Buyer with respect to Claims not involving Liabilities asserted by a third party shall be subject to the following terms and conditions and procedures:

(a)

The indemnified party shall give the indemnifying party prompt notice of any such Claim, including a reasonably detailed description of the facts, circumstances and amounts pertaining thereto, and shall provide all supporting documentation relation thereto as the indemnifying party shall reasonably request in relation to such Claim.

(b)

Any dispute as to the amount existence of any such Claim, the amount thereof, or the indemnified party's right to indemnification with respect thereto pursuant to this Article XII shall be determined and settled by arbitration in New York, New York, pursuant to the Commercial Rules of Arbitration then in effect of the American Arbitration Association.  Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court having competent jurisdiction.  The parties' respective costs and expenses, including attorney's fees incurred in any dispute which is determined and/or settled by arbitration pursuant to this Section 12.08(b) shall be borne by the parties in inverse proportion to their success in such proceeding, as determined and awarded by the arbitrator(s).

Section 10.9

Other Indemnification Provisions

.

(a)

The amount of Damages incurred by any indemnified party shall be reduced by and to the extent that such indemnified party shall have actually received proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of the Claim in respect of such Damages, net of any increased premiums resulting from or similar costs arising out of the making of such claims against such insurance or other arrangements.

(b)

For the avoidance of doubt, the determination of the amount of Damages sustained by any indemnified party in respect of any Claim shall not be reduced by Tax benefits, if any, resulting from or relating to such Claim.

(c)

The indemnification provided for in this Article XII shall be the sole and exclusive remedy for the breach of any representation, warranty, covenant or agreement contained in this Agreement or in respect of any Liabilities or Damages of the nature contemplated by Sections 12.03 or 12.05, as applicable, other than with respect to fraud.

(d)

In no event shall any amount paid or incurred by Buyer or Buyer Parent in respect of any indemnification obligation hereunder be deducted in any way from Gross Revenues, as an element of Operating Cost, or otherwise, for purposes of Section 3.03.

ARTICLE XI

MISCELLANEOUS

Section 11.1

Further Assurances

.  From time to time after the Initial Closing Date, at the request of the other party hereto and at the expense of the party so requesting, Seller and Buyer shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

Section 11.2

Notices

.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested) or by facsimile transmission (receipt of which is confirmed):

(a)

If to Buyer Parent or Buyer, to:

Oppenheimer Holdings Inc.
125 Broad Street
New York, New York  10004
Attention:  Dennis McNamara, Esq.
Telephone:  (212) 668-5771
Facsimile:  (212) 668-8081
Email:  dennis.mcnamara@opco.com

With a copy to:

Borden Ladner Gervais LLP
Scotia Plaza, Suite 4400
40 King Street West
Toronto, Ontario M5H 3Y4
CANADA
Attention:  A. Winn Oughtred, Esq.
Telephone:  (416) 367-6247
Facsimile:  (416) 361-7076
Email:  woughtred@blgcanada.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York  10036
Attention:  Patricia Moran, Esq.
Telephone:  (212) 735-3130
Facsimile:   (917) 777-3130
Email:  pmoran@skadden.com

(b)

If to any Seller, to:

Canadian Imperial Bank of Commerce
199 Bay Street, 11th Floor                                                                Commerce Court West
Toronto, Ontario M5L 1A2
CANADA
Attention:  Robert J. Richardson, Esq.
Telephone:  (416) 304-2788
Facsimile:  (416) 304-4573
Email:  robert.richardson@cibc.com

With a copy to:

Mayer Brown LLP
1675 Broadway
New York, New York  10019-5820
Attention:  James B. Carlson, Esq.
Telephone:  (212) 506-2515
Facsimile:   (212) 849-5515
Email:  jcarlson@mayerbrown.com

and

CIBC World Markets Corp.
425 Lexington Ave
3rd Floor
New York, New York  10017
Attention:  Michael Capatides, Esq.
Telephone:  (212) 667-8301
Facsimile:   (212) 667-8361
Email:  michael.capatides@us.cibc.com

or to such other Person or address as any party shall specify by notice in writing to the other party.  All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered, on the third business day following the date on which so mailed and on the date on which faxed and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

Section 11.3

Bulk Sales Laws

.  Each party hereto hereby waives compliance by Buyer and Seller with the provisions of the "bulk sales," "bulk transfer" and similar Laws of any state.  Seller shall indemnify Buyer against all losses incurred by Buyer or any of its officers, directors or Affiliates as a result of such failure to comply.

Section 11.4

Mail Received After Closing

.  On and after the Initial Closing Date, Buyer may receive and open all mail addressed to Seller or its Subsidiaries and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Transferred C Businesses, the Purchased C Assets or any of the Assumed C Liabilities.

Section 11.5

Entire Agreement

.  This Agreement, the Buyer Disclosure Schedule, the Seller Disclosure Schedule, the Confidentiality Agreement, the Ancillary Agreements and the exhibits, schedules and other documents referred to herein which form a part hereof contain the entire understanding of the parties hereto with respect to their subject matter.  This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

Section 11.6

Severability

.  Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by Law.

Section 11.7

Binding Effect; Assignment

.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly but subject to Section 3.07(c), by (i) Buyer or Buyer Parent without the consent of the Company, except in accordance with Section 2.08 and (ii) Sellers, without the prior written consent of Buyer Parent, except that without the written consent of Buyer or Buyer Parent, any Seller may assign its rights, interests and obligations hereunder to any wholly-owned subsidiary of Seller Parent; provided that no assignment shall limit or affect the assignor's obligations hereunder.

Section 11.8

No Third-Party Beneficiaries

.  This Agreement is not intended and shall not be deemed to confer upon or give any Person except the parties hereto and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

Section 11.9

Counterparts

.  This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.10

Headings

.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 11.11

Governing Law; Jurisdiction

.

(a)

This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

(b)

Except as provided in Section 12.08, each party irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any Legal Proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party agrees to commence any Legal Proceeding relating hereto either in the United States District Court for the Southern District of New York or if such Legal Proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the Supreme Court of the State of New York, New York County.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the Supreme Court of the State of New York, New York County, or (B) the United Sates District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Legal Proceeding brought in any such court has been brought in an inconvenient forum.

Section 11.12

WAIVER OF JURY TRIAL

.  EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY FURTHER WARRANTS AND REPRESENTS IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 11.13

Specific Performance

.  Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto (a) will waive, in any Legal Proceeding for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at Law or in equity, to compel specific performance of this Agreement in any Legal Proceeding instituted hereunder.

Section 11.14

Amendment, Modification and Waiver

.  This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto.  Any failure of a party to comply with any term or provision of this Agreement may be waived by the other parties at any time by an instrument in writing signed by or on behalf of such other parties, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

Section 11.15

No Setoff

.  Notwithstanding anything to the contrary set forth in the Warehouse Facility Agreement, the Loan Trading Facility Agreement, the Subordinated Term Loan Facility Agreement or, if applicable, the Credit Facility, or any ancillary agreement, instrument or document with respect to any of the foregoing, no payments or other obligations owed to Buyer Parent, Buyer or any of their Affiliates under this Agreement shall be subject to any right of setoff, counterclaim, defense, abatement, suspension, deferment or reduction on an unrelated claim.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OPPENHEIMER HOLDINGS INC.

By:
 Name: ______________________
Title: ______________________

OPPENHEIMER & CO. INC.

By:
 Name: ______________________
Title: ______________________

CANADIAN IMPERIAL BANK OF COMMERCE

By:
 Name: ______________________
Title: ______________________

CIBC WORLD MARKETS CORP.

By:
 Name: _____________________
Title: _____________________

CIBC WORLD MARKETS PLC

By:
 Name: _____________________
Title: _____________________